EXECUTION COPY

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

WELLS FARGO BANK N.A.,

Servicer, Master Servicer and Trust Administrator,

UNIVERSAL MASTER SERVICING LLC.,

Servicer,

WASHINGTON MUTUAL MORTGAGE SECURITIES CORP.,

Servicer,

SELECT PORTFOLIO SERVICING, INC.,

Servicer, Special Servicer and Modification Oversight Agent

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of March 1, 2007

relating to

CSMC MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-3

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

26

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

93

SECTION 2.01

Conveyance of Trust Fund.

93

SECTION 2.02

Acceptance by the Trustee.

98

SECTION 2.03

Representations and Warranties of the Seller, Master Servicer, the Modification

Oversight Agent and Servicers.

100

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

103

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

103

SECTION 2.06

Issuance of Certificates.

103

SECTION 2.07

REMIC Provisions.

103

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

111

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

111

SECTION 3.01

Master Servicing and Servicing of Mortgage Loans.

111

SECTION 3.02

Subservicing; Enforcement of the Obligations of Sub-Servicers.

114

SECTION 3.03

Master Servicing by Master Servicer of SPS Serviced Mortgage Loans, UMS

Serviced Mortgage Loans and Wells Fargo Serviced Mortgage Loans

116

SECTION 3.04

Trustee to Act as Master Servicer or Servicer.

117

SECTION 3.05

Collection of Mortgage Loans; Collection Accounts; Certificate Account.

117

SECTION 3.06

Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from

Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

122

SECTION 3.07

Access to Certain Documentation and Information Regarding the Non-Designated

Mortgage Loans; Inspections.

123

SECTION 3.08

Permitted Withdrawals from the Collection Accounts and Certificate Account.

124

SECTION 3.09

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Mortgage

Guaranty Insurance Policy; Claims; Restoration of Mortgaged Property.

126

SECTION 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

130

SECTION 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage

Loans.

131

SECTION 3.12

Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

135

SECTION 3.13

Documents, Records and Funds in Possession a Servicer to be Held for the Trust.

136

SECTION 3.14

Servicing Compensation and Master Servicing Compensation.

137

SECTION 3.15

Access to Certain Documentation.

138

SECTION 3.16

[Reserved].

138

SECTION 3.17

[Reserved].

138

SECTION 3.18

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

138

SECTION 3.19

Special Serviced Mortgage Loans.

139

SECTION 3.20

Designated Mortgage Loans.

139

SECTION 3.21

Indemnification of Servicers and Master Servicer

141

SECTION 3.22

Prepayment Premiums

141

SECTION 3.23

Special Serviced Mortgage Loans.

142

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

144

SECTION 4.01

Priorities of Distribution.

144

SECTION 4.02

Allocation of Losses.

160

SECTION 4.03

Recoveries.

161

SECTION 4.04

Monthly Statements to Certificateholders.

162

SECTION 4.05

Servicers and Master Servicer to Cooperate.

163

SECTION 4.06

Cross-Collateralization; Adjustment to Available Funds

164

SECTION 4.07

Deposit of Uncertificated REMIC Interests.

165

SECTION 4.08

[Reserved]

165

SECTION 4.09

Class 2-A-1 Yield Maintenance Agreement

165

SECTION 4.10

Class 2-A-4 Yield Maintenance Agreement

167

SECTION 4.11

Class 4-A-3 Yield Maintenance Agreement

169

SECTION 4.12

Basis Risk Reserve Fund.

171

SECTION 4.13

The Interest Rate Cap Agreements.

172

ARTICLE V

ADVANCES BY THE MASTER SERVICER AND SERVICERS

174

SECTION 5.01

Advances by the Master Servicer and Servicers.

174

ARTICLE VI

THE CERTIFICATES

175

SECTION 6.01

The Certificates.

175

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

177

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

184

SECTION 6.04

Persons Deemed Owners.

184

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

184

SECTION 6.06

Maintenance of Office or Agency.

185

SECTION 6.07

Book-Entry Certificates.

185

SECTION 6.08

Notices to Clearing Agency.

186

SECTION 6.09

Definitive Certificates.

186

ARTICLE VII

THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE MODIFICATION

OVERSIGHT AGENT, THE SERVICERS, THE SPECIAL SERVICER AND ANY GROUP

1 SPECIAL SERVICER

187

SECTION 7.01

Liabilities of the Seller, the Depositor, the Master Servicer, the Servicers, the

Modification Oversight Agent, the Special Servicer and any Group 1 Special

Servicer.

187

SECTION 7.02

Merger or Consolidation of the Seller, the Depositor, the Master Servicer, the

Modification Oversight Agent, the Servicers, any Group 1 Special Servicer or the

Special Servicer.

187

SECTION 7.03

Limitation on Liability of the Seller, the Depositor, the Master Servicer, the

Modification Oversight Agent, the Servicers, any Group 1 Special Servicer, the

Special Servicer and Others.

188

SECTION 7.04

Master Servicer, the Modification Oversight Agent, and Servicer Not to Resign;

Transfer of Servicing.

189

SECTION 7.05

Master Servicer, Seller, Special Servicer, any Group 1 Special Servicer and

Servicers May Own Certificates.

190

ARTICLE VIII

DEFAULT

191

SECTION 8.01

Events of Default.

191

SECTION 8.02

Master Servicer or Trust Administrator to Act; Appointment of Successor.

194

SECTION 8.03

Notification to Certificateholders.

196

SECTION 8.04

Waiver of Events of Default.

196

ARTICLE IX

CONCERNING THE TRUSTEE

196

SECTION 9.01

Duties of Trustee.

196

SECTION 9.02

Certain Matters Affecting the Trustee.

198

SECTION 9.03

Trustee Not Liable for Certificates or Mortgage Loans.

200

SECTION 9.04

Trustee May Own Certificates.

200

SECTION 9.05

Trustee’s Fees and Expenses.

200

SECTION 9.06

Eligibility Requirements for Trustee.

201

SECTION 9.07

Resignation and Removal of Trustee.

201

SECTION 9.08

Successor Trustee.

202

SECTION 9.09

Merger or Consolidation of Trustee.

203

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

203

SECTION 9.11

Office of the Trustee.

204

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

205

SECTION 10.01

Duties of Trust Administrator.

205

SECTION 10.02

Certain Matters Affecting the Trust Administrator.

207

SECTION 10.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

208

SECTION 10.04

Trust Administrator May Own Certificates.

209

SECTION 10.05

Trust Administrator’s Fees and Expenses.

209

SECTION 10.06

Eligibility Requirements for Trust Administrator.

210

SECTION 10.07

Resignation and Removal of Trust Administrator.

211

SECTION 10.08

Successor Trust Administrator.

212

SECTION 10.09

Merger or Consolidation of Trust Administrator.

212

SECTION 10.10

Appointment of Co-Trust Administrator or Separate Trust Administrator.

212

SECTION 10.11

Office of the Trust Administrator.

214

SECTION 10.12

Tax Return.

214

SECTION 10.13

[Reserved].

214

SECTION 10.14

Determination of Certificate Index.

214

ARTICLE XI

TERMINATION

214

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

214

SECTION 11.02

Determination of the Terminating Entity

217

SECTION 11.03

Procedure Upon Optional Termination or Auction Sale.

218

SECTION 11.04

Additional Termination Requirements.

220

ARTICLE XII

MISCELLANEOUS PROVISIONS

221

SECTION 12.01

Amendment.

221

SECTION 12.02

Recordation of Agreement; Counterparts.

223

SECTION 12.03

Governing Law.

224

SECTION 12.04

Intention of Parties.

224

SECTION 12.05

Notices.

225

SECTION 12.06

Severability of Provisions.

226

SECTION 12.07

Limitation on Rights of Certificateholders.

227

SECTION 12.08

Certificates Nonassessable and Fully Paid.

227

SECTION 12.09

Protection of Assets.

228

SECTION 12.10

Non-Solicitation.

228

SECTION 12.11

Rights of the Yield Maintenance Agreement Counterparty.

229

ARTICLE XIII

EXCHANGE ACT REPORTING

229

SECTION 13.01

Commission Reporting.

229

SECTION 13.02

Form 10-D Reporting

229

SECTION 13.03

Form 10-K Reporting

230

SECTION 13.04

Form 8-K Reporting

232

SECTION 13.05

Delisting; Amendment; Late Filing of Reports

233

SECTION 13.06

Annual Statements of Compliance

234

SECTION 13.07

Annual Assessments of Compliance

235

SECTION 13.08

Accountant’s Attestation

236

SECTION 13.09

Sarbanes-Oxley Certification

237

SECTION 13.10

Indemnification

238

SECTION 13.11

Exchange Act Reporting by WMMSC

238

ARTICLE XIV

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

239

SECTION 14.01

Exercise of Rights of Holder of the Insured Certificates.

239

SECTION 14.02

Trustee and Trust Administrator to Act Solely with Consent of Certificate Insurer.

239

SECTION 14.03

Trust Fund and Accounts Held for Benefit of Certificate Insurer.

239

SECTION 14.04

Claims Upon the Policy; Policy Payments Account.

240

SECTION 14.05

Effect of Payments by Certificate Insurer; Subrogation.

243

SECTION 14.06

Notices to Certificate Insurer.

244

SECTION 14.07

Third Party Beneficiary.

244

SECTION 14.08

Trust Administrator to Hold the Policy.

244

SECTION 14.09

Termination of Certain of Certificate Insurer’s Rights.

245

SECTION 14.10

Survival of Indemnification.

245

EXHIBITS

Exhibit A:

Form of Class A Certificate

A-1

Exhibit B:

Form of Class 1-B and Class C-B Certificates

B-1

Exhibit C:

Form of Class AR, Class AR-L and Class 1-R Certificate

C-1

Exhibit D:

Form of Class A-X and Class 1-X Certificates

D-1

Exhibit E:

Form of Class A-P Certificates

E-1

Exhibit F:

Form of Class PP and Class 1-P Certificate

F-1

Exhibit G:

Form of Class M Certificates

G-1

Exhibit H:

Form of Reverse of Certificates

H-1

Exhibit I:

Form of Servicer Information

I-1

Exhibit I-A

Form of Servicer Information (WMMSC)

I-[13]

Exhibit I-B:

Base Liquidation Report

I-16

Exhibit J:

Form of Initial Certification of Trustee

J-1

Exhibit K:

Form of Final Certification of Trustee

K-1

Exhibit L:

Form of Request for Release

L-1

Exhibit M:

Form of Transferor Certificate

M-1

Exhibit N-1:

Form of Investment Letter

N-1-1

Exhibit N-2:

Form of Rule 144A Letter

N-2-1

Exhibit N-3:

Form of Regulation S Letter

N-3-1

Exhibit O:

Form of Investor Transfer Affidavit and Agreement

O-1

Exhibit P:

Form of Transfer Certificate

P-1

Exhibit Q:

Relevant Servicing Criteria

Q-1

Exhibit R:

Additional Form 10-D Disclosure

R-1

Exhibit S:

Form of Monthly Statement to Certificateholders

S-1

Exhibit T:

Form 8-K Disclosure Information

T-1

Exhibit U:

Form of Annual Certification

U-1

Exhibit V:

Additional Disclosure Notification

V-1

Exhibit W:

Additional Form 10-K Disclosure

W-1

Exhibit X:

Form of Yield Maintenance Agreement

X-1

Exhibit Y:

Form of Certification Regarding Substitution of Defective Mortgage Loans

Y-1

SCHEDULES

Schedule I:

Mortgage Loan Schedule

I-1

Schedule IIA:

Representations and Warranties of DLJMC

IIA-1

Schedule IIB:

Representations and Warranties of Wells Fargo

IIB-1

Schedule IIC:

Representations and Warranties of SPS

IIC-1

Schedule IID:

Representations and Warranties of Wells Fargo

IID-1

Schedule IIE:

Representations and Warranties of UMS

IIE-1

Schedule IIF:

Representations and Warranties of WMMSC

IIF-1

Schedule IIIA:

Representations and Warranties of DLJMC as to the DLJMC Mortgage Loans

IIIA-1

Schedule IVA:

Yield Maintenance Notional Amounts for Class 2-A-1 Certificates

IVA-1

Schedule IVB:

Yield Maintenance Notional Amounts for Class 2-A-4 Certificates

IVB-1

Schedule IVC:

Yield Maintenance Notional Amounts for Class 4-A-3 Certificates

IVC-1

Schedule VA:

Interest Rate Cap Agreement Notional Amounts for the Class 1-M-1 Certificates

VA-1

Schedule VB:

Interest Rate Cap Agreement Notional Amounts for the Class 1-M-2 Certificates …...

VB-1

Schedule VC:

Interest Rate Cap Agreement Notional Amounts for the Class 1-M-3 Certificates

VC-1

Schedule VD:

Interest Rate Cap Agreement Notional Amounts for the Class 1-M-4 Certificates

VD-1

Schedule VE:

Interest Rate Cap Agreement Notional Amounts for the Class 1-M-5 Certificates

VE-1

Schedule VF:

Interest Rate Cap Agreement Notional Amounts for the Class 1-B-1 Certificates

VF-1

Schedule VI:

Aggregate PAC Schedule for Class 2-A-10, Class 2-A-11, Class 2-A-13 and Class 2-

A-16 Certificates…...

VI-1

Schedule VII:

Aggregate TAC Schedule for Class 2-A-1, Class 2-A-3 and Class 2-A-5 Certificates

VII-1

Schedule VIII:

Aggregate TAC Schedule for Class 2-A-1 and Class 2-A-3 Certificates.

VIII-1

Schedule IX:

TAC Schedule for Class 2-A-4 Certificates…...

IX-1

Schedule X:

Aggregate PAC Schedule for Class 4-A-10 and Class 4-A-14 Certificates

X-1

Schedule XI:

TAC Schedule for Class 4-A-3 Certificates…...

XI-1

THIS POOLING AND SERVICING AGREEMENT, dated as of March 1, 2007, is hereby executed by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES  CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), a Delaware corporation, as seller (“Seller”), WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association, in its capacity as a servicer (a “Servicer”), as master servicer (the “Master Servicer”) and as trust administrator (the “Trust Administrator”), UNIVERSAL MASTER SERVICING L.L.C. (“UMS”), as a servicer (a “Servicer”), WASHINGTON MUTUAL MORTGAGE SECURITIES CORP. (“WMMSC”), a Delaware corporation, as a servicer (a “Servicer”), SELECT PORTFOLIO SERVICING, INC. (“SPS”), a Utah corporation, as a servicer (in such capacity, a “Servicer”) as a special servicer (in such capacity , the “Special Servicer”) and as modification oversight agent (in such capacity, the “Modification Oversight Agent”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).  Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below.

PRELIMINARY STATEMENT

As provided herein, the Trust Administrator shall elect that the Trust Fund (exclusive of the Interest Rate Cap Accounts, the Interest Rate Cap Agreements, the Basis Risk Reserve Fund, the Supplemental Interest Trust, the Yield Maintenance Accounts and the Yield Maintenance Agreements) be treated for federal income tax purposes as comprising five real estate mortgage investment conduits (each a “REMIC” or, in the alternative, “Subsidiary REMIC 1,” “Subsidiary REMIC 2,” “Middle REMIC 1,” “Middle REMIC 2,” and “Master REMIC”).  Each Class of Certificates (other than the Class 1-R, Class AR, the Class AR-L Certificates, the Exchangeable Certificates and the Exchangeable REMIC Certificates, and exclusive of (i) the right to receive amounts from the Basis Risk Reserve Fund in the case of each Group 1 Certificate (other than the Class 1-X and Class 1-P Certificates), (ii) the right to receive amounts from the related Interest Rate Cap Account in the case of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates and (iii) the right to receive amounts from the related Yield Maintenance Account in the case of the Class 2-A-1, Class 2-A-4 and Class 4-A-3 Certificates) and each Class of Uncertificated REMIC Interests represents ownership of a regular interest in the Master REMIC for purposes of the REMIC Provisions.  The Class AR Certificates represent ownership of the sole class of residual interest in each of Middle REMIC 1, Middle REMIC 2, and the Master REMIC for purposes of the REMIC Provisions.  The Class 1-R Certificates represent ownership of the sole class of residual interest in Subsidiary REMIC 1 for purposes of the REMIC Provisions.  The Class AR-L Certificates represent ownership of the sole class of residual interest in Subsidiary REMIC 2 for purposes of the REMIC Provisions.

The Master REMIC shall hold as its assets, the Class PP Reserve Fund, the Class 1-P Reserve Fund and the several classes of uncertificated Middle Tier Interests in Middle REMIC 2 other than the Class MT2-R Interest, and each such Middle Tier Interest is hereby designated as a regular interest in Middle REMIC 2.  Middle REMIC 2 shall hold as its assets the several classes of uncertificated Middle Tier Interests in Middle REMIC 1 other than the Class MT1-R Interest, and each such Middle Tier Interest is hereby designated as a regular interest in Middle REMIC 1.  Middle REMIC 1 shall hold as its assets the several classes of uncertificated Lower Tier Interests in Subsidiary REMIC 1 and Subsidiary REMIC 2, other than the Class LT1-R and LT2-R Interests, and each such Lower Tier Interest is hereby designated as a regular interest in the applicable Subsidiary REMIC.  Subsidiary REMIC 1 shall hold as its assets the Mortgage Loans in Loan Group 1, and all collections and accounts related thereto.  Subsidiary REMIC 2 shall hold as its assets the Mortgage Loans in Loan Groups 2, 3 and 4, and all collections and accounts related thereto.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Subsidiary REMIC 1

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each uncertificated REMIC interest in Subsidiary REMIC 1:

Subsidiary REMIC 1 Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates
LT1-1-A-1A	(1)	(3)	1-A-1A
LT1-1-A-1B	(1)	(3)	1-A-1B
LT1-1-A-2	(1)	(3)	1-A-2
LT1-1-A-3A	(1)	(3)	1-A-3A
LT1-1-A-3B	(1)	(3)	1-A-3B
LT1-1-A-4	(1)	(3)	1-A-4
LT1-1-A-5	(1)	(3)	1-A-5
LT1-1-A-6A	(1)	(3)	1-A-6A
LT1-1-A-6B	(1)	(3)	1-A-6B
LT1-1-M-1	(1)	(3)	1-M-1
LT1-1-M-2	(1)	(3)	1-M-2
LT1-1-M-3	(1)	(3)	1-M-3
LT1-1-M-4	(1)	(3)	1-M-4
LT1-1-M-5	(1)	(3)	1-M-5
LT1-1-B-1	(1)	(3)	1-B-1
LT1-Q	(2)	(3)	N/A
LT1-R	(4)	(4)	N/A

________________

(1)

This interest has an initial principal balance equal to one-half of the initial Class Principal Balance of its Corresponding Class of Master REMIC Certificates.

(2)

This interest has an initial principal balance equal to the excess of (i) the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of the Group 1 Mortgage Loans less (ii) the sum of the initial principal balances of each other interest in Subsidiary REMIC 1.

(3)

This interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans (adjusted to account for the Certificate Insurer Premium with respect to the Insured Certificates).

(4)

The Class LT1-R Interest is the sole class of residual interest in Subsidiary REMIC 1.  It does not have an interest rate or a principal balance.  The Class 1-R Certificate represents beneficial ownership interest of the Class LT1-R Interest.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans in Loan Group 1) to the Interests in Subsidiary REMIC 1 at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period, provided, however, that interest that accrues on the Class LT1-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT1-Q Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other Subsidiary REMIC 1 Interests having a principal balance in the manner described below.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans in Loan Group 1 shall be allocated in the following order of priority:

(i)

  First, concurrently, to each Subsidiary REMIC 1 Interest with a Corresponding Class of Certificates until the principal balance of each such Subsidiary REMIC 1 Interest equals one-half of the Class Principal Amount of its Corresponding Class of Certificates immediately after such Distribution Date; and

(ii)  Second, to the Class LT1-Q Interests, any remaining amounts.

On each Distribution Date, Assigned Prepayment Premiums collected in the preceding Prepayment Period in respect of the Mortgage Loans in Loan Group 1 shall be distributed to the Class LT1-Q Interest.

Subsidiary REMIC 2

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each uncertificated REMIC interest in Subsidiary REMIC 2:

Subsidiary REMIC 2 Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates
LT2-Grp 2	(1)	6.00%	N/A
LT2-2-PO	(2)	0.00%	A-P
LT2-2-X	(3)	(3)	A-X
LT2-Grp 3	(4)	5.00%	N/A
LT2-3-PO	(5)	0.00%	A-P
LT2-Grp 4	(6)	5.50%	N/A
LT2-4-PO	(7)	0.00%	A-P
LT2-4-X	(8)	(8)	C-X
LT2-R (9)	$50.00	5.00%	AR-L

________________

(1)

This interest has an initial principal balance equal to the sum of (i) the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 2 Mortgage Loan less (ii) the sum of the following amounts for each Class P Mortgage Loan in Loan Group 2: the applicable Class P Fraction of such Class P Mortgage Loan multiplied by the Stated Principal Balance of such Class P Mortgage Loan as of the Cut-Off Date.

(2)

This interest has an initial principal balance equal to (i) the Initial Class Principal Balance of the Class A-P Certificates less (ii) the portion of such Initial Class Principal Balance that is attributable to any Loan Group other than Loan Group 2.

(3)

This is an interest only interest and does not have a principal balance.  This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on each Group 2 Mortgage Loan that is a Premium Rate Mortgage Loan at a rate equal to the Net Mortgage Rate of such Mortgage Loan less the Required Coupon for Loan Group 2.

(4)

This interest has an initial principal balance equal to the sum of (i) the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 3 Mortgage Loan minus $50.00 less (ii) the sum of the following amounts for each Class P Mortgage Loan in Loan Group 3: the applicable Class P Fraction of such Class P Mortgage Loan multiplied by the Stated Principal Balance of such Class P Mortgage Loan as of the Cut-Off Date.

(5)

This interest has an initial principal balance equal to (i) the Initial Class Principal Balance of the Class A-P Certificates less (ii) the portion of such Initial Class Principal Balance that is attributable to any Loan Group other than Loan Group 3.

(6)

This interest has an initial principal balance equal to the sum of (i) the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 4 Mortgage Loan less (ii) the sum of the following amounts for each Class P Mortgage Loan in Loan Group 4: the applicable Class P Fraction of such Class P Mortgage Loan multiplied by the Stated Principal Balance of such Class P Mortgage Loan as of the Cut-Off Date.

(7)

This interest has an initial principal balance equal to (i) the Initial Class Principal Balance of the Class A-P Certificates less (ii) the portion of such Initial Class Principal Balance that is attributable to any Loan Group other than Loan Group 4.

(8)

This is an interest only interest and does not have a principal balance.  This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on each Group 4 Mortgage Loan that is a Premium Rate Mortgage Loan at a rate equal to the Net Mortgage Rate of such Mortgage Loan less the Required Coupon for Loan Group 4.

(9)

The Class LT2-R Interest is the sole class of residual interest in Subsidiary REMIC 2.  The Class AR-L Certificate represents beneficial ownership interest of the Class LT2-R Interest.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans in Loan Groups 2, 3 and 4) to the Interests in Subsidiary REMIC 2 at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans in Loan Groups 2, 3 and 4 shall be allocated to a Subsidiary REMIC 2 Interest in accordance with the respective amounts of principal collections and realized losses with respect to such Mortgage Loans allocated to any Corresponding Class of Master REMIC Certificates for such Subsidiary REMIC 2 Interest.  Any remaining amounts of principal collections and realized losses and any Assigned Prepayment Premiums payable to the Class PP Certificates with respect to the Mortgage Loans in Loan Groups 2, 3 and 4 shall be allocated to the Class LT2-Grp 2, Class LT2-Grp 3 and Class LT2-Grp 4 Interests, respectively.

Middle REMIC 1

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Middle REMIC 1 Interests.

Middle REMIC 1 Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates
MT1-1-A-1A	(1)	(3)	1-A-1A
MT1-1-A-1B	(1)	(3)	1-A-1B
MT1-1-A-2	(1)	(3)	1-A-2
MT1-1-A-3A	(1)	(3)	1-A-3A
MT1-1-A-3B	(1)	(3)	1-A-3B
MT1-1-A-4	(1)	(3)	1-A-4
MT1-1-A-5	(1)	(3)	1-A-5
MT1-1-A-6A	(1)	(3)	1-A-6A
MT1-1-A-6B	(1)	(3)	1-A-6B
MT1-1-M-1	(1)	(3)	1-M-1
MT1-1-M-2	(1)	(3)	1-M-2
MT1-1-M-3	(1)	(3)	1-M-3
MT1-1-M-4	(1)	(3)	1-M-4
MT1-1-M-5	(1)	(3)	1-M-5
MT1-1-B-1	(1)	(3)	1-B-1
MT1-1-X	(2)	(2)	1-X
MT1-2-X	(4)	(4)	A-X
MT1-4-X	(5)	(5)	A-X
MT1-A-P	(1)	0.00%	A-P
MT1-Grp-2,3&4	(6)(10)	(7)	N/A
MT1-GSA-C-B-1	(8)	(7)	N/A
MT1-GSA-C-B-2	(8)	(7)	N/A
MT1-R	(9)	(9)	N/A

________________

(1)

This interest has an initial principal balance equal to the initial class principal balance of its Corresponding Class of Master REMIC Certificates.

(2)

This interest shall have an initial principal balance of $4,210,085.80.  This interest shall also comprise a notional component, which represents a regular interest in Middle REMIC 1.  The notional component has a notional balance that will at all times equal the aggregate of the class principal balances of the Subsidiary REMIC Interests in Subsidiary REMIC 1, and, for each Distribution Date (and the related Accrual Period) this notional component shall bear interest at a per annum rate equal to the excess, if any, of (i) the weighted average of the interest rates on the Subsidiary REMIC Interests in Subsidiary REMIC 1, over (ii) the Adjusted Subsidiary REMIC 1 WAC.

(3)

This interest shall be entitled to receive on each Distribution Date interest at a per annum rate equal to the interest rate on its Corresponding Class of Master REMIC Certificates.

(4)

This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on the Class LT2-2-X interest.

(5)

This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on the Class LT2-4-X interest.

(6)

This interest has an initial principal balance equal to the product of 99% and (i) the aggregate of the Stated Principal Balances of each Mortgage Loan in Loan Groups 2, 3 and 4 as of the Cut-Off Date minus $50.00 less (ii) the aggregate Initial Principal Balances of the Class LT2-2-PO, Class LT2-3-PO and Class LT2-4-PO Interests.

(7)

This interest shall bear interest at a rate equal to the weighted average rate of the Class LT2-Grp-2, LT2-Grp-3 and LT2-Grp-4 Interests, weighted on the outstanding principal balances of such interests.

(8)

Each of these interests has an initial principal balance equal to the product of 0.5% and (i) the aggregate of the Stated Principal Balances of each Mortgage Loan in Loan Groups 2, 3 and 4 as of the Cut-Off Date minus $50.00  less (ii) the aggregate Initial Principal Balances of the Class LT2-2-PO, Class LT2-3-PO and Class LT2-4-PO Interests.

(9)

The Class MT1-R Interest is the sole class of residual interest in Middle REMIC 1.  It does not have an interest rate or a principal balance.

(10)

This interest shall also be entitled to receive Assigned Prepayment Premiums payable to the Class PP Certificates in respect of Mortgage Loans in Group 2, Group 3 or Group 4.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans in Loan Group 1) to the Interests in Middle REMIC 1 with a Corresponding Class of Group 1 Certificates at the rates for such Corresponding Class of Certificates, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans in Loan Group 1 shall be allocated in the following order of priority:

(i)

  First, concurrently, to the Class MT1-1-A-1A, Class MT1-1-A-1B, Class MT1-1-A-2, Class MT1-1-A-3A, Class MT1-1-A-3B, Class MT1-1-A-4, Class MT1-1-A-5, Class MT1-1-A-6A, Class MT1-1-A-6B, Class MT1-1-M-1, Class MT1-1-M-2, Class MT1-1-M-3, Class MT1-1-M-4, Class MT1-1-M-5 and Class MT1-1-B-1 Interests until the principal balance of each such Middle REMIC 1 Interest equals the Class Principal Balance of its Corresponding Class of Certificates immediately after such Distribution Date; and

(ii)  Second, to the Class MT1-1-X Interest, any remaining amounts.

On each Distribution Date, Assigned Prepayment Premiums distributed to the Class LT1-Q Interest in Subsidiary REMIC 1 shall be deemed to have been passed through to the Class MT1-1-X Interest in Middle REMIC 1 on such Distribution Date.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans in Loan Groups 2, 3 and 4) to the Interests in Middle REMIC 1 with a corresponding Class of Group 2, Group 3 or Group 4 Certificates at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period; provided, however, that interest that accrues on the Class MT1-Grp-2,3&4 Interest shall be deferred to the extent necessary to make the principal distributions described below on the Class MT1-GSA-C-B-1 and Class MT1-GSA-C-B-2 Interests.  Any interest so deferred on the Class MT1-Grp-2,3&4 Interest shall itself bear interest at the interest rate of such Interest.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans in Loan Groups 2, 3 and 4 shall be allocated as follows:

First, to each Middle REMIC Interest corresponding to Loan Groups 2, 3 and 4 in accordance with the respective amounts of principal collections and realized losses with respect to such Mortgage Loans allocated to any Corresponding Class of Master REMIC Certificates for such Middle REMIC Interest; and

Second, provided a Group C-B Certificate is still outstanding, to the Class MT1-GSA-C-B-1 and Class MT1-GSA-C-B-2 Interests, the minimum amount (including deferred interest on the Class MT1-Grp-2,3&4 Interest to the extent necessary) to each such that, following such allocations:

(i)

the weighted average of the interest rates of such classes (determined by subjecting the Class MT1-GSA-C-B-1 Interest to a floor of 7.5274% and the Class MT1-GSA-C-B-2 Interest to a cap of 4.000%) equals the pass-through rate of the Group C-B Certificates for the following Accrual Period; and

(ii)

the aggregate of the principal balances of the Class MT1-GSA-C-B-1 and Class MT1-GSA-C-B-2 Interests is no greater than 1% of the aggregate of the principal balances of the Class LT2-Grp 2, Class LT2-Grp 3 and Class LT2-Grp 4 Interests as of such Distribution Date.

Third, if the Group C-B Certificates are no longer outstanding, to the Class MT1-GSA-C-B-1 and Class MT1-GSA-C-B-2 Interests, pro rata, based on their outstanding principal amounts until the aggregate of the principal balances of the Class MT1-GSA-C-B-1 and Class MT1-GSA-C-B-2 Interests equals 1% of the aggregate of the principal balances of the Class LT2-Grp 2, Class LT2-Grp 3 and Class LT2-Grp 4 Interests as of such Distribution Date; and

Fourth, to the Class MT1-Grp-2,3&4 Interest.

Middle REMIC 2

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Middle REMIC 2 Interests.

Middle REMIC 2 Interests	Initial Principal Balance	Interest Rate (per annum)	Corresponding Class of Master REMIC Certificates
MT2-A-X	(1)	(1)	A-X
MT2-A-P	(2)	0.00%	A-P
MT2-1-A-1A	(2)	(3)	1-A-1A
MT2-1-A-1B	(2)	(3)	1-A-1B
MT2-1-A-2	(2)	(3)	1-A-2
MT2-1-A-3A	(2)	(3)	1-A-3A
MT2-1-A-3B	(2)	(3)	1-A-3B
MT2-1-A-4	(2)	(3)	1-A-4
MT2-1-A-5	(2)	(3)	1-A-5
MT2-1-A-6A	(2)	(3)	1-A-6A
MT2-1-A-6B	(2)	(3)	1-A-6B
MT2-1-M-1	(2)	(3)	1-M-1
MT2-1-M-2	(2)	(3)	1-M-2
MT2-1-M-3	(2)	(3)	1-M-3
MT2-1-M-4	(2)	(3)	1-M-4
MT2-1-M-5	(2)	(3)	1-M-5
MT2-1-B-1	(2)	(3)	1-B-1
MT2-1-X	(4)	(4)	1-X
MT2-2-A-1	(2)	6.000%	2-A-1, 2-A-2
MT2-2-A-3	(2)	6.000%	2-A-3
MT2-2-A-4	(2)	6.000%	2-A-4, 2-A-17
MT2-2-A-5	(2)	6.000%	2-A-5
MT2-2-A-6	(2)	6.000%	2-A-6
MT2-2-A-7	(2)	6.000%	2-A-7
MT2-2-A-8	(2)	6.000%	2-A-8
MT2-2-A-9	(2)	6.000%	2-A-9
MT2-2-A-10	(2)	6.000%	2-A-10
MT2-2-A-11	(2)	6.000%	2-A-11
MT2-2-A-12	(2)	6.000%	2-A-12
MT2-2-A-13	(2)	6.000%	2-A-13, 2-A-15
MT2-2-A-14	(2)	6.000%	2-A-14
MT2-2-A-16	(2)	6.000%	2-A-16, 2-A-18
MT2-3-A-1	(2)	5.000%	3-A-1
MT2-3-A-2	(2)	5.000%	3-A-2
MT2-3-A-4	(2)	5.000%	3-A-4
MT2-4-A-1	(2)	5.000%	4-A-1
MT2-4-A-2	(2)	5.500%	4-A-2
MT2-4-A-3	(2)	5.500%	4-A-3, 4-A-7
MT2-4-A-4	(2)	5.500%	4-A-4
MT2-4-A-5	(2)	5.000%	4-A-5
MT2-4-A-6	(2)	7.000%	4-A-6, 4-A-12
MT2-4-A-8	(2)	5.500%	4-A-8
MT2-4-A-9	(2)	5.500%	4-A-9
MT2-4-A-10	(2)	5.500%	4-A-10
MT2-4-A-11	(2)	5.500%	4-A-11
MT2-4-A-13	(2)	5.500%	4-A-13
MT2-4-A-14	(2)	5.500%	4-A-14
MT2-C-B-A	(5)(8)	(6)	C-B Certificates
MT2-C-B-B	(5)	(6)	C-B Certificates
MT2-R	(7)	(7)	N/A

____________________

(1)

This interest does not have a principal balance and shall be entitled to receive on each Distribution Date the aggregate amount of interest that accrues on the Class MT1-2-X and Class MT1-4-X Interests.

(2)

This interest has an initial principal balance equal to the class principal balance of its Corresponding Class of Master REMIC Certificates.

(3)

This interest shall be entitled to receive on each Distribution Date interest at a per annum rate equal to the interest rate on its Corresponding Class of Master REMIC Certificates.

(4)

This interest has an initial principal balance equal to the initial class principal balance of the Class MT1-1-X Interest in Middle REMIC 1.  This interest shall be entitled to receive on each Distribution Date interest equal to that payable on the Class MT1-1-X Interest.

(5)

This interest has an initial principal balance equal to one half of the aggregate class principal balance of the Group C-B Certificates.

(6)

This Class shall bear interest at the same rate as the Group C-B Certificates.

(7)

The Class MT2-R Interest is the sole class of residual interest in Middle REMIC 2.  It does not have an interest rate or a principal balance.

(8)

This interest shall also be entitled to receive Assigned Prepayment Premiums payable to the Class PP Certificates in respect of Mortgage Loans in Group 2, Group 3 or Group 4.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans) to the Interests in Middle REMIC 2 at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans shall be allocated to each Middle REMIC 2 Interest in accordance with the respective amounts of principal collections and realized losses with respect to such Mortgage Loans allocated to any Corresponding Class of Master REMIC Certificates for such Middle REMIC Interest; provided that any allocation between the Class MT2-C-B-A and Class MT2-C-B-B Interests shall be made equally between such Interests.

On each Distribution Date, Assigned Prepayment Premiums distributed to the MT1-1-X Interest in Middle REMIC 1 shall be deemed to have been passed through to the Class MT2-1-X Interest in Middle REMIC 2 on such Distribution Date.

Master REMIC

Master REMIC Class Designation	Initial Class Principal or Class Notional Amount	Pass-Through Rate	Minimum Denominations	Integral Multiples in Excess of Minimum Denominations
1-A-1A	$317,577,000	5.8368%(1)	$25,000	$1
1-A-1B	$20,270,000	5.9430%(1)	$25,000	$1
1-A-2	$37,000,000	5.5870%(1)	$25,000	$1
1-A-3A	$95,815,000	5.7456%(1)	$25,000	$1
1-A-3B	$8,477,000	5.8461%(1)	$25,000	$1
1-A-4	$58,600,000	5.8614%(2)	$25,000	$1
1-A-5	$16,329,000	5.9575%(3)	$25,000	$1
1-A-6A	$92,873,000	5.5789%(4)	$25,000	$1
1-A-6B	$12,664,000	5.6981%(5)	$25,000	$1
2-A-1	$40,000,000	Variable(6)	$1,000	$1
2-A-2	$40,000,000*	Variable(7)	$100,000	$1
2-A-3	$1,000	6.000%	$1,000	N.A.
2-A-4	$60,599,499	Variable(8)	$1,000	$1
2-A-5	$1,279,702	6.000%	$25,000	$1
2-A-6	$3,250,799	6.000%	$25,000	$1
2-A-7	$700,000	6.000%	$1,000	$1
2-A-8	$1,000	6.000%	$1,000	N.A.
2-A-9	$1,000	6.000%	$1,000	N.A.
2-A-10	$100,000,000	6.000%	$1,000	$1
2-A-11	$6,000,000	6.000%	$1,000	$1
2-A-12	$30,000,000	6.000%	$25,000	$1
2-A-13	$50,000,000	5.625%	$1,000	$1
2-A-14	$6,465,000	6.000%	$25,000	$1
2-A-15	$12,500,000*	1.500%	$100,000	$1
2-A-16(9)	$56,320,000	5.750%	$1,000	$1
2-A-17	$60,599,499*	Variable(10)	$100,000	$1
2-A-18(9)	$56,320,000*	0.250%	$100,000	$1
2-A-19(11)	$56,320,000	6.000%	$1,000	$1
3-A-1(9)	$18,510,000	5.000%	$1,000	$1
3-A-2(9)	$255,900	5.000%	$1,000	$1
3-A-3(11)	$23,457,900	5.000%	$1,000	$1
3-A-4(9)	$4,692,000	5.000%	$25,000	$1
4-A-1	$60,000,000	5.000%	$1,000	$1
4-A-2	$3,360,000	5.500%	$25,000	$1
4-A-3	$27,482,788	Variable(12)	$1,000	$1
4-A-4	$50,636,000	5.500%	$25,000	$1
4-A-5	$21,500,000	5.000%	$1,000	$1
4-A-6	$27,166,666	Variable(13)	$1,000	$1
4-A-7	$27,482,788*	Variable(14)	$100,000	$1
4-A-8	$1,000	5.500%	$1,000	N.A.
4-A-9	$1,000	5.500%	$1,000	N.A.
4-A-10(9)	$46,080,000	5.500%	$1,000	$1
4-A-11	$2,540,000	5.500%	$25,000	$1
4-A-12	$27,166,666*	Variable(15)	$100,000	$1
4-A-13	$6,375,875	5.500%	$1,000	$1
4-A-14(9)	$1,109,670	5.500%	$1,000	$1
4-A-15(11)	$47,189,670	5.500%	$1,000	$1
A-X	$27,515,385*	6.000%	$100,000	$1
A-P	$1,950,684	(16)	$25,000	$1
1-M-1	$16,139,000	Variable(17)	$25,000	$1
1-M-2	$8,771,000	Variable(18)	$25,000	$1
1-M-3	$2,456,000	Variable(19)	$25,000	$1
1-M-4	$4,211,000	Variable(20)	$25,000	$1
1-M-5	$2,806,000	Variable(21)	$25,000	$1
C-B-1	$9,307,000	Variable(22)	$25,000	$1
C-B-2	$2,246,000	Variable(22)	$25,000	$1
C-B-3	$1,283,000	Variable(22)	$25,000	$1
C-B-4	$1,283,000	Variable(22)	$25,000	$1
C-B-5	$642,000	Variable(22)	$25,000	$1
C-B-6	$642,287	Variable(22)	$25,000	$1
1-B-1	$3,509,000	Variable(23)	$25,000	$1
1-R	$100	0.000%	20%(24)	20%
AR(25)	$50	5.000%	20%(24)	20%
AR-L(26)	$50	5.000%	20%(24)	20%
1-P(27)	$400	N.A.	10%	1%
PP(28)	$641,682,972*	N.A.	10%	1%
1-X(29)	$701,707,186*	N.A.	10%	1%

* Identifies a Class Notional Amount

______________________

(1)

These certificates are subject to a limitation on its Pass-Through Rate equal to the Net Funds Cap.

(2)

The Class 1-A-4 Certificates are subject to a limitation on its Pass-Through Rate equal to the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the lesser of (i) 6.3614% and (ii) the Net Funds Cap.

(3)

The Class 1-A-5 Certificates are subject to a limitation on its Pass-Through Rate equal to the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the lesser of (i) 6.4575% and (ii) the Net Funds Cap.

(4)

The Class 1-A-6A Certificates are subject to a limitation on its Pass-Through Rate equal to the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the lesser of (i) 6.0789% and (ii) the Net Funds Cap.

(5)

The Class 1-A-6B Certificates are subject to a limitation on its Pass-Through Rate equal to the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the lesser of (i) 6.1981% and (ii) the Net Funds Cap.

(6)

The initial Pass-Through Rate on the Class 2-A-1 Certificates is 5.920% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 2-A-1 Certificates will be equal to the Certificate Index plus 0.600%, but no more than 9.500% per annum and no less than 0.600% per annum; provided, however, that when one-month LIBOR (as defined in the Class 2-A-1 Yield Maintenance Agreement), is greater than 5.400%, a portion of the interest distributed to the Class 2-A-1 Certificates will not come from payments on the Mortgage Loans but rather from the Class 2-A-1 Yield Maintenance Agreement, pursuant to Section 4.09(f).  After the Class 2-A-1 Yield Maintenance Agreement terminates immediately following the Distribution Date in May 2011, the maximum Pass-Through Rate will be 6.000% per annum.

(7)

The initial Pass-Through Rate on the Class 2-A-2 Certificates is 0.080% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 2-A-2 Certificates will be equal to 5.400% minus the Certificate Index, but no less than 0.000% per annum and no more than 5.400% per annum.

(8)

The initial Pass-Through Rate on the Class 2-A-4 Certificates is 5.920% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 2-A-4 Certificates will be equal to the Certificate Index plus 0.600%, but no more than 99.600% per annum and no less than 0.600% per annum; provided, however, that when one-month LIBOR (as defined in the Class 2-A-4 Yield Maintenance Agreement), is greater than 5.400%, a portion of the interest distributed to the Class 2-A-4 Certificates will not come from payments on the Mortgage Loans but rather from the Class 2-A-4 Yield Maintenance Agreement, pursuant to Section 4.10(f).  After the Class 2-A-4 Yield Maintenance Agreement terminates immediately following the Distribution Date in September 2010, the maximum Pass-Through Rate will be 6.000% per annum.

(9)

These Class shall be issued in uncertificated form and shall constitute the Uncertificated REMIC Interests.  Each Class of Exchangeable REMIC Certificates issued under the Trust Agreement will be entitled to the same distributions of interest and principal, as applicable, as the corresponding Uncertificated REMIC Interest.

(10)

The initial Pass-Through Rate on the Class 2-A-17 Certificates is 0.080% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 2-A-17 Certificates will be equal to 5.400% minus the Certificate Index, but no less than 0.000% per annum and no more than 5.400% per annum.

(11)

These Certificates are Exchangeable Certificates which will not be issued under this Pooling and Servicing Agreement and are not interests in the Master REMIC.  The Exchangeable Certificates are issued under the Trust Agreement.

(12)

The initial Pass-Through Rate on the Class 4-A-3 Certificates is 5.920% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 4-A-3 Certificates will be equal to the Certificate Index plus 0.600%, but no more than 99.600% per annum and no less than 0.600% per annum; provided, however, that when one-month LIBOR (as defined in the Class 4-A-3 Yield Maintenance Agreement), is greater than 4.900%, a portion of the interest distributed to the Class 4-A-3 Certificates will not come from payments on the Mortgage Loans but rather from the Class 4-A-3 Yield Maintenance Agreement, pursuant to Section 4.11(f).  After the Class 4-A-3 Yield Maintenance Agreement terminates immediately following the Distribution Date in August 2013, the maximum Pass-Through Rate will be 5.500% per annum.

(13)

The initial Pass-Through Rate on the Class 4-A-6 Certificates is 5.570% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 4-A-6 Certificates will be equal to  the Certificate Index plus 0.250%, but no more than 7.000% per annum and no less than 0.250% per annum.

(14)

The initial Pass-Through Rate on the Class 4-A-7 Certificates is 0.000% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 4-A-7 Certificates will be equal to 4.900% minus the Certificate Index, but no less than 0.000% per annum and no more than 4.900% per annum.

(15)

The initial Pass-Through Rate on the Class 4-A-12 Certificates is 1.430% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 4-A-12 Certificates will be equal to 6.750% minus the Certificate Index, but no less than 0.000% per annum and no more than 6.750% per annum.

(16)

These certificates are not entitled to payments in respect of interest.

(17)

The initial Pass-Through Rate on the Class 1-M-1 Certificates is 6.020% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will be equal to the least of (i) the Certificate Index plus 0.700%, (ii) 11.00% and (iii) the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the least of (i) the Certificate Index plus 1.050%, (ii) 11.00% and (iii) the Net Funds Cap.

(18)

The initial Pass-Through Rate on the Class 1-M-2 Certificates is 6.420% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will be equal to the least of (i) the Certificate Index plus 1.100%, (ii) 11.00% and (iii) the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the least of (i) the Certificate Index plus 1.600%, (ii) 11.00% and (iii) the Net Funds Cap.

(19)

The initial Pass-Through Rate on the Class 1-M-3 Certificates is 6.570% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will be equal to the least of (i) the Certificate Index plus 1.250%, (ii) 11.00% and (iii) the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the least of (i) the Certificate Index plus 1.750%, (ii) 11.00% and (iii) the Net Funds Cap.

(20)

The initial Pass-Through Rate on the Class 1-M-4 Certificates is 6.570% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will be equal to the least of (i) the Certificate Index plus 1.250%, (ii) 11.00% and (iii) the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the least of (i) the Certificate Index plus 1.750%, (ii) 11.00% and (iii) the Net Funds Cap.

(21)

The initial Pass-Through Rate on the Class 1-M-5 Certificates is 6.820% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum pass through rate on these certificates will be equal to the least of (i) the Certificate Index plus 1.500%, (ii) 11.00% and (iii) the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the least of (i) the Certificate Index plus 2.000%, (ii) 11.00% and (iii) the Net Funds Cap.

(22)

The initial Pass-Through Rate on the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates is 5.7637% per annum.  On any Distribution Date, the Pass-Through Rate on these Certificates will be a per annum rate equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 6.000% and (y) the Group C-B Component Balance for the Group 2 Mortgage Loans immediately prior to such Distribution Date, (ii) the product of (x) 5.000% and (y) the Group C-B Component Balance for the Group 3 Mortgage Loans immediately prior to such Distribution Date, and (iii) the product of (x) 5.500% and (y) the Group C-B Component Balance for the Group 4 Mortgage Loans immediately prior to such Distribution Date divided by (b) the aggregate of the Group C-B Component Balances for the Group 2, Group 3 and Group 4 Mortgage Loans immediately prior to such Distribution Date.

(23)

The initial Pass-Through Rate on the Class 1-B-1 Certificates is 7.320% per annum.  On each Distribution Date after the first Distribution Date and on or prior to the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will be equal to the least of the (i) Certificate Index plus 2.00%, (ii) 11.00% and (iii) the Net Funds Cap.  After the first possible Optional Termination Date for the Group 1 Mortgage Loans, the per annum Pass-Through Rate on these certificates will equal the least of (i) the Certificate Index plus 2.500%, (ii) 11.00% and (iii) the Net Funds Cap.

(24)

The Class AR, Class AR-L and Class 1-R Certificates are issued in minimum Percentage Interests of 20% and 20% increments in excess thereof, except that one Certificate of each of such Classes may be issued in an amount of $0.01.

(25)

The Class AR Certificates shall represent beneficial ownership of the MT1-R and MT2-R interests and of the residual interest in the Master REMIC.

(26)

The Class AR-L Certificates shall represent beneficial ownership of the LT2-R Interest.

(27)

The Class 1-P Certificates will be entitled to receive Assigned Prepayment Premiums on the Group 1 Mortgage Loans.

(28)

The Class PP Certificates will be entitled to receive Assigned Prepayment Premiums on the Group 2, Group 3 and Group 4 Mortgage Loans.

(29)

The Class 1-X Certificates shall represent ownership of a regular interest in the Master REMIC (the “Class 1-X Interest”).  Such regular interest shall be entitled to receive on each Distribution Date the amounts distributable on the Class MT2-1-X interest on such Distribution Date.  In addition, for federal income tax purposes, the Class 1-X Certificates shall represent ownership of the Basis Risk Reserve Fund and the Interest Rate Cap Accounts.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention the Trust Administrator shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

Set forth below are designations of Classes of Certificates to the categories used herein:

Accretion Directed Certificates

The Class 2-A-1, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-8, Class 4-A-3 and Class 4-A-8 Certificates.

Accrual Certificates

The Class 2-A-3, Class 2-A-5, Class 2-A-6, Class 2-A-8, Class 2-A-9, Class 4-A-8 and Class 4-A-9 Certificates.

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

Class A Certificates

The Class 1-A-1A, Class 1-A-1B, Class 1-A-2, Class 1-A-3A, Class 1-A-3B, Class 1-A-4, Class 1-A-5, Class 1-A-6A, Class 1-A-6B, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17, Class 2-A-18, Class 3-A-1, Class 3-A-2, Class 3-A-4, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 4-A-9, Class 4-A-10, Class 4-A-11, Class 4-A-12, Class 4-A-13, Class 4-A-14, Class AR and Class AR-L Certificates.

Class P Certificates

The Class A-P Certificates

Class X Certificates

The Class A-X Certificates.

ERISA-Restricted Certificates

Residual Certificates, Private Certificates, and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.

ERISA-Restricted Cap Certificates

The Class 2-A-4 and Class 4-A-3 Certificates.

Exchangeable Certificates

The Class 2-A-19, Class 3-A-3 and Class 4-A-15 Certificates issued under the Trust Agreement.

Exchangeable REMIC Certificates

The Class 2-A-16, Class 2-A-18, Class 3-A-1, Class 3-A-2, Class 3-A-4, Class 4-A-10 and Class 4-A-14 Certificates issued under the Trust Agreement.

Floating Rate Certificates

The Class 2-A-1, Class 2-A-4, Class 4-A-3 and Class 4-A-6 Certificates.

Group 1 Certificates

Group 1 Senior Certificates and Group 1 Subordinate Certificates.

Group 2 Certificates

The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 2-A-7, Class 2-A-8, Class 2-A-9, Class 2-A-10, Class 2-A-11, Class 2-A-12, Class 2-A-13, Class 2-A-14, Class 2-A-15, Class 2-A-16, Class 2-A-17 and Class 2-A-18 Certificates.

Group 3 Certificates

The Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class AR and Class AR-L Certificates.

Group 4 Certificates

The Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 4-A-9, Class 4-A-10, Class 4-A-11, Class 4-A-12, Class 4-A-13 and Class 4-A-14 Certificates.

Group C-B Certificates

The Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6  Certificates.

Group 1 LIBOR Certificates

The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates.

Group 1 Mezzanine Certificates

The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4 and Class 1-M-5 Certificates.

Group 1 Senior Certificates

The Class 1-A-1A, Class 1-A-1B, Class 1-A-2, Class 1-A-3A, Class 1-A-3B, Class 1-A-4, Class 1-A-5, Class 1-A-6A, Class 1-A-6B and Class 1-R Certificates.

Group 1 Subordinate Certificates

The Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-B-1 and Class 1-X Certificates.

Insured Certificates

The Class 1-A-4 and Class 1-A-5 Certificates.

Interest-Only Certificates

The Class 2-A-2, Class 2-A-15, Class 2-A-17, Class 2-A-18, Class 4-A-7, Class 4-A-12 and Class A-X Certificates.

Inverse Floating Rate Certificates

The Class 2-A-2, Class 2-A-17, Class 4-A-7 and Class 4-A-12 Certificates.

LIBOR Certificates

The Floating Rate Certificates and the Inverse Floating Rate Certificates.

Lockout Certificates

The Class 1-A-6A, Class 1-A-6B, Class 2-A-12, Class 2-A-14, Class 3-A-4, Class 4-A-4 and Class 4-A-11 Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Physical Certificates

The Residual Certificates and the Private Certificates.

Planned Principal Certificates

The Class 2-A-10, Class 2-A-11, Class 2-A-13, Class 2-A-16, Class 4-A-10 and Class 4-A-14 Certificates

Principal Only Certificates

The Class A-P Certificates.

Private Certificates

The Class 1-B-1, Class PP, Class 1-P, Class 1-X, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates.

Rating Agencies

S&P, Fitch and Moody’s.

Regular Certificates

All Classes of Certificates other than the Residual Certificates.

Residual Certificates

The Class AR, Class AR-L and Class 1-R Certificates.

Senior Certificates

The Group 1 Senior Certificates, Group 2, Group 3, Group 4, Class A-X and Class A-P Certificates.

Subordinate Certificates

The Group 1 Subordinate Certificates and Group C-B Certificates.

Targeted Principal Class

The Class 2-A-1, Class 2-A-3, Class 2-A-4, Class 2-A-5 and Class 4-A-3 Certificates

Uncertificated REMIC Interests

The Class 2-A-16, Class 2-A-18, Class 3-A-1, Class 3-A-2, Class 3-A-4, Class 4-A-10 and Class 4-A-14 Certificates issued under this Pooling and Servicing Agreement.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders and the Certificate Insurer.  The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  The principal balance of the Group 1 Mortgage Loans as of the Cut-off Date is $701,707,185.80.  The principal balance of the Group CB Mortgage Loans as of the Cut-off Date is $641,682,972.46.  The principal balance of the Mortgage Loans as of the Cut-off Date is $1,343,390,158.26.

The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders under this Agreement.  However, the Depositor and the Seller will hereunder absolutely assign and, as a precautionary matter grant a security interest, in and to its rights, if any, in the related Mortgage Loans to the Trustee on behalf of Certificateholders to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

W I T N E S S E T H   T H A T:

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Modification Oversight Agent, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant’s Attestation:  The attestation required from an Accountant pursuant to Section 13.08.

Accretion Termination Date:  The Class 2-A-3 Accretion Termination Date, Class 2-A-5 Accretion Termination Date, Class 2-A-6 Accretion Termination Date, Class 2-A-8 Accretion Termination Date, Class 2-A-9 Accretion Termination Date, Class 4-A-8 Accretion Termination Date or Class 4-A-9 Accretion Termination Date, as applicable.

Accrual Period:  For any interest-bearing Class of Certificates (other than the LIBOR Certificates) and for each Class of Lower Tier Interests, and any Distribution Date, the calendar month immediately preceding that Distribution Date.   For the LIBOR Certificates (other than Group 1 LIBOR Certificates), the period from and including the 25th day of the calendar month immediately preceding that Distribution Date to and including the 24th day of the calendar month of the Distribution Date.  For the Group 1 LIBOR Certificates, the period from and including the Distribution Date immediately preceding the related Distribution Date (or  in the case of the first Distribution Date, the Closing Date) to and including the day immediately preceding the related Distribution Date.

Additional Data Remittance Date:  With respect to any Distribution Date and the Master Servicer, SPS or Wells Fargo, no later than twelve noon, five Business Days before the related Distribution Date.

Additional Disclosure Notification: As defined in Section 13.02.

Additional Form 10-D Disclosure: As defined in Section 13.02.

Additional Form 10-K Disclosure: As defined in Section 13.03.

Additional Servicer: means each affiliate of the Depositor that Services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor, who Services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Item 1123 Certification is required to be delivered).  For clarification purposes, the Master Servicer and the Trust Administrator are Additional Servicers.

Adjusted Subsidiary REMIC 1 WAC:  For any Distribution Date (and the related Accrual Period) the product of (i) two and (ii) the weighted average of the interest rates for such Distribution Date of the Subsidiary REMIC 1 Interests with a Corresponding Class of Master REMIC Certificates and the Class LT1-Q Interest, weighted in proportion to their class principal balances as of the beginning of the related Accrual Period, and computed by subjecting the rate on the Class LT1-Q to a cap of 0.00% and by subjecting the rate on each remaining Subsidiary REMIC 1 Interest to a cap equal to the Pass-Through Rate for the Corresponding Class of Master REMIC Certificates; provided that, in the case of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, such Pass-Through Rate shall be multiplied by the quotient of (i) the actual number of days in the Accrual Period divided by (ii) 30.

Advance:  With respect to any Non-Designated Mortgage Loan, the payment required to be made by a Servicer, SPS or the Master Servicer, as applicable, with respect to any Distribution Date pursuant to Section 5.01.

With respect to any Countrywide Serviced Mortgage Loan, the payment required to be made by (i) Countrywide with respect to any Distribution Date pursuant to Section 11.19 of the Countrywide Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.20(b) of this Agreement.

With respect to any IndyMac Serviced Mortgage Loan, the payment required to be made by (i) IndyMac with respect to any Distribution Date pursuant to Section 5.03 of the IndyMac Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.20(b) of this Agreement.

With respect to any SunTrust Serviced Mortgage Loan, the payment required to be made by (i) SunTrust with respect to any Distribution Date pursuant to Section 5.03 of the SunTrust Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.20(b) of this Agreement.

With respect to any WaMu Serviced Mortgage Loan, the payment required to be made by (i) WaMu with respect to any Distribution Date pursuant to Section 2.16 of the WaMu Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.20(b) of this Agreement.

Adverse REMIC Event:  As defined in Section 2.07(f).

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Aggregate Loan Group Balance:  As of any date of determination, the aggregate of the Stated Principal Balances of the Group 1 Mortgage Loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Ancillary Income:  All income derived from the Non-Designated Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, Prepayment Premiums (other than Assigned Prepayment Premiums), fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, and only with respect to SPS, any Qualified Substitute Mortgage Loan Excess Interest with respect to any Qualified Substitute Mortgage Loan for which a payment has been received or advanced during the related Collection Period.

Applied Loss Amount:  As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Group 1 Certificates, after giving effect to all Realized Losses incurred with respect to Group 1 Mortgage Loans during the Collection Period for such Distribution Date, payments of principal on such Distribution Date and any additions to the Class Principal Balance of the Group 1 Certificates on such Distribution Date pursuant to Section 4.03 over (ii) the Aggregate Loan Balance for such Distribution Date.

Appraised Value:  The appraised value of the Mortgaged Property based upon the appraisal made for the originator at the time of the origination of the related Mortgage Loan or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or (i) with respect to any Mortgage Loan that represents a refinancing other than a Streamlined Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing and (ii) with respect to any Streamlined Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made in connection with the origination of the mortgage loan being refinanced.

Assessment of Compliance: The certification required pursuant to Section 13.07.

Assigned Prepayment Premium:  Any Prepayment Premium on a Wells Fargo Serviced Mortgage Loan, the Wells Fargo Serviced CORE Mortgage Loans, a Universal Serviced Mortgage Loan and on a SPS Serviced Mortgage Loan.

Assignment and Assumption Agreement:  That certain assignment and assumption agreement dated as of March 1, 2007, by and between DLJ Mortgage Capital, Inc., as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

Available Distribution Amount:  With respect to any Distribution Date and Loan Group (other than Loan Group 1), the sum of:  (i) all amounts in respect of Scheduled Payments (net of the related Expense Fees) due on the related Due Date and received prior to the related Determination Date on the Mortgage Loans in such Loan Group, together with any Advances in respect thereof; (ii) (a) all Insurance Proceeds (to the extent not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s Accepted Servicing Standards), other than Mortgage Guaranty Insurance Policy proceeds where the related REO Property has yet to be sold, and all Liquidation Proceeds received during the calendar month preceding the month of that Distribution Date on the Mortgage Loans in such Loan Group, in each case net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loans and (b) all Recoveries, if any, for such Distribution Date; (iii) all Principal Prepayments received during the related Prepayment Period on the Mortgage Loans in such Loan Group, excluding Prepayment Premiums; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Mortgage Loan in such Loan Group repurchased by the Seller or purchased by a holder of a Subordinate Certificate pursuant to Section 3.11(f) or purchased by the Special Servicer pursuant to Section 3.11(g), in each case, as of such Distribution Date, in the case of clauses (i) through (iv) above reduced by amounts in reimbursement for Advances previously made and other amounts, if any, as to which a Servicer, the Master Servicer, the Custodians, the Trustee or the Trust Administrator is entitled to be reimbursed by the Trust Fund pursuant to this Agreement or the applicable Custodial Agreement, (v) any amounts payable as Compensating Interest Payments by a Servicer or the Master Servicer with respect to the Mortgage Loans in such Loan Group on such Distribution Date, (vi) the portion of the Mortgage Loan Purchase Price related to such Loan Group paid in connection with an Optional Termination up to the amount of the Par Value for such Loan  Group, (vii) the portion of the Mortgage Loan Auction Price related to such Loan Group paid in connection with an Auction Sale up to the amount of the Par Value for such Loan Group and (viii) with respect to Loan Group 2 and the April 2007 Distribution Date, the Initial Loan Group 2 Interest Deposit and the Initial Loan Group 2 Principal Deposit.

Balloon Loan:  Any Mortgage Loan that, by its terms, does not fully amortize the principal balance thereof by its stated maturity and requires a payment at the stated maturity larger than the monthly payments due thereunder.

Bankruptcy Code:  The United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

Bankruptcy Coverage Termination Date:  The point in time at which the related Bankruptcy Loss Coverage Amount is reduced to zero.

Bankruptcy Loss:  A Deficient Valuation or Debt Service Reduction.

Bankruptcy Loss Coverage Amount:  The Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Loss Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Group C-B Certificates since the Cut-off Date and (ii) any permissible reductions in the related Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction will not result in a downgrading of, or otherwise adversely affect, the then current ratings assigned to such Classes of Certificates rated by it.

Basis Risk Reserve Fund:  The separate Eligible Account created and initially maintained by the Trust Administrator pursuant to Section 4.12 in the name of the Trust Administrator for the benefit of the Certificateholders and designated “Wells Fargo Bank, N.A., as Trust Administrator in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., Mortgage-Backed Trust Series 2007-3, Mortgage-Backed Pass-Through Certificates, Series 2007-3.”  The Basis Risk Reserve Fund shall not be part of any REMIC.  Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Basis Risk Shortfall:  For any Class of Group 1 Certificates (other than the Class 1-X Certificates) and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the applicable Pass-Through Rate of such Class of Certificates without regard to the application of the Net Funds Cap over the related Current Interest for that Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) interest accrued during the related Accrual Period on the amount in clause (ii) calculated at a per annum rate equal to the applicable Pass-Through Rate of such Class of Certificates without regard to the application of the Net Funds Cap.

Beneficial Holder:  A Person holding a beneficial interest in any Certificate through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Book-Entry Form:  Any Certificate held through the facilities of the Depository.

Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York or the state in which the office of the Master Servicer or any Servicer or the Corporate Trust Office of the Trustee or Trust Administrator are located are authorized or obligated by law or executive order to be closed.

Cap Strike Rate:  With respect to the Class 2-A-1 Certificates, 5.40% per annum, with respect to the Class 2-A-4 Certificates, 5.40% per annum and with respect to the Class 4-A-3 Certificates, 4.90% per annum.

Capitalization Reimbursement Amount:  For any Distribution Date and each Loan Group, the aggregate of the amounts added to the Stated Principal Balances of the Mortgage Loans in such Loan Group during the preceding calendar month representing reimbursements to a Servicer on or prior to such Distribution Date in connection with the modification of such Mortgage Loan pursuant to Section 3.05.

Carryforward Interest:  For any Class of Group 1  Certificates (other than the Class 1-X and Class 1-R Certificates) and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate for such Distribution Date.

Cash Remittance Date:  With respect to any Distribution Date and (A) SPS, by 1:00 PM New York City time the 7th calendar day preceding such Distribution Date, or if such 7th calendar day is not a Business Day, the Business Day immediately preceding such 7th calendar day, (B) Wells Fargo, by 4:00 PM New York City time the 18th calendar day of the month in which that Distribution Date occurs, or if such day is not a Business Day, the immediately following Business Day, (C) UMS, by 4:00 PM New York City time the 21st calendar day of the month in which that Distribution Date occurs, or if such day is not a Business Day, the immediately following Business Day, (D) WMMSC, by 12:00 noon New York City time on the Business Day immediately preceding such Distribution Date or (E) the Master Servicer, by 1:00 PM New York City time two Business Days preceding such Distribution Date.

Certificate:  Any Certificates executed and authenticated by the Trust Administrator on behalf of the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits A through H hereto and issued pursuant to this Agreement and the Uncertificated REMIC Interests.

Certificate Account:  The separate Eligible Account created and maintained with the Trust Administrator, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust Administrator, as agent for the Trustee, on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trust Administrator in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trust Administrator.  Funds deposited in the Certificate Account (exclusive of the amounts permitted to be withdrawn pursuant to Section 3.08(b)) shall be held in trust for the Certificateholders.

Certificate Balance:  With respect to any Certificate (other than the Group 1 Certificates), at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof

(a)

minus all distributions of principal and allocations of Realized Losses, including Excess Losses, previously made or allocated with respect thereto in accordance with Section 4.02;

(b)

minus, with respect to the Group C-B Certificates, any reduction to that Certificate pursuant to Section 4.02(c) if the excess of the aggregate Certificate Balance of the Group 2, Group 3, Group 4, Class A-P and Group C-B Certificates, exceeds the aggregate Stated Principal Balance of the Group 2, Group 3 and Group 4 Mortgage Loans;

(c)

minus, with respect to the Group C-B Certificates, any amounts allocated to that Certificate in reduction of its Certificate Balance for payment of Class A-P Deferred Amounts pursuant to Section 4.01(II)(A)(d);

(d)

plus, with respect to the Class 2-A-3, Class 2-A-5, Class 2-A-6, Class 2-A-8, Class 2-A-9, Class 4-A-8 and Class 4-A-9 Certificates, the applicable portion of all prior Class 2-A-3 Accrual Amounts, Class 2-A-5 Accrual Amounts, Class 2-A-6 Accrual Amounts, Class 2-A-8 Accrual Amounts, Class 2-A-9 Accrual Amounts, Class 4-A-8 Accrual Amounts and Class 4-A-9 Accrual Amounts, respectively;

(e)

plus, the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03.

With respect to any Group 1 Certificate, other than a Class 1-X Certificate, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and, in the case of any Group 1 Subordinate Certificates, reduced by any Applied Loss Amounts allocated to such Class on prior Distribution Dates pursuant to Section 4.02(a), plus the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03; provided, however, that solely for purposes of determining the Certificate Insurer Premium payable to the Certificate Insurer and the Certificate Insurer’s rights as subrogee to the Holders of the Insured Certificates, the Certificate Balance of any Insured Certificate shall be deemed not to be reduced by any principal amounts paid to the Holder thereof from payments made by the Certificate Insurer under the Policy, unless such amounts have been reimbursed to the Certificate Insurer.

Certificate Group:  Any of Certificate Group 1, Certificate Group 2, Certificate Group 3 and Certificate Group 4, as applicable.

Certificate Group 1:  Any of the Certificates with a Class designation beginning with “1” and relating to Loan Group 1.

Certificate Group 2:  Any of the Certificates with a Class designation beginning with “2” and relating to Loan Group 2 Certificates.

Certificate Group 3:  Any of the Certificates with a Class designation beginning with “3” and relating to Loan Group 3 and the Class AR and Class AR-L Certificates.

Certificate Group 4:  Any of the Certificates with a Class designation beginning with “4” and relating to Loan Group 4 Certificates.

Certificate Index:  With respect to each Distribution Date and the LIBOR Certificates, the rate for one-month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 A.M., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator after consultation with DLJMC), the rate will be the Reference Bank Rate.  If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date.  On the Interest Determination Date immediately preceding each Distribution Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform the Master Servicer of such rate.

Certificate Insurer:  Financial Security Assurance Inc., a financial guaranty insurance company, organized and created under the laws of the State of New York and its successors in interest.

Certificate Insurer Default:  As defined in Section 14.04(j).

Certificate Insurer Premium:  The premium for the Policy payable pursuant to Section 4.01 hereof for each Distribution Date in an amount equal to (i) the product of the Certificate Insurer Premium Rate and  the aggregate Class Principal Balance of the Insured Certificates immediately prior to such Distribution Date, divided by (ii) 12; provided that the Certificate Insurer Premium payable on the April 2007 Distribution Date is $5,411.54.

Certificate Insurer Premium Rate:  The per annum rate at which the Certificate Insurer Premium for the Policy is calculated, which shall be 0.10% per annum.

Certificate Register:  The register maintained pursuant to Section 6.02(a) hereof.

Certificateholder or Holder:  The Person in whose name a Certificate is registered in the Certificate Register.

Certification Parties: As defined in Section 13.09.

Certifying Person: As defined in Section 13.09.

Class:  All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

Class 1-A-6 Available Principal Amount:  With respect to any Distribution Date, an amount equal to (i) if such Distribution Date is prior to the Stepdown Date or occurs when a Trigger Event is in effect, the Principal Payment Amount for that Distribution Date plus any amounts allocable to the Group 1 Senior Certificates pursuant to Section 4.01(I)(d)(i)(A) and (ii) if such Distribution Date is on or after the Stepdown Date and a Trigger Event is not in effect, the lesser of (x) the Senior Principal Payment Amount for that Distribution Date and (y) the Principal Payment Amount for that Distribution Date plus any amounts allocable to the Group 1 Senior Certificates pursuant to Section 4.01(I)(d)(i)(B).

Class 1-A-6 Calculation Percentage:  With respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the aggregate Class Principal Balance of the Class 1-A-6A and Class 1-A-6B Certificates and the denominator of which is the aggregate Class Principal Balance of the Group 1 Senior Certificates, in each case prior to giving effect to the distributions of principal on that Distribution Date.

Class 1-A-6 Lockout Distribution Amount:  With respect to any Distribution Date, an amount equal to the product of (1) the applicable Class 1-A-6 Lockout Percentage for that Distribution Date, (2) the Class 1-A-6 Calculation Percentage for that Distribution Date and (3) the Class 1-A-6 Available Principal Amount for that Distribution Date, but in no event will the Class 1-A-6 Lockout Distribution Amount exceed (a) the outstanding aggregate Class Principal Balance of the Class 1-A-6A and Class 1-A-6B Certificates or (b) the Class 1-A-6 Available Principal Amount for that Distribution Date.

Class 1-A-6 Lockout Percentage:  With respect to any Distribution Date, the applicable percentage set forth below for that Distribution Date:

Range of Distribution Dates	Class 1-A-6 Lockout Percentage
April 2007 - March 2010	0%
April 2010 - March 2012	45%
April 2012 - March 2013	80%
April 2013 - March 2014	100%
April 2014 and thereafter	300%

Class 1-B-1 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.13 hereof.  The Class 1-B-1 Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class 1-B-1 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class 1-B-1 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class 1-B-1 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class 1-B-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Group 1 Senior and Group 1 Mezzanine Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class 1-B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 98.80% and (ii) the Aggregate Loan Group Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 1-M-1 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.13 hereof.  The Class 1-M-1 Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class 1-M-1 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class 1-M-1 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class 1-M-1 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class 1-M-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Group 1 Senior Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class 1-M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 92.60% and (ii) the Aggregate Loan Group Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 1-M-2 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.13 hereof.  The Class 1-M-2 Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class 1-M-2 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class 1-M-2 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class 1-M-2 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class 1-M-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Group 1 Senior Certificates and the Class Principal Balance of the Class 1-M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class 1-M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 95.10% and (ii) the Aggregate Loan Group Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 1-M-3 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.13 hereof.  The Class 1-M-3 Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class 1-M-3 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class 1-M-3  Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class 1-M-3 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class 1-M-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Group 1 Senior Certificates and the aggregate Class Principal Balance of the Class 1-M-1 Certificates and Class 1-M-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class 1-M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 95.80% and (ii) the Aggregate Loan Group Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 1-M-4 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.13 hereof.  The Class 1-M-4 Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class 1-M-4 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class 1-M-4 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class 1-M-4 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class 1-M-4 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Group 1 Senior Certificates and the Class Principal Balance of the Class 1-M-1 Certificates, Class 1-M-2 Certificates and Class 1-M-3 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class 1-M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 97.00% and (ii) the Aggregate Loan Group Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 1-M-5 Interest Rate Cap Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.13 hereof.  The Class 1-M-5 Interest Rate Cap Account shall be treated as an “outside reserve fund” under Treasury regulation Section 1.860G-2(h) and shall not be part of any REMIC.  Funds in the Class 1-M-5 Interest Rate Cap Account shall be held in trust in the Supplemental Interest Trust for the uses and purposes set forth in this Agreement.

Class 1-M-5 Interest Rate Cap Agreement:  The interest rate cap agreement relating to the Class 1-M-5 Certificates consisting of the ISDA Master Agreement (Multicurrency Cross-Border) and a schedule dated as of the Closing Date and the related confirmation thereto, between the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust and the Interest Rate Cap Agreement Counterparty, and acknowledged and agreed by the Trust Administrator, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement, as such agreement may be amended and supplemented in accordance with its terms.

Class 1-M-5 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balances of the Group 1 Senior Certificates and the Class Principal Balance of the Class 1-M-1 Certificates, Class 1-M-2 Certificates, Class 1-M-3 Certificates and Class 1-M-4 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class 1-M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 97.80% and (ii) the Aggregate Loan Group Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Class 1-X Distributable Amount:  With respect to any Distribution Date, the excess of (i) the sum of (a) the amounts distributable on the Class 1-X Interest on such Distribution Date, as described in the Preliminary Statement, and (b) amounts so distributable in all prior Accrual Periods over (ii) the sum of (a) amounts distributed with respect to the Class 1-X Certificate pursuant to Section 4.01(I)(d)(iv) on prior Distribution Dates (other than amounts distributed pursuant to Sections 4.12 through 4.13), and (b) any amounts deposited into the Basis Risk Reserve Fund on such Distribution Date or any prior Distribution Date.

Class 1-X Interest:  As defined in the Preliminary Statement.

Class 2-A-1 Yield Maintenance Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.09 hereof.  The  Class 2-A-1 Yield Maintenance Account shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC.

Class 2-A-1 Yield Maintenance Agreement:  The ISDA Master Agreement dated as of March 30, 2007, between the Yield Maintenance Agreement Counterparty and the Trustee on behalf of the Trust Fund, and acknowledged and agreed to by the Trust Administrator, and the confirmation of the same date, between the Yield Maintenance Agreement Counterparty and the Trustee on behalf of the Trust Fund, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement (a form of which is attached hereto as Exhibit X).

Class 2-A-2 Notional Amount:  For any Distribution Date and the Class 2-A-2 Certificates, the Class Principal Balance of the Class 2-A-1 Certificates immediately prior to such Distribution Date.

Class 2-A-3 Accretion Direction Rule:  On each Distribution Date on or before the Class 2-A-3 Accretion Termination Date, the Class 2-A-3 Accrual Amount will be distributed, as principal, sequentially, as follows:

(I)

first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced is reduced to zero; and

(II)

second, to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero.

Class 2-A-3 Accretion Termination Date:  The earlier to occur of: (i) the Distribution Date on which the Class Principal Balance of the Class 2-A-1 Certificates has been reduced to zero and (ii) the Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been reduced to zero.

Class 2-A-3 Accrual Amount:  On each Distribution Date on or before the Class 2-A-3 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 2-A-3 Certificates on that Distribution Date pursuant to Section 4.01(II)(A)(a)(ii) (without giving effect to the proviso therein).

Class 2-A-4 Yield Maintenance Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.10 hereof.  The  Class 2-A-4 Yield Maintenance Account shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC.

Class 2-A-4 Yield Maintenance Agreement:  The ISDA Master Agreement dated as of March 30, 2007, between the Yield Maintenance Agreement Counterparty and the Trustee on behalf of the Trust Fund, and acknowledged and agreed to by the Trust Administrator, and the confirmation of the same date, between the Yield Maintenance Agreement Counterparty and the Trustee on behalf of the Trust Fund, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement (a form of which is attached hereto as Exhibit X).

Class 2-A-5 Accretion Direction Rule:  On each Distribution Date on or before the Class 2-A-5 Accretion Termination Date, the Class 2-A-5 Accrual Amount will be distributed, as principal, sequentially, as follows:

(I)

first, to the Class 2-A-1 and Class 2-A-3 Certificates, in an amount up to the amount necessary to reduce their Class Principal Balance to their aggregate Targeted Balance set forth on Schedule VIII for such Distribution Date, sequentially as follows:

(a)

first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

(b)

second, to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero;

 (II)

second, to the Class 2-A-5 Certificates, until its Class Principal Balance is reduced to zero.

Class 2-A-5 Accretion Termination Date:  The earlier to occur of: (i) the Distribution Date on which the respective Class Principal Balances of the Class 2-A-1 and Class 2-A-3 Certificates have been reduced to zero and (ii) the Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been reduced to zero.

Class 2-A-5 Accrual Amount:  On each Distribution Date on or before the Class 2-A-5 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 2-A-5 Certificates on that Distribution Date pursuant to Section 4.01(II)(A)(a)(ii) (without giving effect to the proviso therein).

Class 2-A-6 Accretion Direction Rule:  On each Distribution Date on or before the Class 2-A-6 Accretion Termination Date, the Class 2-A-6 Accrual Amount will be distributed, as principal, sequentially, as follows:

(I)

first, to the Class 2-A-1, Class 2-A-3 and Class 2-A-5 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Principal Balance to their aggregate Targeted Balance set forth on Schedule VII for such Distribution Date, sequentially as follows:

(a)

first, to the Class 2-A-1 and Class 2-A-3 Certificates, in an amount up to the amount necessary to reduce their Class Principal Balance to their aggregate Targeted Balance set forth on Schedule VIII for such Distribution Date, sequentially as follows:

(1)

first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

(2)

second, to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero;

 (II)

second, to the Class 2-A-5 Certificates, until its Class Principal Balance is reduced to zero;

 (III)

third, to the Class 2-A-1, Class 2-A-3 and Class 2-A-5 Certificates, without regard to their aggregate Targeted Balance for such Distribution Date, sequentially as follows:

(a)

first, to the Class 2-A-1 and Class 2-A-3 Certificates, in an amount up to the amount necessary to reduce their Class Principal Balance to their aggregate Targeted Balance set forth on Schedule VIII for such Distribution Date, sequentially as follows:

(1)

first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

(2)

second, to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero; and

(IV)

fourth, to the Class 2-A-6 Certificates, until its Class Principal Balance is reduced to zero.

Class 2-A-6 Accretion Termination Date:  The earlier to occur of: (i) the Distribution Date on which the respective Class Principal Balances of the Class 2-A-1, Class 2-A-3 and Class 2-A-5 Certificates have been reduced to zero; and (ii) the Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been reduced to zero.

Class 2-A-6 Accrual Amount:  On each Distribution Date on or before the Class 2-A-6 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 2-A-6 Certificates on that Distribution Date pursuant to Section 4.01(II)(A)(a)(ii) (without giving effect to the proviso therein).

Class 2-A-8 Accretion Direction Rule:  On each Distribution Date on or before the Class 2-A-8 Accretion Termination Date, the Class 2-A-8 Accrual Amount will be distributed, as principal, sequentially, as follows:

(I)

first, to the Class 2-A-4 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its Targeted Balance set forth on Schedule IX for such Distribution Date, until its Class Principal Balance is reduced is reduced to zero; and

(II)

second, to the Class 2-A-8 Certificates, until its Class Principal Balance is reduced to zero.

Class 2-A-8 Accretion Termination Date:  The earlier to occur of: (i) the Distribution Date on which the Class Principal Balance of the Class 2-A-4 Certificates has been reduced to zero and (ii) the Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been reduced to zero.

Class 2-A-8 Accrual Amount:  On each Distribution Date on or before the Class 2-A-8 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 2-A-8 Certificates on that Distribution Date pursuant to Section 4.01(II)(A)(a)(ii) (without giving effect to the proviso therein).

Class 2-A-9 Accretion Direction Rule:  On each Distribution Date on or before the Class 2-A-9 Accretion Termination Date, the Class 2-A-9 Accrual Amount will be distributed, as principal, sequentially, as follows:

(I)

first, to the Class 2-A-4 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its Targeted Balance set forth on Schedule IX for such Distribution Date, until its Class Principal Balance is reduced is reduced to zero; and

(II)

second, to the Class 2-A-8 Certificates, until its Class Principal Balance is reduced to zero;

(III)

third, to the Class 2-A-4 Certificates, without regard to its Targeted Balance for such Distribution Date, until its Class Principal Balance is reduced is reduced to zero;

(IV)

fourth, to the Class 2-A-9 Certificates, until its Class Principal Balance is reduced to zero.

Class 2-A-9 Accretion Termination Date:  The earlier to occur of: (i) the Distribution Date on which the respective Class Principal Balances of the Class 2-A-4 and Class 2-A-8 Certificates have been reduced to zero and (ii) the Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been reduced to zero.

Class 2-A-9 Accrual Amount:  On each Distribution Date on or before the Class 2-A-9 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 2-A-9 Certificates on that Distribution Date pursuant to Section 4.01(II)(A)(a)(ii) (without giving effect to the proviso therein).

Class 2-A-15 Notional Amount:  For any Distribution Date and the Class 2-A-15 Certificates, the product of (a) the Class Principal Balance of the Class 2-A-13 Certificates immediately prior to such Distribution Date and (b) 0.25.

Class 2-A-17 Notional Amount:  For any Distribution Date and the Class 2-A-17 Certificates, the Class Principal Balance of the Class 2-A-4 Certificates immediately prior to such Distribution Date.

Class 2-A-18 Notional Amount:  For any Distribution Date and the Class 2-A-18 Certificates, the Class Principal Balance of the Class 2-A-16 Certificates immediately prior to such Distribution Date.

Class 4-A-3 Yield Maintenance Account:  The separate Eligible Account designated as such and created and maintained by the Trust Administrator pursuant to Section 4.11 hereof.  The  Class 4-A-3 Yield Maintenance Account shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC.

Class 4-A-3 Yield Maintenance Agreement:  The ISDA Master Agreement dated as of March 30, 2007, between the Yield Maintenance Agreement Counterparty and the Trustee on behalf of the Trust Fund, and acknowledged and agreed to by the Trust Administrator, and the confirmation of the same date, between the Yield Maintenance Agreement Counterparty and the Trustee on behalf of the Trust Fund, which supplements, forms a part of, is subject to, and is governed by such ISDA Master Agreement (a form of which is attached hereto as Exhibit IVC).

Class 4-A-7 Notional Amount:  For any Distribution Date and the Class 4-A-7 Certificates, the Class Principal Balance of the Class 4-A-3 Certificates immediately prior to such Distribution Date.

Class 4-A-8 Accretion Direction Rule:  On each Distribution Date on or before the Class 4-A-8 Accretion Termination Date, the Class 4-A-8 Accrual Amount will be distributed, as principal, sequentially, as follows:

(I)

first, to the Class 4-A-3 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its Targeted Balance set forth on Schedule XI for such Distribution Date, until its Class Principal Balance is reduced is reduced to zero; and

(II)

second, to the Class 4-A-8 Certificates, until its Class Principal Balance is reduced to zero.

Class 4-A-8 Accretion Termination Date:  The earlier to occur of: (i) the Distribution Date on which the Class Principal Balance of the Class 4-A-3 Certificates has been reduced to zero and (ii)  the distribution date on which the aggregate Class Principal Balance of the Group C-B Certificates has been reduced to zero.

Class 4-A-8 Accrual Amount:  On each Distribution Date on or before the Class 4-A-8 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 4-A-8 Certificates on that Distribution Date pursuant to Section 4.01(II)(A)(c)(ii) (without giving effect to the proviso therein).

Class 4-A-9 Accretion Direction Rule:  On each Distribution Date on or before the Class 4-A-9 Accretion Termination Date, the Class 4-A-9 Accrual Amount will be distributed, as principal, sequentially, as follows:

(I)

first, to the Class 4-A-3 Certificates, in an amount up to the amount necessary to reduce its Class Principal Balance to its Targeted Balance set forth on Schedule XI for such Distribution Date, until its Class Principal Balance is reduced to zero;

(II)

second, to the Class 4-A-8 Certificates, until its Class Principal Balance is reduced to zero;

(III)

third, to the Class 4-A-8 Certificates, without regard to its Targeted Balance for such Distribution Date, until its Class Principal Balance is reduced is reduced to zero and

(IV)

fourth, to the Class 4-A-9 Certificates, until its Class Principal Balance is reduced to zero.

Class 4-A-9 Accretion Termination Date:  The earlier to occur of: (i) the Distribution Date on which the respective Class Principal Balances of the Class 4-A-3 and Class 4-A-8 Certificates have been reduced to zero and (ii) the Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been reduced to zero.

Class 4-A-9 Accrual Amount:  On each Distribution Date on or before the Class 4-A-9 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 4-A-9 Certificates on that Distribution Date pursuant to Section 4.01(II)(A)(c)(ii) (without giving effect to the proviso therein).

Class 4-A-12 Notional Amount:  For any Distribution Date and the Class 4-A-12 Certificates, the Class Principal Balance of the Class 4-A-6 Certificates immediately prior to such Distribution Date.

Class A-P Deferred Amounts:  For any Distribution Date, (i) before the Credit Support Depletion Date, the amount required to be paid to the holders of the Class A-P Certificates pursuant to Section 4.01(II)(A)(d)(i) and (ii) on and after the Credit Support Depletion Date, zero.

Class A Certificates:  As set forth in the Preliminary Statement.

Class A-X Notional Amount:  With respect to any Distribution Date and the Class A-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding Due Date (after giving effect to Scheduled Payments for that Due Date, whether or not received), or for the initial Distribution Date, as of the Cut-off Date, of the Premium Rate Mortgage Loans with respect to Loan Group 2 and Loan Group 4 (excluding any Special Payoff Mortgage Loans); and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans with respect to Loan Group 2 and Loan Group 4 as of such date (excluding any Special Payoff Mortgage Loans) and the denominator of which is 6.00%.

Class Interest Shortfall:  As to any Distribution Date and each Class of interest-bearing Certificates (other than Group 1 Certificates), the amount by which the amount described in clause (i) of the definition of Interest Distribution Amount for such Class, exceeds the amount of interest actually distributed on such Class on such Distribution Date.

Class Notional Amount:  Any of the Class 2-A-2, Class 2-A-15, Class 2-A-17, Class 2-A-18, Class 4-A-7, Class 4-A-12 and Class A-X Notional Amounts, as applicable.

Class P Certificates:  As set forth in the Preliminary Statement.

Class P Fraction:  With respect to each Class P Mortgage Loan, a fraction, the numerator of which is the Required Coupon for  the related Loan Group minus the Net Mortgage Rate on that Class P Mortgage Loan and the denominator of which is the Required Coupon for  the related Loan Group.

Class P Mortgage Loan:  With respect to Loan Group 2 and Loan Group 3, the Mortgage Loans in such Loan Group having Net Mortgage Rates less than the Required Coupon for such Loan Group.  With respect to Loan Group 4, the Mortgage Loans in such Loan Group having Net Mortgage Rates less than 5.50% per annum and greater than 5.25% per annum.

Class P Principal Distribution Amount:  For each Distribution Date and Loan Group 2, Loan Group 3 and Loan Group 4, the Class P Fraction of the sum of (i) the portion of the Principal Payment Amount for Loan Group 2, Loan Group 3 and Loan Group 4 for such Distribution Date attributable to the Class P Mortgage Loans in Loan Group 2, (ii) the portion of the Principal Prepayment Amount for Loan Group 2, Loan Group 3 and Loan Group 4 for such Distribution Date attributable to the Class P Mortgage Loans in Loan Group 2,  and (iii) Net Liquidation Proceeds allocable to principal with respect to the Class P Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4 received during the prior calendar month minus the Class P Fraction of the portion of the Capitalization Reimbursement Amount for Loan Group 2, Loan Group 3 and Loan Group 4 for such Distribution Date attributable to the Class P Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4.

Class PP Reserve Fund:  The Eligible Account established pursuant to Section 4.01(II)(E).

Class Principal Balance:  With respect to any Class of Certificates, other than the Notional Amount Certificates, and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class Unpaid Interest Amounts:  As to any Distribution Date and Class of interest-bearing Certificates, other than the Group 1 Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Interest Distribution Amount.

Class X Certificates:  As set forth in the Preliminary Statement.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

Closing Date:  March 30, 2007.

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The accounts established and maintained by each Servicer in accordance with Section 3.05.

Collection Period:  With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest Payment: For any Distribution Date and SPS, with respect to the SPS Serviced Mortgage Loans, the lesser of (i) the aggregate Servicing Fee payable to SPS (for the purposes of this definition only the Servicing Fee Rate shall equal 0.25% per annum) in respect of the SPS Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to SPS Serviced Mortgage Loans.

For any Distribution Date and UMS, with respect to the UMS Serviced Mortgage Loans, the lesser of (i) the aggregate Servicing Fee payable to UMS (for the purposes of this definition only the Servicing Fee Rate shall equal 0.26% per annum) in respect of the UMS Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to UMS Serviced Mortgage Loans.

For any Distribution Date and Wells Fargo, with respect to the Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loan, the lesser of (i) the aggregate Servicing Fee payable to Wells Fargo (for purposes of this definition only the Servicing Fee Rate shall equal 0.25% per annum) in respect of the Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loans, as applicable, for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loans, as applicable.

For any Distribution Date and WMMSC, with respect to the WMMSC Serviced Mortgage Loans, the least of (i) the sum of (a) one twelfth (1/12th) of 0.04% of the aggregate Stated Principal Balance of the WMMSC Serviced Mortgage Loans, as of the Due Date in the month of such Distribution Date, (b) Payoff Earnings in respect of the WMMSC Serviced Mortgage Loans for such Distribution Date and (c) aggregate Payoff Interest in respect of the WMMSC Serviced Mortgage Loans for such Distribution Date, (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs for the WMMSC Serviced Mortgage Loans and (iii) one-twelfth (1/12th) of 0.125% of the aggregate Stated Principal Balance of the WMMSC Serviced Mortgage Loans.

For any Distribution Date and the Master Servicer, the Compensating Interest Payment shall be equal to:

(a)

with respect to the SPS Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by SPS for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by SPS for such Distribution Date;

(b)

with respect to the Wells Fargo Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by Wells Fargo for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by Wells Fargo for such Distribution Date;

(c)

with respect to the Wells Fargo Serviced CORE Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by Wells Fargo for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by Wells Fargo for such Distribution Date;

(d)

with respect to the Countrywide Serviced Mortgage Loans, the excess of (i) the Prepayment Interest Shortfall Amount (as defined in the Countrywide Servicing Agreement) required to be remitted by Countrywide on the Remittance Date (as defined in the Countrywide Servicing Agreement) immediately preceding such Distribution Date over (ii) the amount of the Prepayment Interest Shortfall Amount (as defined in the Countrywide Servicing Agreement) actually remitted by Countrywide for such Distribution Date;

(e)

with respect to the IndyMac Serviced Mortgage Loans, the excess of (i) the Compensating Interest (as defined in the IndyMac Servicing Agreement) required to be remitted by IndyMac for such Remittance Date (as defined in the IndyMac Servicing Agreement) over (ii) the amount of the Compensating Interest (as defined in the IndyMac Servicing Agreement) actually remitted by IndyMac for such Remittance Date (as defined in the IndyMac Servicing Agreement);

(f)

with respect to the SunTrust Serviced Mortgage Loans, the excess of (i) the Compensating Interest (as defined in the SunTrust Servicing Agreement) required to be remitted by SunTrust for such Remittance Date (as defined in the SunTrust Servicing Agreement) over (ii) the amount of the Compensating Interest (as defined in the SunTrust Servicing Agreement) actually remitted by SunTrust for such Remittance Date (as defined in the SunTrust Servicing Agreement);

(g)

with respect to the UMS Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by UMS for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by UMS for such Distribution Date; and

(h)

with respect to the WaMu Serviced Mortgage Loans, the excess of (i) the Compensating Interest (as defined in the WaMu Servicing Agreement) required to be remitted by WaMu on the Remittance Date (as defined in the WaMu Servicing Agreement) immediately preceding such Distribution Date over (ii) the amount of the Compensating Interest (as defined in the WaMu Servicing Agreement) actually remitted by WaMu for such Distribution Date.

Controlling Person: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, Structured Finance EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attention:  Corporate Trust—Structured Finance – CSMC 2007-3.  With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, MD 21045, Attention:  CSMC 2007-3, except for purposes of Section 6.06 and certificate transfer purposes, such term shall mean the office or agency of the Trust Administrator located at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479, Attention: CSMC 2007-3.

Corresponding Classes of Certificates:  With respect to each Lower Tier Interest, any Class of Certificates appearing opposite such Lower Tier Interest in the Preliminary Statement.

Countrywide:  Countrywide Home Loan Servicing LP, a Texas limited partnership, and its successors and assigns.

Countrywide Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Countrywide Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of March 1, 2007 among DLJMC, Countrywide, the Master Servicer, the Trustee and the Trust Administrator.

Credit Support Depletion Date:  With respect to the Group 2, Group 3, Group 4 and Class A-P Certificates, the first Distribution Date on which the aggregate Class Principal Balance of the Group C-B Certificates has been or will be reduced to zero.

Current Interest:  For any Class of Group 1 Certificates (other than the Class 1-X Certificates) and any Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance of such Class during the related Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.01(I)(a) without regard to this proviso as a result of Interest Shortfalls, then the Current Interest on each Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by such Interest Shortfalls for such Distribution Date.

Curtailment:  Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodial Agreements:  Those certain custodial agreements each dated as of March 1, 2007 among the Trustee, the Trust Administrator and any of LaSalle Bank National Association or Wells Fargo Bank, N.A, as applicable, pursuant to which the Custodians agree to hold any of the documents or instruments referred to in Section 2.01 of this Agreement as agent for the Trustee.

Custodians:  LaSalle Bank National Association and Wells Fargo Bank, N.A., each of which shall act as agent on behalf of the Trustee, and shall be compensated by the Trust Administrator or as otherwise specified therein.

Cut-off Date:  March 1, 2007.

Cut-off Date Pool Principal Balance:  $1,343,390,158.26.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Data Remittance Date:  With respect to any Distribution Date and (A) the Master Servicer, SPS, or Wells Fargo, the 10th calendar day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately following such 10th day, (B) UMS, the 15th calendar day of the month in which such Distribution Date occurs, or if such 15th day is not a Business Day the Business Day immediately following such 15th day or (C) WMMSC, no later than twelve noon, five Business Days before the related Distribution Date.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Debt Service Reduction Mortgage Loan:  Any Mortgage Loan that became the subject of a Debt Service Reduction.

Deferred Amount:  For any Class of Group 1 Subordinate Certificates (other than the Class 1-X Certificates) and any Distribution Date, the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) any additions to the Class Principal Balance pursuant to Section 4.03 on such Distribution Date or any previous Distribution Date.  Any payment of Deferred Amount pursuant to Section 4.01(I)(d) shall not result in a reduction to the Class Principal Balance of the Class of Certificate to which it is distributed.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

Definitive Certificate:  As defined in Section 6.09.

Deleted Mortgage Loan:  As defined in Section 2.03(c).

Delinquency Rate:  For any month will be, generally, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Group 1 Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Group Balance as of the close of business on the last day of such month.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor:  Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository Agreement:  The Letter of Representation dated as of the Closing Date by and among DTC, the Depositor and the Trust Administrator for the benefit of the Trustee.

Designated Mortgage Loans:  Each of the following, as applicable:

(a)

the Countrywide Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Countrywide under the Countrywide Servicing Agreement;

(b)

the IndyMac Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by IndyMac under the IndyMac Servicing Agreement;

(c)

the SunTrust Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by SunTrust under the SunTrust Servicing Agreement; and

(d)

the WaMu Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by WaMu under the WaMu Servicing Agreement.

Designated Servicer:  Each of Countrywide, IndyMac, SunTrust and WaMu, as applicable.

Designated Servicing Agreements:  Each of the Countrywide Servicing Agreement, the IndyMac Servicing Agreement, the SunTrust Servicing Agreement and the WaMu Servicing Agreement, as applicable.

Determination Date:  With respect to each Distribution Date and (A) the Master Servicer or any Servicer (other than Wells Fargo and UMS), the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately succeeding such Business Day, (B) Wells Fargo, the Business Day immediately preceding the Cash Remittance Date related to such Distribution Date and (C) UMS, the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the Business Day immediately succeeding such Business Day .

Disqualified Organization:  Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, which includes any of the following:  (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code, and (vi) any other Person so designated by the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC formed hereby or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Date:  The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in April 2007.

DLJMC:  DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

DTC:  The Depository Trust Company.

Due Date: With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the date in the calendar month immediately preceding the Distribution Date on which such Scheduled Payments are due, exclusive of any days of grace.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee, the Trust Administrator and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Institution:  An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies.

Eligible Investments:  Any one or more of the obligations and securities listed below:

1.

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA (or the equivalent) or higher by the Rating Agencies;

2.

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

3.

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A-1+” by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee or the Trust Administrator in exchange for such collateral, and (C) be delivered to the Trustee or the Trust Administrator or, if the Trustee or the Trust Administrator, as applicable, is supplying the collateral, an agent for the Trustee or the Trust Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

4.

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

5.

commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

6.

a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

7.

money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Master Servicer, a Servicer, the Trustee or the Trust Administrator and any such funds that are managed by the Master Servicer, a Servicer, the Trustee or the Trust Administrator or their respective Affiliates or for the Master Servicer, a Servicer, the Trustee or the Trust Administrator or any Affiliate of such Person acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

8.

such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates, without respect to the Policy.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  As set forth in the Preliminary Statement.

ERISA-Restricted Cap Certificate:  As set forth in the Preliminary Statement.

Escrow Account:  The separate account or accounts created and maintained by the Master Servicer or a Servicer pursuant to Section 3.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default:  As defined in Section 8.01 hereof.

Excess Funds:  For the Class 2-A-4 and Class 4-A-3 Certificates and any Distribution Date, the excess, if any, of (x) the sum of the related Yield Maintenance Agreement Payment for prior Distribution Dates over (y) the sum of amounts actually paid from the related Yield Maintenance Account with respect to the related Yield Maintenance Amounts and related Yield Maintenance Amount Shortfalls for such prior Distribution Dates.

Excess Loss:  With respect to the Certificates, other than the Group 1 Certificates, the amount of any (i) Fraud Loss on a Mortgage Loan realized after the related Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss on a Mortgage Loan realized after the related Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss on a Mortgage Loan realized after the related Bankruptcy Coverage Termination Date.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exchangeable Certificates: As specified in the Preliminary Statement.

Exchangeable REMIC Certificates:  As specified in the Preliminary Statement.

Expense Fee Rate:  As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Trust Administrator Fee Rate, if applicable, the rate at which any lender paid primary mortgage guaranty insurance fee accrues, if applicable, and the Qualified Substitute Mortgage Loan Excess Interest Rate, if applicable.

Expense Fees:  As to each Mortgage Loan, the sum of the related Servicing Fee, the Trust Administrator Fee, if applicable, any lender paid primary mortgage guaranty insurance premium, if applicable, and any Qualified Substitute Mortgage Loan Excess Interest, if applicable.

Fair Credit Reporting Act:  The Fair Credit Reporting Act of 1970, as amended.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Federal Funds Rate: The interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Financing Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

Fitch:  Fitch Ratings or any successor thereto.

FNMA:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 8-K Disclosure Information: As defined in Section 13.04.

Fraud Loan:  A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

Fraud Loss Coverage Amount:  As of the Closing Date, $19,250,489, subject to reduction from time to time by the amount of Fraud Losses allocated to the Group C-B  Certificates.  In addition, (a) on each anniversary prior to the fifth anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced to an amount equal to (i) on the first anniversary of the Cut-off Date, the lesser of (A) 2.0% of the aggregate Stated Principal Balance of the Group 2, Group 3 and Group 4 Mortgage Loans and (B) the excess of such Fraud Loss Coverage Amount as of the Cut-off Date over the cumulative amount of Fraud Losses on the Group 2, Group 3 and Group 4 Mortgage Loans allocated to the Group C-B  Certificates since the Cut-off Date and (ii) on the second, third and fourth anniversaries of the Cut-off Date, the lesser of (A) 1.0% of the aggregate Stated Principal Balance of the Group 2, Group 3 and Group 4 Mortgage Loans and (B) the excess of such Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses on the Group 2, Group 3 and Group 4 Mortgage Loans allocated to the Group C-B Certificates since such preceding anniversary and (b) on the fifth anniversary of the Cut-off Date, to zero.

Fraud Loss Coverage Termination Date:  The point in time at which the applicable Fraud Loss Coverage Amount is reduced to zero.

Fraud Losses:  Realized Losses on the Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan, including a loss by reason of the denial of coverage under any related Mortgage Guaranty Insurance Policy because of such fraud, dishonesty or misrepresentation.

Group:  When used with respect to the Mortgage Loans, any of Group 1, Group 2, Group 3, Group 4, or with respect to the Certificates, the Class or Classes of Certificates that relate to the corresponding Group.

Group 1:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group 1 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 1 Certificates:  As set forth in the Preliminary Statement.

Group 1 Mezzanine Certificates:  As set forth in the Preliminary Statement.

Group 1 Mortgage Loan:  Any Mortgage Loan in Loan Group 1.

Group 1 Senior Certificates:  As set forth in the Preliminary Statement.

Group 1 Special Servicer:  Any special servicer appointed by the Class 1-X Certificateholder pursuant to Section 3.23.

Group 1 Subordinate Certificates:  As set forth in the Preliminary Statement.

Group 2:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 2 Certificates:  As set forth in the Preliminary Statement.

Group 2 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 2 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 2 Priority Percentage of the Stated Principal Balance of that Mortgage Loan (less the applicable Class P Fraction of each Class P Mortgage Loan in Loan Group 2) and (ii) the Group 2 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 2 Mortgage Loan:  Any Mortgage Loan in Loan Group 2.

Group 2 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 2-A-12 and Class 2-A-14 Certificates divided by the aggregate Stated Principal Balance of the Group 2 Mortgage Loans (less the applicable Class P Fraction of each Class P Mortgage Loan in Loan Group 2), in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 2 Priority Amount:  For any Distribution Date, the sum of (i) the Group 2 Priority Percentage of the Principal Payment Amount for Loan Group 2 (exclusive of the portion attributable to the related Class P Principal Distribution Amount), (ii) the Group 2 Priority Percentage of the Principal Prepayment Amount for Loan Group 2 (exclusive of the portion attributable to the related Class P Principal Distribution Amount) and (iii) the Group 2 Liquidation Amount.

Group 2 Priority Percentage:  For any Distribution Date, the product of (a) the Group 2 Percentage and (b) the Stepdown Percentage.

Group 3:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 3 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 3 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 3 Certificates: As set forth in the Preliminary Statement.

Group 3 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 3 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 3 Priority Percentage of the Stated Principal Balance of that Mortgage Loan (less the applicable Class P Fraction of each Class P Mortgage Loan in Loan Group 3) and (ii) the Group 3 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 3 Mortgage Loan:  Any Mortgage Loan in Loan Group 3.

Group 3 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the Class Principal Balance of the Class 3-A-4 Certificates divided by the Stated Principal Balance of the Group 3 Mortgage Loans (less the applicable Class P Fraction of each Class P Mortgage Loan in Loan Group 3), in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 3 Priority Amount:  For any Distribution Date, the sum of (i) the Group 3 Priority Percentage of the Principal Payment Amount for Loan Group 3 (exclusive of the portion attributable to the related Class P Principal Distribution Amount), (ii) the Group 3 Priority Percentage of the Principal Prepayment Amount for Loan Group 3 (exclusive of the portion attributable to the related Class P Principal Distribution Amount) and (iii) the Group 3 Liquidation Amount.

Group 3 Priority Percentage:  For any Distribution Date, the product of (a) the Group 3 Percentage and (b) the Stepdown Percentage.

Group 4:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 3 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 3 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 4 Certificates:  As set forth in the Preliminary Statement.

Group 4 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 4 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 4 Priority Percentage of the Stated Principal Balance of that Mortgage Loan (less the applicable Class P Fraction of each Class P Mortgage Loan in Loan Group 4) and (ii) the Group 4 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 4 Mortgage Loan:  Any Mortgage Loan in Loan Group 4.

Group 4 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 4-A-4 and Class 4-A-11 Certificates divided by the aggregate Stated Principal Balance of the Group 4 Mortgage Loans (less the applicable Class P Fraction of each Class P Mortgage Loan in Loan Group 4), in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 4 Priority Amount:  For any Distribution Date, the sum of (i) the Group 4 Priority Percentage of the Principal Payment Amount for Loan Group 4 (exclusive of the portion attributable to the Class P Principal Distribution Amount), (ii) the Group 4 Priority Percentage of the Principal Prepayment Amount for Loan Group 4 (exclusive of the portion attributable to the Class P Principal Distribution Amount) and (iii) the Group 4 Liquidation Amount.

Group 4 Priority Percentage:  For any Distribution Date, the product of (a) the Group 4 Percentage and (b) the Stepdown Percentage.

Group C-B Component Balance:  With respect to Loan Group 2, Loan Group 3 and Loan Group 4, the excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group (less the applicable Class P Fraction of each Class P Mortgage Loan in that Loan Group) over (ii) the then outstanding aggregate Class Principal Balance of the related Senior Certificates (other than the Class A-P Certificates).

Group C-B Mortgage Loans:  The Mortgage Loans in Loan Group 2, Loan Group 3 and Loan Group 4.

Group C-B Percentage:  With respect to any Distribution Date and the Group C-B  Certificates, the aggregate Class Principal Balance of the Group C-B Certificates immediately prior to the Distribution Date divided by the outstanding aggregate Stated Principal Balance of the Group 2, Group 3 and Group 4 Mortgage Loans (other than the applicable Class P Fraction of each Class P Mortgage Loan)  as of the Due Date for that Distribution Date.

Group C-B Principal Distribution Amount:  With respect to any Distribution Date and the Group C-B Certificates, will equal the excess of (A) the sum of (i) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 2 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (ii) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 3 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (iii) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 4 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (iv) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 2 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (v) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 3 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (vi) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 4 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (vii) the Subordinate Liquidation Amount for Loan Group 2, (viii) the Subordinate Liquidation Amount for Loan Group 3, (ix) the Subordinate Liquidation Amount for Loan Group 4 over (B) the sum of the sum of (x) if the aggregate Class Principal Balance of the Group 2, Group 3 or Group 4 Certificates has been reduced to zero, principal paid from the Available Distribution Amount of the Loan Group or Groups related to the Certificates paid in full to the other Group or Groups, as described in Section 4.06(a), (y) the amounts paid from the Available Distribution Amount for the Overcollateralized Group or Groups to the Senior Certificates of the Undercollateralized Group or Groups, as described in Section 4.06(b) and (z) the sum of (a) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 2 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (b) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 3 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any) and (c) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 4 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any).

Indemnification Agreement:  Indemnification Agreement dated as of March 30, 2007, among the Certificate Insurer, the Depositor and the Seller.

Independent: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X.  Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Trust Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

IndyMac:  IndyMac Bank, F.S.B., and its successors and assigns.

IndyMac Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

IndyMac Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of March 1, 2007 among DLJMC, IndyMac, the Master Servicer, the Trustee and the Trust Administrator.

Indirect Participants:  Entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Bankruptcy Loss Coverage Amount:  With respect to the Group C-B  Certificates, $150,000.

Initial Class Principal Balance:  As set forth in the Preliminary Statement.

Initial Loan Group 2 Interest Deposit:  $5,056.06.

Initial Loan Group 2 Principal Deposit:  $674,141.90.

Insolvency Proceeding;  As defined in Section 14.04(e) of this Agreement.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any Mortgage Guaranty Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Amounts paid pursuant to any insurance policy with respect to a Mortgage Loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the related Servicer’s or the related Designated Servicer’s normal servicing procedures.

Insured Amounts:  With respect to the Insured Certificates, it has the same meaning assigned to “Guaranteed Distributions” in the Policy.

Insured Certificates:  The Class 1-A-4 and Class 1-A-5 Certificates.

Insured Payments:  The aggregate amount actually paid by the Certificate Insurer to the Trust Administrator in respect of Insured Amounts.

Interest Determination Date: With respect to the Group 1 LIBOR Certificates and the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Distribution Amount:  With respect to any Distribution Date and interest-bearing Class of Certificates (other than the Group 1 Certificates), the sum of (i) one month’s interest accrued during the related Accrual Period at the applicable Pass-Through Rate for such Class on the related Class Principal Balance or Class Notional Amount, as applicable, subject to reduction pursuant to Section 4.01(II)(B) and (ii) any Class Unpaid Interest Amounts for such Class and Distribution Date.

Interest Rate: With respect to each Subsidiary REMIC Regular Interest and each Middle REMIC Regular Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

Interest Rate Cap Accounts:  The Class 1-M-1 Interest Rate Cap Account, Class 1-M-2 Interest Rate Cap Account, the Class 1-M-3 Interest Rate Cap Account, the Class 1-M-4 Interest Rate Cap Account, the Class 1-M-5 Interest Rate Cap Account and the Class 1-B-1 Interest Rate Cap Account. Ownership of the Interest Rate Cap Accounts is evidenced by the Class 1-X Certificates.

Interest Rate Cap Agreements:  The Class 1-M-1 Cap Agreement, Class 1-M-2 Interest Rate Cap Agreement, the Class 1-M-3 Interest Rate Cap Agreement, the Class 1-M-4 Interest Rate Cap Agreement, the Class 1-M-5 Interest Rate Cap Agreement and the Class 1-B-1 Interest Rate Cap Agreement.

Interest Rate Cap Agreement Counterparty:  Credit Suisse International.

Interest Rate Cap Agreement Termination Date:  With respect to each Interest Rate Cap Agreement, the Distribution Date in March 2010, after any required payment is made.

Interest Remittance Amount:  For any Distribution Date and Loan Group 1, an amount equal to the sum of (1) all interest collected (other than related Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Group 1 Mortgage Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all Payoffs and Curtailments received on the Group 1 Mortgage Loans during the related Prepayment Period (other than interest on Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the related Distribution Date), less (x) the Servicing Fees and any lender paid Primary Insurance Policy premiums with respect to the Group 1 Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Servicers, the Master Servicer, the Custodians, the Trust Administrator or the Trustee with respect to the Group 1 Mortgage Loans, (2) all Compensating Interest Payments paid by the Servicers or the Master Servicer with respect to the Group 1 Mortgage Loans with respect to such Distribution Date and any compensating interest payment received from any Designated Servicer with respect to that Distribution Date, (3) the portion of any Substitution Adjustment Amount and Repurchase Price paid with respect to the Group 1 Mortgage Loans during the calendar month immediately preceding the Distribution Date and the proceeds of any purchase of the Group 1 Mortgage Loans by the Terminating Entity pursuant to Section 11.01 in an amount not exceeding the interest portion of the Par Value and (4) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses and unpaid Servicing Fees) collected with respect to the Group 1 Mortgage Loans during the prior calendar month.

Interest Shortfall:  For any Distribution Date and the Group 1 Mortgage Loans, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on the Group 1 Mortgage Loans resulting from (a) Prepayment Interest Shortfalls on Group 1 Mortgage Loans to the extent not covered by a Compensating Interest Payment or any compensating interest payment received from any Designated Servicer and (b) interest payments on certain of the Group 1 Mortgage Loans being limited pursuant to the provisions of the Relief Act.

Investment Account:  The commingled account (which shall be commingled only with investment accounts related to series of pass-through certificates with a class of certificates which has a rating equal to the highest of the Ratings of the Certificates) maintained by WMMSC in the trust department of the Investment Depository pursuant to Section 3.05.  The Investment Account shall be an Eligible Account.

Investment Depository:  U.S. Bank National Association or another bank or trust company designated from time to time by WMMSC.  The Investment Depository shall at all times be an Eligible Institution.

Late Payment Rate:  With respect to any Distribution Date, the greater of (i) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, National Association at its principal office in the City of New York as its prime or base lending rate (any change in such rate of interest to be effective on the date such change is announced by JPMorgan Chase Bank, National Association) plus 3% and (ii) the then applicable highest rate of interest on the Insured Certificates, in each case, computed on the basis of a year of 360 days and the actual number of days elapsed and in no event shall the Late Payment Rate exceed the maximum rate permissible under any applicable law limiting interest rates.

Lender Paid Mortgage Guaranty Insurance Policy:  Any lender paid Mortgage Guaranty Insurance Policy.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

LIBOR Certificates:  As set forth in the Preliminary Statement.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has determined (with respect to the Non-Designated Mortgage Loans, in accordance with this Agreement, or with respect to the Designated Mortgage Loans, in accordance with the related Designated Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

Liquidation Expenses:  Customary and reasonable “out of pocket” expenses incurred by a Servicer (or the related Sub-Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by such Servicer (or the related Sub-Servicer) under a Mortgage Guaranty Insurance Policy for reasons other than such Servicer’s failure to comply with Section 3.09 hereof, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by a Servicer pursuant to Section 3.11 hereof respecting the related Mortgage and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation to the extent not previously reimbursed under any hazard insurance policy for reasons other than such Servicer’s failure to comply with Section 3.11 hereof.

Liquidation Principal:  As to any Distribution Date and Loan Group, other than Loan Group 1, the principal portion of Net Liquidation Proceeds received with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan, but not in excess of the principal balance of that Mortgage Loan, during the preceding calendar month, exclusive of the portion thereof, if any, attributable to the applicable Class P Principal Distribution Amount and Assigned Prepayment Premiums.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property, other than Recoveries.

Loan Group:  Any of Loan Group 1, Loan Group 2, Loan Group 3 and Loan Group 4, as applicable.

Loan Group 1:  As of the Cut-Off Date, consists of all of the Pool 1 Mortgage Loans.

Loan Group 2:  As of the Cut-Off Date, consists of all of the Pool 2 Mortgage Loans.

Loan Group 3:  As of the Cut-Off Date, consists of (a) 100% of the principal balance of each Pool 3 Mortgage Loan with a Net Mortgage Rate less than 5.00% per annum, and (b) a portion of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.00% per annum and less than 5.25% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1−	(Net Mortgage Rate −5.00%)

0.50%

Loan Group 4:  As of the Cut-Off Date, consists of (a) a portion of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and less than or equal to 5.25% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(Net Mortgage Rate − 5.00%)

0.50%

and (b) 100% of the principal balance of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.25% per annum.

Loan-to-Value Ratio:  As of any date, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower Tier Interest:  As described in the Preliminary Statement.

Majority Servicer:  With respect to any Optional Termination, the Servicer servicing the largest percentage of Mortgage Loans in the Loan Group(s) to be purchased in such Optional Termination (by Stated Principal Balance of outstanding Mortgage Loans on the Optional Termination Date) which has notified the Trust Administrator of its intention to be the Terminating Entity of such Loan Group(s) pursuant to Section 11.02(a).

Master REMIC:  As described in the Preliminary Statement.

Master Servicer:  Wells Fargo.

Maximum Cap Rate:  With respect to the Class 2-A-1 Certificates, 8.90% per annum.  With respect to the Class 2-A-4 Certificates, 99.00% per annum.  With respect to the Class 4-A-3 Certificates, 99.00% per annum.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The mortgage identification number for any MERS Mortgage Loan.

Middle REMIC 1:  As described in the Preliminary Statement.

Middle REMIC 2:  As described in the Preliminary Statement.

Middle REMIC Regular Interest:  Any one of the “regular interests” in Middle REMIC 1 or Middle REMIC 2, as applicable, as described in the Preliminary Statement.

Modification Oversight Agent:  SPS and any successor, as modification oversight agent hereunder.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

Monthly Excess Interest:  As to any Distribution Date, the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (ix) of Section 4.01(I)(a) and the Principal Payment Amount remaining after the application of payments pursuant to clauses (i) through (iii) of Section 4.01(I)(b) or clauses (1) through (viii)of Section 4.01(I)(c), as applicable.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.

Mortgage:  With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on a fee simple or leasehold estate in real property securing a Mortgage Note.

Mortgage Component:  All or a portion of a Mortgage Loan that comprises a Loan Group.  With respect to the Loan Groups, a Mortgage Component is also considered a Mortgage Loan.

Mortgage File:  For each Mortgage Loan, the Trustee Mortgage File and the Servicer Mortgage File.

Mortgage Guaranty Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Mortgage Loans:  Such of the mortgage loans and cooperative loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  With respect to each Mortgage Loan that is a Cooperative Loan, if any, “Mortgage Loan” shall include, but not be limited to, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Shares and Proprietary Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to the related Mortgages and the related Mortgage Notes.  As the context requires, reference herein to Mortgage Loans sometimes refer to one or more Mortgage Components related to that Mortgage Loan.

Mortgage Loan Auction Price:  The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the Mortgage Loans in Pool 2 and Pool 3 by the Auction Purchaser.

Mortgage Loan Purchase Price:  The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the applicable Mortgage Loans pursuant to an Optional Termination.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan and applicable Servicer by Loan Group:

1.

the Mortgage Loan identifying number;

2.

a code indicating the type of Mortgaged Property (detached single family dwelling, PUD, condominium unit, two- to four-unit residential property or Cooperative Unit) and the occupancy status;

3.

the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

4.

the Loan-to-Value Ratio at origination;

5.

a code indicating the existence of a subordinate lien for the related mortgaged property;

6.

the combined loan-to-value ratio at origination;

7.

the related borrower’s debt-to-income ratio;

8.

the related borrower’s credit score at origination;

9.

the Mortgage Rate as of the Cut-off Date;

10.

the stated maturity date;

11.

the amount of the Scheduled Payment as of the Cut-off Date;

12.

the original principal amount of the Mortgage Loan;

13.

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

14.

a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

15.

a code indicating whether a Prepayment Premium is required to be paid in connection with a prepayment of the Mortgage Loan and the term and the amount of the Prepayment Premium;

16.

the Expense Fee Rate as of the Cut-off Date;

17.

the Servicing Fee Rate (which may be disclosed on the Mortgage Loan Schedule in two parts identified as the servicing fee and the master servicing fee or in two parts identified as the “Lender Fee” and the “Mgmt Fee” or in two parts identified as “service fee” and “excess fee”);

18.

the Servicer of the Mortgage Loan;

19.

a code indicating whether the Mortgage Loan is covered under a borrower paid or lender paid Primary Insurance Policy (and, if so, the name of the insurance carrier) and the rate at which any lender paid Primary Insurance Policy premium is calculated, if applicable;

20.

a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN.

With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

1.

the number of Mortgage Loans;

2.

the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

3.

the weighted average Mortgage Rate of the Mortgage Loans.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note.

Mortgaged Property:  The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease.

Mortgagor:  The obligor on a Mortgage Note.

Most Senior Enhancement Percentage:  With respect to any Distribution Date and any Class of Group 1 Certificates, other than the Class 1-X Certificates, a fraction, expressed as a percentage, the numerator of which is the sum of (i) the aggregate Class Principal Balance of those Classes of Group 1 Certificates which are lower in payment priority than such Class and (ii) the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date and the denominator of which is the Aggregate Loan Group Balance as of the first day of the related Collection Period.

Net Funds Cap:  For any Distribution Date and each Class of Group 1 Certificates (other than the Class 1-R and Class 1-X Certificates), a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount on such date (adjusted to account for the Certificate Insurer Premium with respect to the Insured Certificates) and (2) 12, and the denominator of which is the Aggregate Loan Group Balance for the immediately preceding Distribution Date, multiplied by, with respect to the Group 1 LIBOR Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the excess of the related Liquidation Proceeds over the sum of Liquidation Expenses, Expense Fees and unreimbursed Advances and Servicing Advances.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate for such Mortgage Loan less the related Expense Fee Rate.

Net Prepayment Interest Shortfall:  For any Distribution Date and Loan Group, other than Loan Group 1, the amount by which the aggregate of Prepayment Interest Shortfalls for such Loan Group during the related Prepayment Period exceeds the related Compensating Interest Payments for such Distribution Date.

Net Realized Losses:  For any Class of Certificates (other than the Group 1 Certificates) and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the sum of (a) the amount of any increases to the Class Principal Balance of that Class pursuant to Section 4.03 due to Recoveries on all prior Distribution Dates and (b) amounts previously distributed to such Class pursuant to Section 4.01(II)(A)(d)(xiv).

Net Recovery Realized Losses:  For any Class of Certificates (other than the Group 1 Certificates) and any Distribution Date, the excess of (i) Net Realized Losses for such Distribution Date over (ii) the amount distributed to such Class pursuant to Section 4.01(II)(A)(d)(xiv) on such Distribution Date.

1933 Act:  The Securities Act of 1933, as amended.

NIM Note:  Any debt instrument issued by a NIM Trust.

NIM Trust:  Any trust created to hold the Class 1-X Certificates, and any other Group 1 Certificates, that issues notes that are secured by distributions on such Certificates.

Non-Designated Mortgage Loans:  The Mortgage Loans that are not Designated Mortgage Loans.

Non-PO Recoveries:  For each Distribution Date and Loan Group, the excess of (i) the amount of Recoveries for such Loan Group for such Distribution Date over (ii) with respect to Loan Group 2, Loan Group 3 and Loan Group 4, the amount of PO Recoveries for such Loan Group for such Distribution Date.

Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer or a Servicer that, in the good faith judgment of the Master Servicer or a Servicer, will not be ultimately recoverable by the Master Servicer or a Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

Notional Amount Certificates:  As set forth in the Preliminary Statement.

Offered Certificates:  As set forth in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President, a Vice President, or other authorized officer, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, any Group 1 Special Servicer, a Sub-Servicer, the Trustee or the Trust Administrator, as the case may be, and delivered to the Depositor, the Seller, the Master Servicer, the Special Servicer, the Servicers, the Trustee or the Trust Administrator, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer or a Servicer, reasonably acceptable to the Trustee and the Trust Administrator.  With respect to the definition of Eligible Account in this Article I and Sections 2.05 and 7.04 hereof and any opinion dealing with the qualification of the REMIC or compliance with the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Master Servicer and such Servicer, (ii) not have any direct financial interest in the Depositor, the Master Servicer or such Servicer or in any affiliate of either of them and (iii) not be connected with Depositor, the Master Servicer or such Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that with respect to Wells Fargo Bank, N.A., as a Servicer, such counsel may be in-house counsel for Wells Fargo Bank, N.A., as a Servicer.

Optimal Interest Remittance Amount: With respect to any Distribution Date, an amount equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the Group 1 Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Group Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount which did not arise as a result of a default or delinquency of the Group 1 Mortgage Loans or were not taken into account in computing the Expense Fee Rate.

Optional Termination:  Any purchase of Mortgage Loans by a Terminating Entity, pursuant to Section 11.01.

Optional Termination Date:  As defined in Section 11.01(a).

Optional Termination Notice Period:  The period during which notice is to be given to the affected Certificateholders of an Optional Termination pursuant to Section 11.03(d).

OTS:  The Office of Thrift Supervision.

Overcollateralization Amount:  For each Distribution Date and any Group (other than the Group 1), the excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in such Group (less the applicable Class P Fraction of each Class P Mortgage Loan) over (ii) the aggregate Class Principal Balance of the Senior Certificates (other than the Class P Certificates) related to that Group.

For any Distribution Date and Group 1, an amount equal to the amount, if any, by which (x) the applicable Aggregate Loan Group Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Group 1 Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Deficiency:  For any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for Group 1 for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Group 1 Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount:  For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for Group 1 for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Group 1 Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Overcollateralized Group:  With respect to Group 2, Group 3 and Group 4, as defined in Section 4.06(b).

Par Value:  As defined in Section 11.01.

Participant:  A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Pass-Through Entity:  (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

Pass-Through Rate:  For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.  Interest on any interest-bearing Class of Certificates (other than the Group 1 LIBOR Certificates) will be computed on the basis of a 360-day year comprised of twelve 30-day months.  Interest on the Group 1 LIBOR Certificates will be computed on the basis of the actual number of days elapsed in the Accrual Period.

Payahead:  Any scheduled principal payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Payoff:  Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Payoff Earnings:  For any Distribution Date with respect to a WMMSC Serviced Mortgage Loan, on which a Payoff was received by WMMSC during the related Prepayment Period, the aggregate of the interest earned by WMMSC from investment of each such Payoff from the date of receipt of such Payoff until the Business Day immediately preceding the related Cash Remittance Date (net of investment losses).

Payoff Interest:  For any Distribution Date with respect to each SPS Serviced Mortgage Loan and Wells Fargo Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day and 14th calendar day, respectively, of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of such month through the day of receipt thereof.

For any Distribution Date with respect to each WMMSC Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of such month through the day of receipt thereof; to the extent (together with Payoff Earnings and the portion of the aggregate Servicing Fee described in clause (i)(a) of the definition of Compensating Interest Payment payable to WMMSC) not required to be distributed as a Compensating Interest Payment on such Distribution Date, Payoff Interest shall be payable to WMMSC as additional servicing compensation.

PCAOB: The Public Company Accounting Oversight Board.

Percentage Interest:  As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As set forth in the Preliminary Statement.

Planned Balance:  With respect to the Class 2-A-10, Class 2-A-11, Class 2-A-13 and Class 2-A-16 Certificates and any Distribution Date appearing on Schedule VI hereto, the applicable amount appearing opposite such Distribution Date for such Class.

With respect to the Class 4-A-10 and Class 4-A-14 Certificates and any Distribution Date appearing on Schedule X hereto, the applicable amount appearing opposite such Distribution Date for such Class.

Planned Principal Classes:  As set forth in the Preliminary Statement.

Pledge Instruments:  With respect to each Cooperative Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

Policy: Financial Guaranty Insurance Policy No. 51828-N issued by the Certificate Insurer with respect to the Insured Certificates, including any endorsements thereto.

Policy Payments Account:  As defined in Section 14.04(b) of this Agreement.

Pool: Each of Pool 1, Pool 2 or Pool 3.

Pool 1: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1 Mortgage Loans: Any Mortgage Loan in Pool 1.

Pool 2: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 2 Mortgage Loans: Any Mortgage Loan in Pool 2.

Pool 3: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3.

Pool 3 Mortgage Loans: Any Mortgage Loan in Pool 3.

PO Recoveries:  For each Distribution Date and Loan Group 2, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to Section 4.01(II)(A)(d)(i)(1) and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in Loan Group 2.

For each Distribution Date and Loan Group 3, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to Section 4.01(II)(A)(d)(i)(2) and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in Loan Group 3.

For each Distribution Date and Loan Group 4, the lesser of (i) the amount required to be paid to the holders of the Class A-P Certificates pursuant to Section 4.01(II)(A)(d)(i)(3) and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in Loan Group 4.

Premium Rate Mortgage Loans:  For Loan Group 2, the Mortgage Loans having Net Mortgage Rates in excess of 6.00% per annum. With respect to Loan Group 4, the Mortgage Loans having Net Mortgage Rates in excess of 5.50% per annum.

Prepayment Interest Shortfall:  As to any Mortgage Loan, Distribution Date and Principal Prepayment (other than a Payoff on (x) a WMMSC Serviced Mortgage Loan or a SPS Serviced Mortgage Loan received during the period from and including the first day to and including the 14th day or (y) a Wells Fargo Serviced Mortgage Loan or a Wells Fargo Serviced CORE Mortgage Loan received during the period from and including the first day to and including the 13th day, in each case, of the month of such Distribution Date) received during the related Prepayment Period, the difference between (i) one full month’s interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment or, if such Principal Prepayment is a Curtailment, the principal amount of such Curtailment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment, net of the Servicing Fee.

Prepayment Premium:  With respect to any Mortgage Loan, any penalty, fee or premium required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Period:  With respect to each Distribution Date and each Payoff with respect to a WMMSC Serviced Mortgage Loan or a SPS Serviced Mortgage Loan, the related “Prepayment Period” will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 14th day of the month in which such Distribution Date occurs.  With respect to each Distribution Date and any Payoff with respect to a Wells Fargo Serviced Mortgage Loan or a Wells Fargo Serviced CORE Mortgage Loan, the related “Prepayment Period” will commence on the 14th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 13th day of month in which such Distribution Date occurs.  With respect to each Distribution Date and each Payoff on any UMS Serviced Mortgage Loan, the related “Prepayment Period” will commence on the first day of the month preceding the month in which the related Distribution Date occurs and will end on the last day of such month.  With respect to each Distribution Date and any Curtailment on any Wells Fargo Serviced Mortgage Loans, WMMSC Serviced Mortgage Loan, Wells Fargo Serviced CORE Mortgage Loan, UMS Serviced Mortgage Loan or SPS Serviced Mortgage Loan, the related “Prepayment Period” will commence on the first day of the month preceding the month in which the related Distribution Date occurs and will end on the last day of such month.  With respect to each Distribution Date and each Payoff and Curtailment with respect to any other Mortgage Loan, the related “Prepayment Period” will be as defined in the Designated Servicing Agreement.

Principal Only Certificates:  As se forth in the Preliminary Statement.

Principal Payment Amount:  For any Distribution Date and each Loan Group (other than Loan Group 1), the sum of (i) the principal portion of the Scheduled Payments on the Mortgage Loans in such Loan Group due on the related Due Date, (ii) the principal portion of purchase proceeds received with respect to any Mortgage Loan in such Loan Group which was purchased as permitted or required by this Agreement during the prior calendar month (other than the Mortgage Loan Purchase Price received in connection with an Optional Termination of such Loan Group, or the Mortgage Loan Purchase Price received in connection with an Auction Sale of such Loan Group, in each case, pursuant to Section 11.01) and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans in such Loan Group during the prior calendar month, other than Principal Prepayments or Liquidation Principal.

For any Distribution Date and Loan Group 1, the excess of the Principal Remittance Amount for such date minus the Overcollateralization Release Amount, if any, for such date.

Principal Prepayment:  Any payment of principal on a Mortgage Loan that constitutes a Payoff or Curtailment.

Principal Prepayment Amount:  For any Distribution Date and each Loan Group (other than Loan Group 1), the sum of (i) all Payoffs or Curtailments in such Loan Group which were received during the related Prepayment Period, (ii) the principal portion of the Mortgage Loan Purchase Price received in connection with an Optional Termination of such Loan Group pursuant to Section 11.01 up to the portion of the Par Value related to that Loan Group, (iii) the principal portion of the Mortgage Loan Auction Price received in connection with an Auction Sale of such Loan Group pursuant to Section 11.01, up to the portion of the Par Value related to that Loan Group and (iv) all Non-PO Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date.

Principal Remittance Amount:  For any Distribution Date and Loan Group 1, an amount equal to (A) the sum, without duplication, of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Group 1 Mortgage Loans during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicers, the Master Servicer, the Trust Administrator, the Custodians and the Trustee) with respect to the Group 1 Mortgage Loans, to the extent allocable to principal or to the extent the Interest Remittance Amount is insufficient and the principal portion of related Payaheads on the Group 1 Mortgage Loans previously received and intended for application in the related Collection Period, (2) all Principal Prepayments on the Group 1 Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Group 1 Mortgage Loan that was repurchased by the Seller or purchased by the Servicer during the calendar month immediately preceding such Distribution Date, (4) the principal portion of the Mortgage Loan Purchase Price received in connection with an Optional Termination of Loan Group 1 pursuant to Section 11.01 up to the portion of the Par Value related to Loan Group 1, (5) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans in Loan Group 1 during the calendar month immediately preceding such Distribution Date allocable to principal and (6) all Net Liquidation Proceeds (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal or to the extent the Interest Remittance Amount is insufficient) and any Recoveries collected with respect to the Group 1 Mortgage Loans during the prior calendar month, to the extent allocable to principal less (B) the Capitalization Reimbursement Amount for such Distribution Date.

Principal Transfer Amount:  For any Distribution Date and any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such Group (less the applicable Class P Fraction of each Class P Mortgage Loan in such Loan Group).

Private Certificates:  As set forth in the Preliminary Statement.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Pro Rata Share: As to any Distribution Date and any Class of Group C-B  Certificates, the portion of the Group C-B  Principal Distribution Amount allocable to such Class, equal to the product of the Group C-B  Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Group C-B  Certificates.

Prospectus:  The Prospectus, dated March 27, 2007, relating to the offering by the Depositor from time to time of its CSMC Mortgage-Backed Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Prospectus Supplement:  The Prospectus Supplement, dated March 30, 2007, relating to the offering of the Offered Certificates in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Purchase Price:  With respect to any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.02 or 2.03 or purchased by an entity pursuant to Section 3.11(f), purchased at the option of the Special Servicer pursuant to Section 3.11(g) with respect to a Group CB Mortgage Loan, purchased at the option of any Group 1 Special Servicer pursuant to Section 3.23(c) with respect to a Group 1 Mortgage Loan, the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Rate (reduced by the related Servicing Fee Rate, if the purchaser is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, (iii) in the case of a Mortgage Loan purchased by the Seller, the amount of any unreimbursed Servicing Advances made by a Servicer, other than the Seller, with respect to such Mortgage Loan or, in the case of a Mortgage Loan purchased by the Special Servicer or any Group 1 Special Servicer, any unreimbursed Servicing Advances payable to any Servicer other than SPS and (iv) any costs and damages (including, without limitation, late fees) actually incurred and paid by or on behalf of the Trust in connection with the fact that such Mortgage Loan at the time it was made failed to comply in all material respects with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Schedule III(viii).  With respect to any Mortgage Loan required or allowed to be purchased, the related Servicer or the Seller, as applicable, shall deliver to the Trustee and the Trust Administrator an Officer’s Certificate as to the calculation of the Purchase Price.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan:  One or more Mortgage Loans substituted by the Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit L, individually or in the aggregate and on a weighted average basis, as applicable, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan; provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan in the Trust immediately prior to any substitution; (v) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vi)  comply with each representation and warranty set forth in Section 2.03(b).

Qualified Substitute Mortgage Loan Excess Interest:  For any Qualified Substitute Mortgage Loan and Distribution Date, the product of (x) the Stated Principal Balance, as of the second preceding Due Date after giving effect to scheduled payments for that Due Date, whether or not received, of such Mortgage Loan and (y) the Qualified Substitute Mortgage Loan Excess Interest Rate for such Mortgage Loan and Distribution Date.

Qualified Substitute Mortgage Loan Excess Interest Rate:  For any Qualified Substitute Mortgage Loan and Distribution Date, the excess of the rate at which such Mortgage Loan is accruing interest over the rate at which the related Deleted Mortgage Loan was accruing interest on the date of substitution.

Rating Agency:  S&P, Fitch, Moody’s, or any successor to any of them.

Ratings:  As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss:  With respect to any Mortgage Loan, (1) that is a Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan; (2) that is subject to a Deficient Valuation, the excess of the Stated Principal Balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; or (3) that is a for any Debt Service Reduction Mortgage Loan, the present value of all monthly Debt Service Reductions on the Mortgage Loan, assuming that the mortgagor pays each Scheduled Payment on the applicable Due Date and that no Principal Prepayments are received on the Mortgage Loan, discounted at the applicable Mortgage Rate.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, (ii) make certain agreements with respect to such Cooperative Loan.

Record Date:  With respect to any Distribution Date and the Group 1 LIBOR Certificates and the LIBOR Certificates, the Business Day immediately preceding that Distribution Date so long as the Certificates remain Book-Entry Certificates, or otherwise on the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs, and with respect to any other Class of Certificates, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

Recovery:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a Class or Classes of Certificates, net of any reimbursable expenses.

Reference Bank Rate:  As to any Accrual Period relating to the Group 1 LIBOR Certificates and the LIBOR Certificates as follows:  the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Group 1 LIBOR Certificates and the LIBOR Certificates; provided that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trust Administrator after consultation with DLJMC, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the Group 1 LIBOR Certificates and the LIBOR Certificates.  If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks:  Three major banks that are engaged in the London interbank market, selected by the Trust Administrator after consultation with DLJMC.

Registration Statement:  That certain registration statement on Form S-3, as amended (Registration No. 333-130884), relating to the offering by the Depositor from time to time of its CSMC Mortgage-Backed Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Securities and Exchange Commission.

Regular Certificates:  All of the Certificates other than the Residual Certificates.

Regulation AB: Means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Red. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S:  Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Reimbursement Amount:  As to any Distribution Date, the sum of (i)(a) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to this Agreement, plus (b) interest accrued thereon, calculated at the related Late Payment Rate from the date the Certificate Insurer paid the Insured Payment to the Trust Administrator and (ii) without duplication, (a) any other amounts owing to the Certificate Insurer under this Agreement and the Indemnification Agreement, as certified to the Trust Administrator by the Certificate Insurer plus (b) interest accrued thereon calculated at the related Late Payment Rate.

Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, each Servicer, the Trust Administrator, the Trustee or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act:  The Servicemembers Civil Relief Act of 1940, as amended, and any similar state or local law.

Relief Act Reductions:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit”, within the meaning of Section 860D of the Code.  Reference herein to REMIC refers to the Master REMIC, Middle REMIC 1, Middle REMIC 2, Subsidiary REMIC 1 and Subsidiary REMIC 2, as the context requires.

REMIC Election:  An election, for federal income tax purposes, to treat certain assets as a REMIC.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Required Basis Risk Reserve Fund Amount:  With respect to any Distribution Date, $5,000.

Required Basis Risk Reserve Fund Deposit:  With respect to any Distribution Date, the sum of (i) any Basis Risk Shortfall for such date (net of amounts available to pay Basis Risk Shortfalls on deposit in the Interest Rate Cap Accounts on such date) and (ii) the excess, if any, of the Required Basis Risk Reserve Fund Amount for such Distribution Date over the amount on deposit in the Basis Risk Reserve Fund at the close of business on the Business Day immediately preceding such Distribution Date.

Required Coupon:  With respect to Loan Group 2, 6.00% per annum.  With respect to Loan Group 3, 5.00% per annum.  With respect to Loan Group 4, 5.50% per annum.

Required Insurance Policy:  With respect to any Non-Designated Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan or the related Mortgaged Property.

Reportable Event: As defined in Section 13.04.

Reporting Servicer: As defined in Section 13.03.

Representatives: As defined in Section 3.05.

Residual Certificates:  As defined in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee or the Trust Administrator, shall mean any officer within the corporate trust department of the Trustee or the Trust Administrator, respectively, including any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Rolling Three Month Delinquency Rate:  For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Rule 144A:  Rule 144A under the 1933 Act, as in effect from time to time.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: As defined in Section 13.09.

Securities Act: means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Seller:  DLJMC.

Senior Certificates:  As set forth in the Preliminary Statement.

Senior Enhancement Percentage:  For any Distribution Date and the Group 1 Certificates, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Group 1 Subordinate Certificates and the Overcollateralization Amount for Group 1 (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Loan Group Balance as of the first day of the related Collection Period.

Senior Liquidation Amount:  For any Distribution Date and in the aggregate for each Loan Group, for each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan (exclusive of the applicable Class P Fraction of that balance, if that Mortgage Loan is a Class P Mortgage Loan) and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that Mortgage Loan.

Senior Percentage:  For any Distribution Date and each Loan Group (other than Loan Group 1), the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the related Senior Certificates (other than the Class P Certificates related to such group, if applicable) immediately prior to that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (less the Class P Fraction of the Class P Mortgage Loans in that Loan Group, if applicable) in such Loan Group as of the Due Date related to such Distribution Date; provided however, in no event will the Senior Percentage for any Loan Group exceed 100%.

Senior Prepayment Percentage:  The Senior Prepayment Percentage for any Group of Senior Certificates (other than the Group 1 Senior Certificates) for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.  The Senior Prepayment Percentage for any Group of Senior Certificates (other than the Group 1 Senior Certificates) for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for any of the Group 2, Group 3 or Group 4 Certificates exceeds the initial Senior Percentage for such Group, in which case the Senior Prepayment Percentage for each of the Group 2, Group 3 or Group 4 Certificates will once again equal 100%).

Notwithstanding the foregoing, no decrease to the Senior Prepayment Percentage for either of the Group 2, Group 3 or Group 4 Certificates will occur on any Distribution Date as to which that decrease applies if (i) the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including all related REO Property and Mortgage Loans in foreclosure) (averaged over the preceding six month period), as a percentage of the related Group C-B Component Balance as of such Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses in the related Loan Group exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the related Group C-B Component Balance as of the Closing Date (the “Original Group C-B Component Balance”), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Group C-B  Component Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Group C-B Component Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Group C-B Component Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related Original Group C-B Component Balance.  However, any such reduction not permitted on the first Distribution Date as to which such decrease applies, will be permitted on any subsequent Distribution Date on which the foregoing criteria is satisfied.  If the Senior Prepayment Percentage for any of the Group 2, Group 3 or Group 4 Certificates is not permitted to reduce due to the limitations set forth in this paragraph, then the Senior Prepayment Percentage for the other Groups shall not be reduced on such date.

If on any Distribution Date the allocation to any Group of Senior Certificates (other than the Group 1 Senior Certificates) of Principal Prepayments in the percentage required would reduce the aggregate Class Principal Balance of such Certificates below zero, the related Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce the aggregate Class Principal Balance of such Certificates to zero.

Senior Principal Distribution Amount:  As to any Distribution Date and each Loan Group (other than Loan Group 1), the excess of (A) the sum of (i) the related Senior Percentage of the Principal Payment Amount for such Loan Group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount, if any), (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount, if any), (iii) the Senior Liquidation Amount for such Loan Group  and (iv) with respect to Loan Group 2 and the April 2007 Distribution Date, the Initial Loan Group 2 Principal Deposit over (B) the related Senior Prepayment Percentage of the Capitalization Reimbursement Amount for that Loan Group (exclusive of the portion attributable to the reduction of the applicable Class P Principal Distribution Amount, if any).

Senior Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the aggregate Class Principal Balance of the Group 1 Senior Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 88.00% and (ii) the Aggregate Loan Group Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Group Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date.

Servicers:  SPS, Wells Fargo, UMS and WMMSC, and any successor in interest thereto or any successor servicer appointed as provided herein.

Servicer Employee:  As defined in Section 3.18.

Service(s)(ing): In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicer Mortgage File:  All documents pertaining to a Mortgage Loan not required to be included in the Trustee Mortgage File and held by the Master Servicer or the related Servicer or any Sub-Servicer.

Servicing Advance: With respect to the Non-Designated Mortgage Loans, all customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by a Servicer of its servicing obligations related to such Mortgage Loans, including, but not limited to, the cost (including reasonable attorneys’ fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) compliance with the obligations under Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services), (iv) any expenses incurred by a Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a), (v) compliance with the obligations under Section 3.09, (vi) locating any documents missing from the Trustee’s Mortgage File and (vii) obtaining broker price opinions.

With respect to the Designated Mortgage Loans, Servicing Advance shall have the meaning assigned to such term in the related Designated Servicing Agreement.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

Servicing Fee Rate:  The per annum rate set forth on the Mortgage Loan Schedule.

Servicing Function Participant: Any Sub-Servicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer, the Trustee and the Trust Administrator, that is performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (measured as the weighted average of the monthly percentages of the aggregate Stated Principal Balance of the Mortgage Loans serviced by such participant during the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months in such year during which such Servicing Function Participant Services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed from the Cut-Off Date to the end of such calendar year).  For clarification purposes, each of the Custodians are Servicing Function Participants.

Servicing Officer:  Any officer of the Master Servicer, Servicer or Modification Oversight Agent involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Trust Administrator by the Master Servicer, a Servicer or the Modification Oversight Agent on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee and Trust Administrator.

Special Hazard Loss:  A Realized Loss (or portion thereof) with respect to a Mortgage Loan arising from any direct physical loss or damage to a Mortgaged Property (including any Realized Loss due to the presence or suspected presence of hazardous wastes or substances on mortgaged property) which is not covered by a standard hazard maintenance policy with extended coverage or by a flood insurance policy, if applicable (or which would not have been covered by such a policy had such a policy been maintained), which is caused by or results from any cause except: (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot, inherent vice or latent defect, animals, birds, vermin, insects; (ii) settling, subsidence, cracking, shrinkage, bulging or expansion of pavements, foundations, walls, floors, roofs or ceilings; (iii) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or part thereof ensues and then only for the ensuing loss; (iv) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote; (v) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (a) by any government of sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces, (b) by military, naval or air forces, or (c) by an agent of any such government, power, authority or forces; (vi) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or (vii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

Special Hazard Loss Coverage Amount:  With respect to the Group C-B  Certificates and as of the Closing Date, $6,416,830, subject to reduction from time to time, to be an amount equal on any Distribution Date to the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Group 2, Group 3 and Group 4 Mortgage Loans, (ii) twice the principal balance of the largest Group 2, Group 3 and Group 4 Mortgage Loan and (iii) the aggregate principal balances of the Group 2, Group 3 and Group 4 Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the related Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of losses allocated to the Group C-B Certificates attributable to Special Hazard Mortgage Loans incurred since the Closing Date.  All principal balances for the purpose of this definition will be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

Special Hazard Loss Coverage Termination Date:  The date on which the applicable Special Hazard Loss Coverage Amount is reduced to zero.

Special Payoff Mortgage Loan:  With respect to any Distribution Date, any Mortgage Loan (i) that was subject to a Payoff in the month preceding the month of such Distribution Date and (ii) the principal of which was distributed on the Distribution Date immediately preceding such Distribution Date.

Special Servicer:  Select Portfolio Servicing, Inc., and its successors and permitted assigns.

Special Serviced Mortgage Loan:  The Mortgage Loans for which the Special Servicer acts as servicer pursuant to Section 3.19.

SPS:  Select Portfolio Servicing, Inc., a Utah corporation, and its successors and assigns.

SPS Mortgage Loans:  Any SPS Serviced Mortgage Loans for which SPS has not entered into a subservicing arrangement for such Mortgage Loan pursuant to Section 3.02 hereof.

SPS Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which SPS is the applicable Servicer, and if SPS is the Special Servicer, any Special Serviced Mortgage Loans.

Standard Hazard Policy:  Each standard hazard insurance policy or replacement therefor referred to in Section 3.09.

Startup Day:  The Closing Date.

Stated Principal Balance:  With respect to any Group 1 Mortgage Loan and date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, after application of the principal portion of all Scheduled Payments due on or before the Cut-off Date, whether or not received, plus any Capitalization Reimbursement Amounts for such Mortgage Loan, if any, minus the sum of (i) the principal portion of all Scheduled Payments due on or before the Due Date in the Collection Period immediately preceding such date of determination, whether or not received and (ii) all amounts allocable to unscheduled payments of principal received on or before the last day of the Collection Period immediately preceding such date of determination.

With respect to any Group CB Mortgage Loan and date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, after application of the principal portion of all Scheduled Payments due on or before the Cut-off Date, whether or not received, plus any Capitalization Reimbursement Amounts for such Mortgage Loan, if any, minus the sum of (i) all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before that date of determination and (ii) any Realized Losses on such Mortgage Loan that have been allocated to one or more Classes of Certificates on or before that date of determination.

Stepdown Date:  The date occurring on the earlier of (i) the first Distribution Date following the Distribution Date on which the aggregate principal balance of the Group 1 Senior Certificates is reduced to zero and (ii) the later of (x) the Distribution Date in April 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Group 1 Mortgage Loans during the related Collection Period but before giving effect to payments on the Group 1 Certificates on such Distribution Date) is greater than or equal to 12.00%.

Stepdown Percentage:  For any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN	STEPDOWN PERCENTAGE

April 2007 through March 2012	0%
April 2012 through March 2013	30%
April 2013 through March 2014	40%
April 2014 through March 2015	60%
April 2015 through March 2016	80%
April 2016 and thereafter	100%

Streamlined Mortgage Loan:  A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the Seller’s streamlined documentation program then in effect.

Stock Power:  With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Stripped Interest Rate:  For each Premium Rate Mortgage Loan and Loan Group 2 and Loan Group 4, the excess of the Net Mortgage Rate for such Mortgage Loan over the Required Coupon for such Loan Group.

Subcontractor: Any vendor, subcontractor or other Person that (i) is a Servicing Function Participant and (ii) is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer or the Trust Administrator.

Subordinate Certificates:  As set forth in the Preliminary Statement.

Subordinate Liquidation Amount:  For any Distribution Date and each Loan Group (other than Loan Group 1), the excess, if any, of the aggregate Liquidation Principal of Mortgage Loans related to that Loan Group which became Liquidated Mortgage Loans during the prior calendar month over the related Senior Liquidation Amount for that Distribution Date.

Subordinate Percentage:  As to any Distribution Date and each Loan Group (other than Loan Group 1), the excess of 100% over the related Senior Percentage for that Distribution Date.

Subordinate Prepayment Percentage:  As to any Distribution Date and each Loan Group (other than Loan Group 1), 100% minus the related Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the related Senior Certificates (other than the Class P Certificates related to such Loan Group) has been reduced to zero, then the Subordinate Prepayment Percentage for that Loan Group will equal 100%.

Subordination Level:  On any Distribution Date for any Class of Group C-B Certificates, the percentage obtained by dividing the sum of the aggregate Class Principal Balances of all Classes of Group C-B Certificates which are subordinate in right of payment to that Class by the aggregate Class Principal Balances of all Classes of Group 2, Group 3, Group 4, Group C-B and Class A-P Certificates, in each case as of the last day of the preceding calendar month.

Subservicing Agreement:  An agreement between a Servicer and a Sub-Servicer for the servicing of the related Mortgage Loans.

Subsidiary REMIC: Subsidiary REMIC 1 or Subsidiary REMIC 2.

Subsidiary REMIC 1:  As described in the Preliminary Statement.

Subsidiary REMIC 2:  As described in the Preliminary Statement.

Subsidiary REMIC Regular Interest:  Any one of the “regular interests” in a Subsidiary REMIC as described in the Preliminary Statement.

Substitution Adjustment Amount:  As defined in Section 2.03(c).

Sub-Servicer: Any Person that (i) is a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer, and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Designated Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Sub-Servicing Agreement:  Any servicing agreement between a Servicer and a Sub-Servicer pursuant to which such Servicer delegates any of its servicing responsibilities with respect to any of the Non-Designated Mortgage Loans.

SunTrust:  SunTrust Mortgage, Inc., a Virginia Corporation, and its successors and assigns.

SunTrust Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

SunTrust Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of January 1, 2007 among DLJMC, SunTrust, the Master Servicer, the Trustee and the Trust Administrator.

Supplemental Interest Trust:  A trust created pursuant to Section 4.09, separate from the Trust, consisting of the Yield Maintenance Agreements, the Yield Maintenance Accounts, the Interest Rate Cap Agreements, the Interest Rate Cap Accounts and the right to receive payments from the Yield Maintenance Agreement Counterparty and the Interest Rate Cap Agreement Counterparty.

Supplemental Interest Trust Trustee: The Trustee acting not in its individual capacity, but solely as trustee of the Supplemental Interest Trust.

Targeted Balance:  With respect to the Class 2-A-1, Class 2-A-3 and Class 2-A-5 Certificates and any Distribution Date appearing on Schedule VII hereto, the applicable amount appearing opposite such Distribution Date for the aggregate of such Classes.

With respect to the Class 2-A-1 and Class 2-A-3 Certificates and any Distribution Date appearing on Schedule VIII hereto, the applicable amount appearing opposite such Distribution Date for the aggregate of such Classes.

With respect to the Class 2-A-4 Certificates and any Distribution Date appearing on Schedule IX hereto, the applicable amount appearing opposite such Distribution Date for such Class.

With respect to the Class 4-A-3 Certificates and any Distribution Date appearing on Schedule XI hereto, the applicable amount appearing opposite such Distribution Date for such Class.

Targeted Principal Class:  As set forth in the Preliminary Statement.

Targeted Overcollateralization Amount:  The Targeted Overcollateralization Amount shall equal (1) with respect to any Distribution Date prior to the Stepdown Date, 0.60% of the Aggregate Loan Group Balance as of the Cut-off Date; (2) with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) 1.20% of the Aggregate Loan Group Balance for such Distribution Date, and (b) 0.50% of the Aggregate Loan Group Balance as of the Cut-off Date; and (3) with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Tax Matters Person:  The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T.  Initially, the Tax Matters Person shall be the Trust Administrator.

Terminating Entity:  As determined by the Trust Administrator pursuant to Section 11.02(b).

Transferee Affidavit and Agreement:  As defined in Section 6.02(g)(i)(B).

Trigger Event:  A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds the applicable percentage (as set forth in the table immediately below) of the Most Senior Enhancement Percentage for the most senior Class of Certificates then outstanding :

Class	Percentage
Group 1 Senior	50.00%
Class 1-M-1	81.08%
Class 1-M-2	122.45%
Class 1-M-3	142.86%
Class 1-M-4	200.00%
Class 1-M-5	272.73%
Class 1-B-1	500.00%

or (ii) the cumulative Realized Losses with respect to Group 1 Mortgage Loans as a percentage of the original Aggregate Loan Group Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
April 2009 - March 2010	0.20%*
April 2010 - March 2011	0.50%*
April 2011 - March 2012	0.85%*
April 2012 - March 2013	1.20%*
April 2013 - and thereafter	1.45%

* The percentages set forth above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust Administrator:  Wells Fargo Bank, N.A. a national banking association, not in its individual capacity, but solely in its capacity as trust administrator for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trust Administrator Fee:  As to any Distribution Date, an amount equal to one month’s interest at the Trust Administrator Fee Rate on the aggregate Stated Principal Balance of the Mortgage Loans calculated as of the first day of the related Collection Period.

Trust Administrator Fee Rate:  As to each Mortgage Loan, a per annum rate equal to 0.00%.

Trust Agreement:  The Trust Agreement dated as of March 1, 2007, entered into by and among the Depositor, the Trustee and the Trust Administrator for the issuance of the Exchangeable Certificates.

Trust Fund:  The corpus of the trust created by this Agreement consisting of (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account and the Certificate Account and the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) rights to receive payments made by the Yield Maintenance Agreement Counterparty under the Yield Maintenance Agreements, (e) rights to receive payments made by the Interest Rate Cap Counterparty under the Interest Rate Cap Agreements, (f) any insurance policies with respect to the Mortgage Loans, (g) the Depositor’s rights under the Assignment and Assumption Agreement, (h) the Policy and (i) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

Trust Receipt and Final Certification:  As defined in Section 2.02(a).

Trust Receipt and Initial Certification:  As defined in Section 2.02(a).

Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trustee Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Trustee Mortgage File pursuant to this Agreement.

UMS:  Universal Master Servicing, LLC, a Delaware limited liability company.

UMS Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which UMS is the applicable Servicer.

Uncertificated REMIC Interests: As specified in the Preliminary Statement.

Undercollateralized Group:  With respect to Group 2, Group 3 or Group 4, as defined in Section 4.06(b).

Underwriter: Credit Suisse Securities (USA) LLC.

Underwriting Agreement: The Underwriting Agreement, dated March 30, 2007, among the DLJMC, the Depositor and the Underwriter.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (March 20, 2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

U.S. Bank:  U.S. Bank National Association.

U.S. Person:  A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, and any trust that elects to be treated as a United States Person that is eligible to make such election under Code Section 7701(a)(30).

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 92% of all Voting Rights shall be allocated among the Holders of the Certificates, except for the Class 2-A-2, Class 2-A-15, Class 2-A-17, Class 2-A-18, Class 4-A-7, Class 4-A-12, Class A-X, Class 1-X, Class 1-P, Class PP, Class 1-R, Class AR and Class AR-L Certificates.  The portion of such 92% Voting Rights allocated to each of the Certificates, except for the Class 2-A-2, Class 2-A-15, Class 2-A-17, Class 2-A-18, Class 4-A-7, Class 4-A-12, Class A-X, Class 1-X, Class 1-P, Class PP, Class 1-R, Class AR and Class AR-L Certificates, shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding.  The Class 2-A-2, Class 2-A-15, Class 2-A-17, Class 2-A-18, Class 4-A-7, Class 4-A-12, Class 1-X and Class A-X Certificates shall each be allocated 1% of the Voting Rights.  Voting Rights shall be allocated among the Certificates within each such Class in proportion to their respective Percentage Interests.  The Class 1-P, Class PP, Class 1-R, Class AR and Class AR-L Certificates shall have no Voting Rights.  Notwithstanding any of the foregoing, unless a Certificate Insurer Default is continuing, on any date on which any Insured Certificates are outstanding, or any amounts are owed to the Certificate Insurer under this Agreement, the Certificate Insurer will have all Voting Rights of the Insured Certificates.  So long as the Certificate Insurer has the Voting Rights pursuant to the preceding sentence, the reference to holders of the Class 1-A-4 and Class 1-A-5 Certificates in this definition shall be deemed to refer to the Certificate Insurer.

WaMu:  Washington Mutual Bank, F.A., a federally chartered savings association, and its successors and assigns.

WaMu Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

WaMu Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of March 1, 2007 among DLJMC, WaMu, the Master Servicer, the Trustee and the Trust Administrator.

Wells Fargo:  Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

Wells Fargo REO Disposition:  The final sale by Wells Fargo, as a Servicer, of any REO Property.

Wells Fargo REO Disposition Fee:  With respect to each Wells Fargo REO Disposition, the greater of (i) $1,200 or (ii) one percent (1%) of the final sales price of such Wells Fargo REO Disposition shall be paid to the Servicer in the form of a REO management fee; provided that the real estate broker commission with respect to the liquidation of the REO Property is equal to or less than 5% except in such cases where the property value is less than $100,000 or the property is located in a rural area and market conditions require the Servicer to pay a real estate broker commission greater than 5% or prior written consent has been obtained from the Depositor or its authorized representative.

Wells Fargo Serviced CORE Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Wells Fargo is the applicable Servicer and the owner of the related servicing rights.

Wells Fargo Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Wells Fargo is the applicable Servicer.

WMMSC:  Washington Mutual Mortgage Securities Corp., a Delaware corporation, and its successors and assigns.

WMMSC Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which WMMSC is the applicable Servicer.

Yield Maintenance Account:  The Class 2-A-1 Yield Maintenance Account, Class 2-A-4 Yield Maintenance Account and the Class 4-A-3 Yield Maintenance Account.

Yield Maintenance Agreement:  The Class 2-A-1 Yield Maintenance Agreement, Class 2-A-4 Yield Maintenance Agreement and the Class 4-A-3 Yield Maintenance Agreement.

Yield Maintenance Agreement Counterparty:  With respect to the Yield Maintenance Agreement, Credit Suisse International.

Yield Maintenance Agreement Payment:  For the Class 2-A-1, Class 2-A-4 and Class 4-A-3 Certificates and any Distribution Date on or prior to the related Yield Maintenance Agreement Termination Date, an amount equal to the product of (a) the excess, if any, of (i) the lesser of one-month LIBOR, as determined in the Yield Maintenance Agreement, and the Maximum Cap Rate over (ii) the related Cap Strike Rate, (b) the related Yield Maintenance Notional Amount set forth for such Distribution Date in the table in Schedule IVA, Schedule IVB or Schedule IVC, as applicable, and (c) one-twelfth.

Yield Maintenance Agreement Termination Date:  With respect to the Class 2-A-1 Yield Maintenance Agreement, Class 2-A-4 Yield Maintenance Agreement and Class 4-A-3 Yield Maintenance Agreement, the Distribution Date in May 2011, September 2010 and August 2013, respectively, after any required payment is made.

Yield Maintenance Amount:  For the Class 2-A-1, Class 2-A-4 and Class 4-A-3 Certificates and any Distribution Date prior to and including the Yield Maintenance Agreement Termination Date for which the one-month LIBOR, as determined in the related Yield Maintenance Agreement, exceeds the Cap Strike Rate, an amount equal to the product of (a) the Class Principal Balance of such Class of Certificates immediately prior to such Distribution Date, (b) the excess of (i) the lesser of (x) one-month LIBOR, as determined in the Yield Maintenance Agreement, and (y) the Maximum Cap Rate over (ii) the Cap Strike Rate and (c) one-twelfth.

Yield Maintenance Amount Shortfall:  For the Class 2-A-4 and Class 4-A-3 Certificates and any Distribution Date, the excess, if any, of (x) the related Yield Maintenance Amount for such Distribution Date over (y) the sum of the related Yield Maintenance Agreement Payment for such Distribution Date and any related Excess Funds in the Yield Maintenance Account applied to the payment of such Yield Maintenance Amount on such Distribution Date.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Trust Fund.

(a)

The Depositor hereby sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer, without recourse, the Depositor’s right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date and any Assigned Prepayment Premiums, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property related to the Mortgage Loans, (c) the Collection Account and the Certificate Account, the Interest Rate Cap Agreements, the Basis Risk Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

On or prior to the Closing Date, the Depositor shall cause the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust to enter into the three Yield Maintenance Agreements with the Yield Maintenance Agreement Counterparty and cause the Trust Administrator to acknowledge and agree to the three Yield Maintenance Agreements and the Depositor shall pay or cause to be paid on behalf of the Supplemental Interest Trust the payments owed to the Yield Maintenance Agreement Counterparty as of the Closing Date under the Yield Maintenance Agreement.  In addition, on or prior to the Closing Date, the Depositor shall cause the Supplemental Interest Trust Trustee on behalf of the Supplemental Interest Trust to enter into the Interest Rate Cap Agreements with the Interest Rate Cap Agreement Counterparty and cause the Trust Administrator to acknowledge and agree to the Interest Rate Cap Agreements and the Depositor shall pay or cause to be paid on behalf of the Supplemental Interest Trust the payments owed to the Interest Rate Cap Agreement Counterparty as of the Closing Date under the Interest Rate Cap Agreements. .

The Trustee is hereby directed, on or prior to the Closing Date, not in its individual capacity but solely on behalf of the Trust Fund, to execute and deliver each of the Designated Servicing Agreements in the forms presented to it by the Depositor, for the benefit of the Holders of the Certificates and the Certificate Insurer.  The Trustee shall not be personally liable for the payment of any indebtedness or expenses of the Trust Fund or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee on behalf of the Trust Fund under the Designated Servicing Agreements or any other related documents, as to all of which recourse shall be had solely to the assets of the Trust Fund in accordance with the terms of this Agreement.  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of each Servicing Agreement and the performance of any obligations thereunder.

It is agreed and understood by the Depositor, the Seller, the Modification Oversight Agent, the Servicers, the Special Servicer, the Master Servicer, the Trust Administrator and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

(b)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodians for the benefit of the Certificateholders and the Certificate Insurer, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)

(A) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of ________________, without recourse” and signed in the name of the last named endorsee by an authorized officer or (B) with respect to any Lost Mortgage Note, a lost note affidavit and indemnity from the Seller stating that the original Mortgage Note was lost or destroyed, (together with a copy of such Mortgage Note, if available) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note;

(ii)

the original of any guarantee executed in connection with the Mortgage Note (if any);

(iii)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording (the return directions for the original Mortgage should indicate, when recorded, mail to the Seller) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iv)

the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(v)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan from the last assignee assigned in blank;

(vi)

for each Mortgage Loan that was not a MERS Mortgage Loan at its origination, the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the last assignee, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Custodians forthwith after return from such recording office);

(vii)

the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney’s opinion of title and abstract of title); and

(viii)

with respect to a Cooperative Loan, if any, the originals of the following documents or instruments:

(A)

the Cooperative Shares, together with the Stock Power in blank;

(B)

the executed Security Agreement;

(C)

the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

(D)

the executed Recognition Agreement;

(E)

Copies of the original UCC financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(F)

Copies of the filed UCC assignments or amendments of the security interest referenced in clause (E) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(G)

An executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust; and

(H)

For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

In addition, in connection with the assignment of any MERS Mortgage Loan, the related Servicer agrees that it will cause, at the Seller’s direction and expense, the MERS® System to indicate that such Mortgage Loans have been assigned by such Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased or substituted in accordance with this Agreement) the information required by the MERS® System to (a) identify the Trustee and (b) identify the series of the Certificates issued in connection with such Mortgage Loans.  The Depositor shall report to the related Custodian and the Certificate Insurer the status of updating all applicable assignments with MERS within 60 days of the Closing Date and shall confirm in writing to the applicable Custodian and the Certificate Insurer (which may be furnished electronically) once all assignments are updated with MERS.  The Seller further agrees that it will not, and will not permit a Servicer to, and each related Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or substituted in accordance with the terms of this Agreement.

In the event the Depositor delivers to the related Custodian certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Depositor shall deliver or cause to be delivered to the related Custodian, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the related Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) for a Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Custodians, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, DLJMC shall, at its expense, (i) affix or cause to be affixed the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which DLJMC has not received the information required to prepare such assignment in recordable form, DLJMC’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and DLJMC need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor (at the Depositor’s expense) to the Trustee, the Trust Administrator, the Certificate Insurer and DLJMC, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s, the Certificate Insurer’s and the Certificateholders’ interest in the related Mortgage Loan.

If any original Mortgage Note referred to in Section 2.01(b)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the related Custodian of a photocopy of such Mortgage Note, if available, with a lost note affidavit and indemnity.  If any of the original Mortgage Notes for which a lost note affidavit and indemnity was delivered to the related Custodian is subsequently located, such original Mortgage Note shall be delivered to the related Custodian within three Business Days.

(c)

The Trustee and Trust Administrator are authorized to enter into one or more Custodial Agreements, at the direction of the Depositor, for the purpose of having a Custodian maintain custody of the documents and instruments referred to in this Section 2.01, and any documents delivered thereunder shall be delivered to the related Custodian and any Officer’s Certificates delivered with respect thereto shall be delivered to the Trustee, the Certificate Insurer, the Trust Administrator and the related Custodian.

(d)

It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee.  It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if any for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders and the Certificate Insurer of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or the Custodians of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “in possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders and the Certificate Insurer for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing).  The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

SECTION 2.02

Acceptance by the Trustee.

(a)

The Trustee shall, or pursuant to the Custodial Agreements, the Trustee shall require the Custodians, to execute and deliver on the Closing Date to the Depositor, the Trustee, the Certificate Insurer, Wells Fargo, as a Servicer, and the Trust Administrator a Trust Receipt and Initial Certification with respect to the Mortgage Loans in the form annexed hereto as Exhibit J.  Such Trust Receipt and Initial Certification shall require the Custodians, based on their review and examination, and only as to the documents identified in such Trust Receipt and Initial Certification, to acknowledge that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodians shall not be required to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

The Trustee shall, or pursuant to the Custodial Agreements, the Trustee shall require the Custodians to, not later than 90 days after the Closing Date, deliver to the Depositor, Wells Fargo as Servicer, the Trustee, the Certificate Insurer and the Trust Administrator a Trust Receipt and Final Certification with respect to the Mortgage Loans, in the form annexed hereto as Exhibit K, with any applicable exceptions noted thereon.

Based solely upon the Trust Receipt and Initial Certification received from the Custodians, and subject to the provisions of Section 2.01 and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders and the Certificate Insurer.

If, in the course of its review, the Custodians find any document constituting a part of a Mortgage File to be missing or incomplete, the Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period and such defect materially and adversely affects the interests of Certificateholders or the Certificate Insurer in the related Mortgage Loan, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) repurchase such Mortgage Loan within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; or such longer period not to exceed 720 days from the Closing Date if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office; provided, however, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Custodians’ failure to record such Assignment of Mortgage, and provided, further, that the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Custodians’ failure to record such Assignment of Mortgage.  The Trust Administrator shall direct the Custodians to deliver to each Rating Agency and the Certificate Insurer written notice within 270 days from the Closing Date indicating each Mortgage Loan (a) for which a mortgage or assignment of mortgage required to be recorded hereunder has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan.  Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the related Custodian.  Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee, the Certificate Insurer and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit L. No substitution is permitted to be made in any calendar month after the Determination Date for such month.  The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit L hereto, the related Custodian shall release the related Mortgage File to the Seller and shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the preceding paragraph the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the related Servicer shall, at the Seller’s expense, either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

With respect to any Mortgage Loan that is delinquent, in default or default is reasonably foreseeable for which the Seller reasonably believes breaches a representation, warranty or covenant under a purchase agreement pursuant to which the Seller purchased from the originator or prior holder of such Mortgage Loan, the Seller shall have the right to repurchase such Mortgage Loan from the Trust at any time in order to facilitate its rights against such originator or prior holder of such Mortgage Loan at a price equal to the Purchase Price; provided, however, that in no event shall such repurchase take place with respect to Mortgage Loans constituting more than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.  Any such repurchase by the Seller pursuant to this provision shall be effected in accordance with the provisions of Section 2.03(c).

In the event that DLJMC exercises such option, the Repurchase Price therefor shall be deposited in the Certificate Account and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit L hereto, the related Custodian shall release the related Mortgage File held for the benefit of the Certificateholders and the Certificate Insurer to DLJMC, and the Trustee shall execute and deliver at DLJMC’s direction such instruments of transfer or assignment prepared by DLJMC, in each case without recourse, as shall be necessary to transfer title from the Trustee to DLJMC.

(b)

It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Trust Administrator, the Certificate Insurer, the Depositor and any Certificateholder against the Seller.

SECTION 2.03

Representations and Warranties of the Seller, Master Servicer, the Modification Oversight Agent and Servicers.

(a)

Each of DLJMC, in its capacity as the Seller, Wells Fargo, in its capacity as the Master Servicer, SPS, in its capacity as a Servicer, as Modification Oversight Agent and as a Special Servicer, Wells Fargo, in its capacity as a Servicer, UMS, in its capacity as a Servicer and WMMSC, in its capacity as a Servicer hereby makes the representations and warranties applicable to it set forth in Schedule IIA, IIB, IIC, IID, IIE and IIF, respectively, as applicable, hereto, and by this reference incorporated herein, to the Depositor, the Certificate Insurer, the Trustee and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.  In addition, SPS, Wells Fargo, UMS and WMMSC, in their respective capacities as Servicers, hereby makes the representations and warranties applicable to it set forth in Schedule IIC, IID, IIE and IIF hereto, respectively, and by this reference incorporated herein, to the Master Servicer, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(b)

DLJMC, in its capacity as the Seller, hereby makes the representations and warranties set forth in Schedule IIIA, applicable to the Mortgage Loans and by this reference incorporated herein, to the Depositor, the Servicers, the Trustee, the Certificate Insurer and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified, with respect to the Mortgage Loans identified on Schedule I hereto.  Any breach of the representations and warranties set forth in Schedule IIIA(xxiii), IIIA(xxiv), IIIA(xxvi) and IIIA(xxx) shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty.

(c)

Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders or the Certificate Insurer in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties and the Certificate Insurer.  The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders or  the Certificate Insurer in any Mortgage Loan sold by the Seller to the Trust, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Certificate Insurer, the Trustee and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit L relating to the Deleted Mortgage Loan and the Mortgage File for any such Qualified Substitute Mortgage Loan.  The Seller shall promptly reimburse the Trustee, the Trust Administrator and the related Servicer for any actual out-of-pocket expenses reasonably incurred by the Trustee, the Trust Administrator and such related Servicer in respect of enforcing the remedies for such breach.  With respect to any representation and warranties described in this Section which are made to the best of the Seller’s knowledge if it is discovered by any of the Depositor, the Master Servicer, Seller, the Certificate Insurer, any Servicer, the Special Servicer, any Group 1 Special Servicer, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders or the Certificate Insurer therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Custodians for the benefit of the Certificateholders and the Certificate Insurer, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders and the Certificate Insurer to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the related Servicer and the Trust Administrator.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall instruct the Custodians to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances and unpaid Servicing Fees with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

One or more Mortgage Loans may be substituted for one or more Deleted Mortgage Loans.  The determination of whether a Mortgage Loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis.  Alternatively, if more than one Mortgage Loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such Mortgage Loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such Mortgage Loans are Qualified Substitute Mortgage Loans.

In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit L hereto, the related Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Trustee or the Trust Administrator on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee, the Trust Administrator or the Custodians for the benefit of the Certificateholders and the Certificate Insurer.

Notwithstanding the foregoing, the substitution of a Deleted Mortgage Loan that is a WMMSC Serviced Mortgage Loan or the repurchase of a Mortgage Loan that is a WMMSC Serviced Mortgage Loan by the Seller shall be subject to, and shall in no way adversely affect, the right of WMMSC to continue servicing and collecting its Servicing Fee for such Deleted Mortgage Loan or Mortgage Loan, as applicable.

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodians.

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee, the Certificate Insurer and the Trust Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of any of the Trustee, the Trust Administrator or the Trust Fund, addressed to the Trustee and the Trust Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding; provided, however, that no Opinion of Counsel shall be required if (A) the substitution occurs within two years of the Closing Date and (B) the substitution occurs with respect to the Mortgage Loans that are “defective” under the Code and the Seller delivers to the Trust Administrator and the Trustee an Officer's Certificate substantially in the form of Exhibit Y.

SECTION 2.06

Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans together with the assignment to it of all other assets included in the Trust Fund, receipt of which, subject to the provisions of Section 2.02(a), is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed the Certificates and caused them to be authenticated and delivered to or upon the order of the Depositor in authorized denominations which evidence ownership of the Trust Fund.  The rights of the Holders of such Certificates to receive distributions from the Trust Fund and all ownership interests of the Holders of the Certificates in such distributions shall be as set forth in this Agreement.

SECTION 2.07

REMIC Provisions.

(a)

The Depositor hereby elects and authorizes the Trust Administrator to treat the Trust Fund as the number of separate REMICs specified in the Preliminary Statement (each, a “REMIC”) under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return (x) for the taxable year ending on the last day of the calendar year in which the Certificates are issued and (y) for the taxable year ending on the last day of the calendar year in which Certificates are first sold to a third party.  The Closing Date is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  The “regular interests” (within the meaning of Section 860G of the Code) in each REMIC formed hereby shall be designated as specified in the Preliminary Statement.  The Class AR Certificates shall represent the beneficial ownership of the “residual interest” in Middle REMIC 1, Middle REMIC 2 and the Master REMIC.  The Class 1-R Certificates shall represent beneficial ownership of the “residual interest” in Subsidiary REMIC 1.  The Class AR-L Certificates shall represent beneficial ownership of the “residual interest” in Subsidiary REMIC 2.  Neither the Depositor nor the Trust Administrator nor the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC other than the Certificates, the Subsidiary REMIC Regular Interests and the Middle Tier Interests.

(b)

The Trust Administrator on behalf of the Holders of the Class AR Certificates, shall act as agent for the Class AR Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for each of Middle REMIC 1, Middle REMIC 2 and the Master REMIC, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T.  By its acceptance of a Class AR Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of each of Middle REMIC 1, Middle REMIC 2 and the Master REMIC pursuant to the specific duties outlined herein.  The Trust Administrator on behalf of the Holders of the Class AR-L Certificates, shall act as agent for the Class AR-L Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for Subsidiary REMIC 2, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T.  By its acceptance of a Class AR-L Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of Subsidiary REMIC 2 pursuant to the specific duties outlined herein.  The Trust Administrator on behalf of the Holders of the Class 1-R Certificates, shall act as agent for the Class 1-R Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for Subsidiary REMIC 1, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T.  By its acceptance of a Class R-1 Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of Subsidiary REMIC 1 pursuant to the specific duties outlined herein.

(c)

A Holder of the Class AR Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to Middle REMIC 1, Middle REMIC 2 and the Master REMIC created hereunder under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of Middle REMIC 1, Middle REMIC 2 or the Master REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR Certificate and then against amounts otherwise available for distribution to the Holders of Regular Certificates in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.  The Master Servicer or the related Servicer shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Master Servicer’s or such Servicer’s duties, respectively, under this Agreement.  A Holder of the Class AR-L Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to the applicable Subsidiary REMIC under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of the related Subsidiary REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR-L Certificate and then against amounts otherwise available for distribution on the related Subsidiary REMIC Regular Interests in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the applicable Subsidiary REMIC any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.  The Master Servicer or the related Servicer shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Master Servicer’s or such Servicer’s duties, respectively, under this Agreement.  A Holder of the Class 1-R Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to the applicable Subsidiary REMIC under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of the related Subsidiary REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class 1-R Certificate and then against amounts otherwise available for distribution on the related Subsidiary REMIC Regular Interests in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the applicable Subsidiary REMIC any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.  The Master Servicer or the related Servicer shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Master Servicer’s or such Servicer’s duties, respectively, under this Agreement.

(d)

The Trust Administrator shall act as attorney-in-fact and as agent on behalf of the tax matters person of each REMIC created hereunder and in such capacity the Trust Administrator shall:  (i) prepare and file, or cause to be prepared and filed, federal and state tax returns (which returns the Trustee shall sign) using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions.  The expenses of preparing and filing such returns shall be borne by the Trust Administrator.  The Depositor, the Master Servicer and the related Servicer shall provide on a prompt and timely basis to the Trust Administrator or its designee such information with respect to each REMIC created hereunder as is in their possession and reasonably required or requested by the Trust Administrator to enable it to perform its obligations under this subsection.

In its capacity as attorney-in-fact and as agent on behalf of the tax matters person, the Trust Administrator shall also:  (A) act on behalf of each REMIC created hereunder in relation to any tax matter or controversy involving the Trust Fund, (B) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and (C) cause to be paid solely from the sources provided herein the amount of any taxes imposed on each REMIC created hereunder when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

(e)

The Trust Administrator shall provide (i) to any transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a permitted transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f)

The Trustee, to the extent directed by the Trust Administrator, the Depositor, the Holder of the Class AR Certificates (with respect to Middle REMIC 1, Middle REMIC 2 and the Master REMIC), the Holder of the Class 1-R Certificates (with respect to Subsidiary REMIC 1) and the Holder of the Class AR-L Certificates (with respect to Subsidiary REMIC 2) shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee, to the extent directed or (in the case of a failure to act) not directed by the Trust Administrator, nor the Holders of the Residual Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon a REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee, the Certificate Insurer and the Trust Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

The Trustee, the Certificate Insurer and the Trust Administrator shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer, a Servicer or the Depositor has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  In addition, prior to taking any action with respect to a REMIC or their assets, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee and the Trust Administrator will consult with the Master Servicer, the Servicers and the Depositor or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder and the Trustee, the Certificate Insurer and the Trust Administrator shall not take any such action or cause that REMIC to take any such action as to which the Master Servicer, any Servicer or the Depositor has advised it in writing that an Adverse REMIC Event could occur.

In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Holders of the Residual Certificates will consult with the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and no such Person shall take any action or cause the Trust Fund to take any such action as to which the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur.  The Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

At all times as may be required by the Code, the Trust Administrator will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMICs as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder, as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of such REMIC, as defined in Section 860G(c) of the Code, on any contributions to a REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the related Servicer, if such Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax or if such tax arises out of or results from a breach of such Servicer’s duties under (x) Section 2.07(j) of this Agreement to not enter into any arrangement by which a REMIC would receive a fee or other compensation for services or to permit such REMIC to receive any income from assets other than “qualified mortgages” or “permitted investments”, (y) Section 3.01 of this Agreement to not make or any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code or (z) Section 3.11(d) of this Agreement to not cause any REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or to subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code of otherwise, (ii) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or if the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (iii) to the Trust Administrator, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article II, (iv) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article II, or (v) otherwise against amounts on deposit in the Collection Account as provided by Section 3.08 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

In accordance with Section 2.07(c), the related Servicer, the Master Servicer, the Trust Administrator or the Trustee, as applicable, shall promptly deposit in the Certificate Account any amount of such tax.

For purposes of this Section 2.07(g), a tax is imposed following the final and unappealable determination under the Code of the amount of such tax and written notice thereof by the Tax Matters Person to the party to be charged.

The failure of the related Servicer to promptly deposit in the Certificate Account any amount of such tax shall be an Event of Default, as provided in Section 8.01(b).

(h)

The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)

Following the Startup Day, none of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 2.05) such Servicer, the Trustee or the Trust Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in a REMIC will not cause that REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject that REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)

None of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall (subject to Section 2.05) enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)

Within 30 days after the Closing Date, the Trust Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable means and prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC.

(l)

None of the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement), the Trust Administrator, the Master Servicer or any Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for a REMIC, nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain nor accept any contributions to a REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of any REMIC created hereunder as a REMIC or (b) unless the Master Servicer or such Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

(m)

In order to enable the Trust Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided to the Trust Administrator, within ten days after the Closing Date, all information or data that the Trust Administrator determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  Thereafter, the Master Servicer, or with respect to the WMMSC Serviced Mortgage Loans, WMMSC shall provide, promptly upon request therefor, any such additional information or data (or with respect to WMMSC, any such additional loan level information and data regarding the WMMSC Mortgage Loans) that the Trustee or the Trust Administrator may from time to time reasonably request in order to enable the Trustee and the Trust Administrator to perform their duties as set forth herein and the Trustee and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  DLJMC shall indemnify the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trust Administrator arising from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trust Administrator on a timely basis. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trustee and the Trust Administrator arising from any failure of the Master Servicer to provide, or to cause to be provided, accurate information or data required to be provided by the Master Servicer to the Trustee and the Trust Administrator on a timely basis; provided, however, that if any Servicer (other than WMMSC) shall fail to provide such information to the Master Servicer upon timely request for such information by the Master Servicer, that Servicer shall indemnify the Master Servicer, the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Master Servicer, the Trustee and the Trust Administrator arising from any failure of that Servicer to provide, or to cause to be provided, the information referred to above on a timely basis.  WMMSC shall indemnify the Trustee and the Trust Administrator and hold each of them harmless for any loss, liability, damage, claim or expense, other than any special, indirect, punitive or consequential loss, liability, damage, claim or expense, of the Trustee and the Trust Administrator arising from any failure of WMMSC to provide, or to cause to be provided, the loan level information or data regarding the WMMSC Mortgage Loans reasonably requested by the Trustee or Trust Administrator, and required to be provided by WMMSC pursuant to this Section 2.07(m), on a timely basis.  The indemnification provisions hereunder shall survive the termination of this Agreement and shall extend to any co-trustee and co-trust administrator appointed pursuant to this Agreement.

(n)

The Trust Administrator shall treat the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class 1-X Certificateholder, and not as an asset of any REMIC.  The Trust Administrator shall treat the rights of the Group 1 Certificateholders (other than the Class 1-X, Class 1-P and Class 1-R Certificates) to receive payments from the Basis Risk Reserve Fund as rights in an interest rate cap contract written by the Class 1-X Certificateholder in favor of the such Certificateholders.  Thus, each Group 1 Certificate (other than the Class 1-X, Class 1-P and Class 1-R Certificates) shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in interest rate cap contracts or a separate contractual right.  For purposes of determining the issue price of the REMIC Regular interests, the Trust Administrator shall assume that the interest rate cap contract has a value of $10,000.

(o)

The Trustee and the Trust Administrator shall treat each Yield Maintenance Account as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the Depositor and that is not an asset of any REMIC.  The Trustee and the Trust Administrator shall treat the rights of the holders of the Class 2-A-1, Class 2-A-4 and Class 4-A-3 Certificates to receive payments reflecting an interest rate greater than 6.00%, 6.00% and 5.50% per annum, respectively, as rights in an interest rate cap contract written by the Depositor in favor of such Certificateholders.  Thus, each such Certificate shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract.  In no event shall any payment on such a Certificate reflecting an interest rate greater than 6.00% or 5.50% per annum, as applicable, with respect to the Class 2-A-1, Class 2-A-4 and Class 4-A-3 Certificates be treated as having been made by any REMIC formed hereby.  For federal tax return and information reporting, the interest rate cap contract shall be assigned a value of $10,000.

(p)

The Trust Administrator shall treat each Interest Rate Cap Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class 1-X Certificateholder, and not as an asset of any REMIC.  The Trust Administrator shall treat the rights of the Holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates to receive payments from the Supplemental Interest Trust as rights in an interest rate cap contract written by the Class X Certificateholder in favor of such Certificateholders.  Thus, each Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificate shall be treated as representing ownership of not only REMIC Regular Interests, but also ownership of an interest in interest rate cap contracts or a separate contractual right.  For purposes of determining the issue price of the REMIC Regular interests, the Trust Administrator shall assume that the interest rate cap contract has a value of $10,000.

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

(a)

The Master Servicer and each Servicer, severally and not jointly, hereby covenants to the Depositor, the Certificate Insurer, the Trustee and the Trust Administrator as follows:

(i)

Such Servicer or the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each applicable Mortgage Guaranty Insurance Policy; and

(ii)

No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Certificate Insurer, the Trustee or the Trust Administrator and prepared by the Master Servicer or such Servicer pursuant to this Agreement will contain any untrue statement of a material fact

(b)

Each Servicer, other than WMMSC, and the Master Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Certificate Insurer, the Trust Administrator and the Trustee for losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses imposed on or incurred by the Trust Fund, the Servicer, the Master Servicer, the Depositor or the Trustee, as a result of a breach of such Servicer’s or Master Servicer’s, as applicable, covenants set forth above in Section 2.08(a); provided that the Master Servicer shall not provide indemnification for any damages caused by information provided to the Master Servicer by any other party to this Agreement, the Designated Servicers, the Interest Rate Cap Counterparty, the Yield Maintenance Agreement Counterparty, the Custodians, any Subcontractor or any Sub-Servicer.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

SECTION 3.01

Master Servicing and Servicing of Mortgage Loans.

For and on behalf of the Certificateholders and the Certificate Insurer, as independent contractors of the Trustee, (i) each Servicer, severally and not jointly, shall service and administer the related Non-Designated Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices and with all applicable requirements of the Servicing Criteria, (ii) the Master Servicer shall, in accordance with Section 3.03 of this Agreement, master service and administer the Non-Designated Mortgage Loans (other than the WMMSC Serviced Mortgage Loans) by overseeing and enforcing the servicing of the Non-Designated Mortgage Loans by the related Servicer (other than WMMSC) according to the terms of this Agreement and (iii) the Master Servicer shall, in accordance with the Section 3.20 of this Agreement, master service and administer the Designated Mortgage Loans by overseeing and enforcing the servicing of the Designated Mortgage Loans by the related Designated Servicer  according to the terms of the related Designated Servicing Agreement.  The obligations of each of SPS, Wells Fargo, UMS and WMMSC hereunder to service and administer the Mortgage Loans shall be limited to SPS Serviced Mortgage Loans, Wells Fargo Serviced Mortgage Loans and Wells Fargo Serviced CORE Mortgage Loans, UMS Serviced Mortgage Loans and WMMSC Serviced Mortgage Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to related “Mortgage Loans” shall be limited to the SPS Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of SPS, the Wells Fargo Serviced Mortgage Loans and the Wells Fargo Serviced CORE Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Wells Fargo, UMS Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of UMS and the WMMSC Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of WMMSC; and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans.  The obligations of the Master Servicer to master service and administer the Mortgage Loans shall be limited to the SPS Serviced Mortgage Loans, the Wells Fargo Serviced Mortgage Loans, the UMS Serviced Mortgage Loans and the Designated Mortgage Loans.  Notwithstanding anything to the contrary contained in this Agreement, the Master Servicer shall have no obligations to master service or administer the WMMSC Serviced Mortgage Loans.  In connection with such servicing and administration of the Non-Designated Mortgage Loans, the Master Servicer and each Servicer shall have full power and authority, acting alone and/or, with respect to any Servicer, through Sub-Servicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that neither the Master Servicer nor any Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Certificate Insurer, the Trust Administrator or the Certificateholders under this Agreement.  The Master Servicer and each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Without limiting the generality of the foregoing, the Master Servicer and each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor, the Trustee and the Trust Administrator, when the Master Servicer or such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Trust Administrator, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders.  The Master Servicer and each Servicer shall prepare and deliver to the Depositor and/or the Trustee and/or the Trust Administrator such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer or such Servicer to master servicer and administer or service and administer the Mortgage Loans, as applicable, to the extent that the Master Servicer or such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence.  Upon receipt of such documents, the Depositor and/or the Trustee or the Trust Administrator shall execute such documents and deliver them to the Master Servicer or such Servicer, as applicable.

In accordance with the standards of the preceding paragraph and unless determined in good faith to be a Nonrecoverable Advance, each Servicer shall advance or cause to be advanced funds, as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties related to Non-Designated Mortgage Loans, which advances constitute Servicing Advances and shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08.  In no event will any Servicer be required to make any Servicing Advance that would constitute a Nonrecoverable Advance.  The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties related to Non-Designated Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Non-Designated Mortgage Loans, notwithstanding that the terms of such Non-Designated Mortgage Loans so permit; provided, however, that the limitations contained in this sentence will not apply to modifications made pursuant to Section 3.05(b).  The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.08 and agree that no Servicing Advances shall be rejected or disallowed by any party unless such Servicing Advance is not reimbursable under the terms of this Agreement

Each Servicer hereby acknowledges that, to the extent such Servicer has previously serviced some or all of the Non-Designated Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date, except that such other servicing agreement shall survive and govern with respect to excess servicing fees and termination without cause.  In addition, the Master Servicer hereby acknowledges that, to the extent the Master Servicer or any Designated Servicer has previously serviced some or all of the Designated Mortgage Loans pursuant to another servicing agreement, the provisions contained in the related Designated Servicing Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date.

Notwithstanding anything in this Agreement to the contrary, (i) the purchase of any WMMSC Serviced Mortgage Loan by any Person shall be subject to the rights of WMMSC to continue servicing such WMMSC Serviced Mortgage Loan for the same Servicing Fee substantially in accordance with the terms of this Agreement and (ii) the purchase of any Wells Fargo Serviced CORE Mortgage Loan by any Person shall be subject to the rights of Wells Fargo to continue servicing such Wells Fargo Serviced CORE Mortgage Loan for the same Servicing Fee substantially in accordance with the terms of this Agreement.

The related Servicer, other than WMMSC, will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis.

With respect to each WMMSC Serviced Mortgage Loan, WMMSC will furnish information regarding its borrower credit files to credit reporting agencies in compliance with the provisions of the Fair Credit Reporting Act and its implementing regulations applicable to WMMSC.

Each Servicer is authorized and empowered, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Sub-Servicer, when a Servicer or any Sub-Servicer, as the case may be, believes it appropriate in its best judgment to register any related Mortgage Loan on the MERS® System, or cause the removal from the registration of such Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

SECTION 3.02

Subservicing; Enforcement of the Obligations of Sub-Servicers.

(a)

The Non-Designated Mortgage Loans may be subserviced by a Sub-Servicer or Sub-Servicers on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Sub-Servicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing.  With respect to the Non-Designated Mortgage Loans, each Servicer may perform any of its servicing responsibilities hereunder or may cause the Sub-Servicer or Sub-Servicers to perform any such servicing responsibilities on its behalf, but the use by such Servicer of a Sub-Servicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of each Sub-Servicer as fully as if such acts and omissions were those of such Servicer.  With respect to the Non-Designated Mortgage Loans, each Servicer shall pay all fees and expenses of any Sub-Servicer engaged by such Servicer from its own funds.

A Servicer shall not permit a Sub-Servicer to perform any servicing responsibilities hereunder with respect to the Non-Designated Mortgage Loans unless that Sub-Servicer first agrees in writing with such Servicer to deliver an Item 1123 Certificate, if applicable, or an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Sections 13.06, 13.07 and 13.08 of this Agreement.

Each Servicer may in connection with its duties as Servicer hereunder enter into transactions with any of its Affiliates relating to the Mortgage Loans; provided that (a) such Servicer acts (i) in accordance with Accepted Servicing Practices and the terms of this Agreement, and (ii) in the ordinary course of business of such Servicer; and (b) the terms of such transaction are no less favorable to such Servicer than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of such Servicer.

A Servicer shall not outsource one or more separate servicing functions hereunder with respect to the Non-Designated Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with such Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Sections  13.07 and 13.08 of this Agreement.

(b)

With respect to any Non-Designated Mortgage Loans, at the cost and expense of a Servicer, without any right of reimbursement from the Depositor, the Trustee, the Trust Administrator or the applicable Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Sub-Servicer and arrange for any servicing responsibilities to be performed by a successor Sub-Servicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer’s option, from electing to service the related Non-Designated Mortgage Loans itself.  In the event that a Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, and if requested to do so by the Trustee or Trust Administrator, such Servicer shall, at its own cost and expense terminate the rights and responsibilities of its Sub-Servicer or Sub-Servicers as soon as is reasonably possible.  Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Sub-Servicer or Sub-Servicers, as applicable, from such Servicer’s own funds without any right of reimbursement from the Depositor, Trustee, Trust Administrator, or the applicable Collection Account.

(c)

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Sub-Servicer(s), or a Servicer and its Subcontractor, or any reference herein to actions taken through the Sub-Servicer, the Subcontractor, or otherwise, the related Servicer shall not be relieved of its obligations to the Depositor, Trustee, the Trust Administrator or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Non-Designated Mortgage Loans.  Each Servicer shall be entitled to enter into an agreement with its Sub-Servicer and Subcontractor for indemnification of such Servicer or Subcontractor, as applicable, by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Non-Designated Mortgage Loans that are received by a related Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to such Servicer.

Any Subservicing Agreement and any other transactions or services relating to the Non-Designated Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer, and the related Servicer alone, and the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Special Servicer, any Group 1 Special Servicer, and the other Servicers shall have no obligations, duties or liabilities with respect to a Sub-Servicer including no obligation, duty or liability of the Depositor, Trustee, the Trust Administrator, the Master Servicer, the Special Servicer, any Group 1 Special Servicer or other Servicers to pay a Sub-Servicer’s fees and expenses.

(d)

SPS is hereby authorized to enter into a financing or other facility (any such arrangement, a “Facility”) under which (i) SPS assigns or pledges to another person (a “Lender”) (A) SPS’ rights under this Agreement to be reimbursed for any Advances or Servicing Advances, and (B) any and all rights of SPS under this Agreement resulting from SPS’ performance of its obligations under this Agreement, including, without limitation, any Servicing Fees, Special Servicing Fees, interest income, Ancillary Income, and other payments received by SPS for servicing the SPS Serviced Mortgage Loans or Special Serviced Mortgage Loans and (ii) the Lender agrees to fund some or all Advances and/or Servicing Advances required to be made by SPS pursuant to this Agreement.  No consent of the Trustee, Trust Administrator, Certificateholders or any other party is required before SPS may enter into a Facility; provided, however, that the consent of the Trust Administrator shall be required before SPS may cause to be outstanding at one time more than one Facility.  Notwithstanding the existence of any Facility, SPS shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and to perform all duties and obligations of SPS under this Agreement and shall not be relieved of such obligations by virtue of such Facility.

SECTION 3.03

Master Servicing by Master Servicer of SPS Serviced Mortgage Loans, UMS Serviced Mortgage Loans and Wells Fargo Serviced Mortgage Loans

For and on behalf of the Certificateholders and the Certificate Insurer, the Master Servicer shall oversee and enforce the obligation of SPS, UMS and Wells Fargo to service and administer the SPS Serviced Mortgage Loans, UMS Serviced Mortgage Loans and both the Wells Fargo Serviced Mortgage Loans and Wells Fargo Serviced CORE Mortgage Loans, respectively, in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with SPS, UMS and Wells Fargo as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by SPS, UMS and Wells Fargo and shall cause each of SPS, UMS and Wells Fargo to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement.

With respect to any Distribution Date, no later than the related Cash Remittance Date, the Master Servicer shall remit to the Trust Administrator for deposit in the Certificate Account the amount of the Compensating Interest Payment for the Master Servicer, with respect to the SPS Serviced Mortgage Loans, the UMS Serviced Mortgage Loans, the Wells Fargo Serviced Mortgage Loans, Wells Fargo Serviced CORE Mortgage Loans, and the Designated Mortgage Loans, for the related Prepayment Period.  The aggregate of such deposits shall be made from the Master Servicer’s own funds, without reimbursement therefor.

SECTION 3.04

Trustee to Act as Master Servicer or Servicer.

In the event that (A) the Master Servicer shall for any reason no longer be Master Servicer hereunder or (B) any Servicer (other than WMMSC) shall for any reason no longer be a Servicer hereunder and the Master Servicer shall for any reason no longer be Master Servicer hereunder (including, in each case, by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer or such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer or such Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor of the Master Servicer or such Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof; (iv) deemed to have made any representations and warranties of the Master Servicer or such Servicer hereunder or (v) be obligated to perform any obligation of the Master Servicer or such Servicer under Section 13.06 or Section 13.08 with respect to any period of time during which the Trustee was not acting as the Master Servicer or Servicer).  Any such assumption shall be subject to Section 8.02 hereof.

Each Servicer shall, upon request of the Trust Administrator, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement or substitute Subservicing Agreement to the assuming party.

SECTION 3.05

Collection of Mortgage Loans; Collection Accounts; Certificate Account.

(a)

Continuously from the date hereof until the principal and interest on all Non-Designated Mortgage Loans have been paid in full or such Non-Designated Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the related Non-Designated Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and the terms and provisions of any related Mortgage Guaranty Insurance Policy and shall take special care with respect to Non-Designated Mortgage Loans for which a Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Non-Designated Mortgage Loans and the related Mortgaged Properties, to the end that the installments payable by the related Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, in connection with Non-Designated Mortgage Loans which it is directly servicing, each Servicer may in its discretion (i) waive any late payment charge and (ii) extend the Due Dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that no such Servicer can extend the maturity of any such Non-Designated Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any such arrangement, the related Servicer shall make Advances on the related Non-Designated Mortgage Loans in accordance with the provisions of Section 5.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. No Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

(b)

Consistent with the foregoing, in instances when a Non-Designated Mortgage Loan is in default or default is reasonably foreseeable (within the meaning of the REMIC Provisions), and if in the related Servicer's determination, in accordance with Accepted Servicing Practices, such modification is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), the related Servicer may modify the terms of such Non-Designated Mortgage Loan to (1) capitalize to the principal balance of such Non-Designated Mortgage Loan unreimbursed Monthly Advances, unreimbursed Servicing Advances, unpaid Servicing Fees, and related amounts due to the related Servicer; (2) defer such amounts to a balloon payment due on the final payment date of such Non-Designated Mortgage Loan; (3)  extend the maturity of any such Non-Designated Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan in the related Loan Group as of the Cut-off Date; (4) reduce the related Mortgage Rate (provided that the Mortgage Rate of any fixed-rate Mortgage Loan may not be reduced, and the Mortgage Rate of any adjustable rate Mortgage Loan may not be reduced below the Mortgage Rate of such Mortgage Loan immediately prior to the related first adjustment date); and/or (5) accept less than the outstanding principal balance as satisfaction of such Mortgage Loan; provided, however, that the related Servicer, other than WMMSC, shall be obligated, if so directed by the Modification Oversight Agent who shall notify the Master Servicer when it directs a Servicer, to obtain the consent of the Modification Oversight Agent prior to taking such action unless such action is required by applicable law.

To the extent a Servicer is required to obtain the consent of the Modification Oversight Agent prior to any modification, it shall submit to the Modification Oversight Agent any information the Modification Oversight Agent requires, in such form as the Modification Oversight Agent shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Modification Oversight Agent, with respect to each Mortgage Loan subject to a proposed modification.

SPS, in its capacity as Modification Oversight Agent, acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire information concerning the Mortgage Loans, other than the WMMSC Serviced Mortgage Loans, and the related mortgagors that may be furnished orally, electronically or in writing by the Servicer, for the purpose of reviewing the modification of a Mortgage Loan, which information constitutes “nonpublic personal information” within the meaning of the Gramm-Leach-Biley Act of 1999; nonpublic financial, business, scientific, and technical information of the Servicer (including but not limited to patterns, plans, compilations, program devices, formulas, designs, methods, techniques, processes, procedures, programs), which information is proprietary or confidential to the Servicer (collectively, “Confidential Information”).  SPS agrees to hold the Confidential Information in strict confidence and not use any Confidential Information of the Servicer (i) other than in connection with its obligations as modification oversight agent; (ii) for its own benefit; (iii) for the benefit of any third party; or (iv) to the Servicer’s detriment. SPS may disclose Confidential Information to its employees or agents (collectively, “Representatives”) who have a need to know such information in connection with the performance of SPS’s obligations as modification oversight agent under this Agreement, provided that SPS advises its Representatives exposed to such Confidential Information of their obligation to keep such information confidential.

(c)

Each Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled “[Servicer’s name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3” or, if established and maintained by a Sub-Servicer on behalf of a Servicer, “[Sub-Servicer’s name], in trust for [Servicer’s name]” or “[Sub-Servicer’s name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools.  In the event that a Sub-Servicer employs a subservicer, the Collection Account shall be titled “[name of Sub-Servicer’s subservicer], in trust for [Sub-Servicer’s name].”  Each Collection Account shall be an Eligible Account acceptable to the Depositor and the Trust Administrator.  Funds deposited in a Collection Account may be drawn on by the related Servicer in accordance with Section 3.08.  Any funds deposited in a Collection Account (other than an account established by WMMSC) shall either be invested in Eligible Investments or at all times be fully insured to the full extent permitted under applicable law. Notwithstanding the foregoing, one of the Collection Accounts established by WMMSC shall be an Investment Account.

(d)

Each Servicer shall deposit into a clearing account on a daily basis and into applicable Collection Account within two (2) Business Days of receipt, and retain therein, the following collections remitted by Sub-Servicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

(i)

all payments on account of principal on the related Non-Designated Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the related Non-Designated  Mortgage Loans;

(iii)

all Liquidation Proceeds on the related Non-Designated Mortgage Loans;

(iv)

all Insurance Proceeds on the related Non-Designated Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

(v)

all Advances made by such Servicer pursuant to Section 5.01;

(vi)

no later than the withdrawal from the Collection Account pursuant to Section 3.08(a)(viii) each month, the applicable amount of the Compensating Interest Payment for such Servicer for the related Prepayment Period.  The aggregate of such deposits shall be made from such Servicer’s own funds, without reimbursement therefor.

(vii)

any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property related to any Non-Designated Mortgage Loans pursuant to Section 3.11;

(viii)

all Assigned Prepayment Premiums, if applicable; and

(ix)

any other amounts required to be deposited hereunder.

The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, with respect to the Non-Designated Mortgage Loans, Ancillary Income need not be deposited by such Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, each Servicer may deduct from amounts received by it, prior to deposit into the applicable Collection Account, any portion of any Scheduled Payment representing (i) the applicable Servicing Fee and (ii) with respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, any amounts required to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy pursuant to Section 3.09(c).  In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account.  Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section.  All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08(a).

(e)

On or prior to the Closing Date, the Trust Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account.  The Trust Administrator shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)

(a) the aggregate amount remitted by each Servicer of Non-Designated Mortgage Loans to the Trust Administrator pursuant to Section 3.08(a)(viii) and (b) the aggregate amount remitted by each Designated Servicer to the Master Servicer or Trust Administrator pursuant to the related Designated Servicing Agreement;

(ii)

any amount deposited by the Trust Administrator pursuant to Section 3.05(e) in connection with any losses on Eligible Investments;

(iii)

all Compensating Interest Payments remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.20(b) and Section 3.03;

(iv)

all Advances remitted by the Master Servicer or SPS, as applicable, to the Trust Administrator pursuant to Section 5.01; and

(v)

any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that the Master Servicer or a Servicer shall remit to the Trust Administrator any amount not required to be remitted, the Master Servicer or such Servicer, as applicable, may at any time direct the Trust Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator that describes the amounts deposited in error in the Certificate Account.  All funds deposited in the Certificate Account shall be held by the Trust Administrator in trust for the Certificateholders and the Certificate Insurer until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b).  In no event shall the Trust Administrator incur liability for withdrawals from the Certificate Account at the direction of the Master Servicer or any Servicer.

(f)

Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the related Servicer, the Trust Administrator or the Depositor, respectively, in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the Cash Remittance Date and (ii) in the case of the Certificate Account, the Business Day immediately preceding the Distribution Date, or on the Distribution Date, with respect to Eligible Investments invested with an affiliate of the Trust Administrator, and, in each case, shall not be sold or disposed of prior to its maturity.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Servicer in the related Collection Account.  Neither the Trustee nor the Trust Administrator shall be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator in the Certificate Account.

(g)

Each Servicer shall give notice to the Trust Administrator of any proposed change of the location of the related Collection Account prior to any change thereof, and upon the Trust Administrator’s receipt of such notice, the Trust Administrator shall send a copy of such notice to the Trustee, the Certificate Insurer, the Seller, each Rating Agency, and the Depositor.  The Trust Administrator shall give notice to the Master Servicer and each Servicer, the Seller, each Rating Agency, the Certificate Insurer, the Trustee and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

SECTION 3.06

Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

(a)

To the extent required by the related Mortgage Note and not violative of applicable law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, in the case of Servicers “Credit Suisse First Boston Mortgage Securities Corp., CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3” or, if established and maintained by a Sub-Servicer on behalf of the a Servicer, “[Sub-Servicer’s name], in trust for [Servicer’s name]” or “[Sub-Servicer’s name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools.”  In the event that a Sub-Servicer employs a subservicer, the Escrow Accounts shall be titled “[name of Sub-Servicer’s subservicer] in trust for [Sub-Servicer’s name]”. The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(d).

(b)

Each Servicer shall deposit or cause to be deposited in its Escrow Account or Accounts on a daily basis within two Business Days of receipt and retain therein:

(i)

all Escrow Payments collected on account of the related Non-Designated Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property related to a Non-Designated Mortgage Loan.

(c)

Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(d). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

(d)

Withdrawals from the Escrow Account or Accounts may be made or caused to be made by related Servicer only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse such Servicer for any Servicing Advances made by such Servicer with respect to a related Non-Designated Mortgage Loan, but only from amounts received on the related Non-Designated Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Non-Designated Mortgage Loan;

(iv)

for transfer to the related Collection Account to reduce the principal balance of the related Non-Designated Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restore or repair of the Mortgaged Property related to a Non-Designated Mortgage Loan in accordance with  the procedures outlined in Section 3.09(e);

(vi)

to pay to the related Servicer, or any Mortgagor related to a Non-Designated Mortgage Loan to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

(vii)

to clear and terminate such Escrow Account on the termination of this Agreement.

(e)

With respect to each Non-Designated Mortgage Loan, the applicable Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item which may become a lien senior to the lien of the related Mortgage and the status of Mortgage Guaranty Insurance Policy premiums, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.

SECTION 3.07

Access to Certain Documentation and Information Regarding the Non-Designated Mortgage Loans; Inspections.

(a)

The Master Servicer and each Servicer shall afford the Depositor, the Certificate Insurer, the Trustee and the Trust Administrator reasonable access to all records and documentation regarding the Non-Designated Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by the Master Servicer or such Servicer.  In addition, each Servicer, other than WMMSC, shall afford the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by such Servicer.  In addition, each Servicer, other than WMMSC, shall provide to the Special Servicer or Group 1 Special Servicer, as applicable, reasonable access to all records and documentation regarding the Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.

(b)

Each Servicer, separately with respect to the Mortgage Loans each services, shall inspect the related Mortgaged Properties as often as deemed necessary by such Servicer in such party’s sole discretion, to assure itself that the value of such Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than 60 days delinquent, the related Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer and obtain a broker price opinion.  Each Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.08

Permitted Withdrawals from the Collection Accounts and Certificate Account.

(a)

Each Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

(i)

to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14 (including, with respect to Wells Fargo, as a Servicer, any Wells Fargo REO Disposition Fees to which it is entitled and with respect to UMS, as a Servicer, any UMS REO Disposition Fees to which it is entitled), and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

(ii)

to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Non-Designated Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by such Servicer);

(iii)

to reimburse such Servicer for any Nonrecoverable Advance previously made or any amount expended pursuant to Section 3.11(a);

(iv)

to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer’s right to reimbursement pursuant to this clause (A) with respect to any Non-Designated Mortgage Loan being limited to amounts received on such Non-Designated Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

(v)

to pay to the purchaser, with respect to each Non-Designated Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)

to make any payments required to be made pursuant to Section 2.07(g);

(vii)

to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(viii)

on the Cash Remittance Date, to withdraw an amount equal to the portion of the Available Distribution Amount (except for amounts reimbursable to the Master Servicer, Trust Administrator, the Trustee and the Custodian pursuant to the definition of Available Distribution Amount) applicable to the Non-Designated Mortgage Loans serviced by such Servicer, who will remit the aggregate of such amounts to the Trust Administrator for deposit in the Certificate Account;

(ix)

with respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy pursuant to Section 3.09(c) to the extent not deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d);

(x)

on or prior to the Cash Remittance Date preceding each Distribution Date, each applicable Servicer shall withdraw an amount equal to the sum of all Assigned Prepayment Premiums received during the related Prepayment Period applicable to the Mortgage Loans serviced by such Servicer, and remit such amount to the Trust Administrator for deposit in the Certificate Account

(xi)

to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 11.01 hereof; and

(xii)

to reimburse such Servicer for any Capitalization Reimbursement Amounts not previously reimbursed.

Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv) and (v).  Prior to making any withdrawal from a Collection Account pursuant to subclause (iii) of a Nonrecoverable Advance, the related Servicer shall deliver to the Trust Administrator a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Non-Designated Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.  In connection with the payment of a Purchase Price, if a Servicer is not required to remit unreimbursed Servicing Advances as specified in the definition of Purchase Price, such Servicer shall be deemed to have been reimbursed for such amount.

If a Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment, including any Advance to be made by such Servicer on the related Cash Remittance Date (without regard to any grace period), such Servicer shall pay to the Trust Administrator, for the account of the Trust Administrator, interest on such late remittance from and including the Cash Remittance Date to but excluding the date on which such remittance is made, at an annual rate equal to the Federal Funds Rate plus one percentage point (but in no event greater than the maximum permitted by law).

(b)

The Trust Administrator shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 2.07).  In addition, the Trust Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)

to pay to itself the Trust Administrator Fees, if any, to which it is entitled pursuant to Section 10.05 and any investment income earned for the related Distribution Date, and to pay to itself or the Master Servicer any other amounts in respect of reimbursement of costs, expenses, indemnification or other amounts to which it or the Master Servicer is entitled to reimbursement or payment under the terms of this Agreement;

(ii)

to withdraw and return to the Master Servicer or the applicable Servicer, in the case of the applicable Servicer for deposit to the applicable Collection Account, any amount deposited in the Certificate Account and not required to be deposited therein; and

(iii)

to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 11.01 hereof.

SECTION 3.09

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Mortgage Guaranty Insurance Policy; Claims; Restoration of Mortgaged Property.

(a)

Each Servicer shall cause to be maintained for each related Non-Designated Mortgage Loan hazard insurance such that all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer rated either:  “V” or better in the current Best’s Key Rating Guide (“Best’s”) or acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Non-Designated Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Non-Designated Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

If upon origination of the Non-Designated Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the related Servicer shall cause a flood insurance policy to be maintained with respect to such Non-Designated Mortgage Loan.  Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a Mortgage related to a Non-Designated Mortgage Loan is secured by a unit in a condominium project, the related Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the requirements of the Servicer for mortgage loans that it services on its own account.

Each Servicer shall cause to be maintained on each Mortgaged Property related to a Non-Designated Mortgage Loan such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Mortgage Guaranty Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices to the extent permitted by the Mortgage Note, the Mortgage or applicable law provided that the Servicer shall not be required to bear the cost of such insurance.

All policies required hereunder shall name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

Each Servicer shall not interfere with the Mortgagor’s freedom of choice at the origination of such Non-Designated Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that such Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated: V or better in Best’s or acceptable to FNMA or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The related Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 3.05, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Non-Designated Mortgage Loan, or to be released to the Mortgagor, in accordance with such Servicer’s normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trust Administrator for their benefit, be added to the principal balance of the Non-Designated Mortgage Loan, notwithstanding that the terms of the Non-Designated Mortgage Loan so permit; provided, however, that the limitations contained in this sentence will not apply to modifications made pursuant to Section 3.05(b).  Such costs shall constitute a Servicing Advance and will be reimbursable to the Servicer to the extent permitted by Section 3.08 hereof.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor related to a Non-Designated Mortgage Loan or maintained on property acquired in respect of a Mortgage related to a Non-Designated Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

In the event that a Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Non-Designated Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a).  Any amounts collected by a Servicer under any such policy relating to a Non-Designated Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.08(a).  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer’s funds, without reimbursement therefor.  Upon request of the Trust Administrator, a Servicer shall cause to be delivered to the Trust Administrator a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trust Administrator.  In connection with its activities as Servicer of the related Non-Designated Mortgage Loans, such Servicer agrees to present, on behalf of itself, the Depositor, and the Trust Administrator for the benefit of the Certificateholders, claims under any such blanket policy.

(c)

With respect to each Non-Designated Mortgage Loan with a Loan-to-Value Ratio in excess of 80% which the Seller represented to be covered by a Mortgage Guaranty Insurance Policy as of the Cut-off Date, the related Servicer shall, without any cost to the Depositor or Trust Administrator, maintain or cause the Mortgagor to maintain in full force and effect a Mortgage Guaranty Insurance Policy insuring that portion of the Non-Designated Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay, the premium thereon on a timely basis, until the loan-to-value ratio of such Non-Designated Mortgage Loan is reduced to 80%, based on either (i) a current appraisal of the Mortgaged Property or (ii) the appraisal of the Mortgaged Property obtained at the time the Non-Designated Mortgage Loan was originated. In the event that such Mortgage Guaranty Insurance Policy shall be terminated prior to the loan-to-value ratio of such Non-Designated Mortgage Loan being reduced to 80%, the related Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Mortgage Guaranty Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the related Servicer shall determine whether recoveries under the Mortgage Guaranty Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that such Servicer shall in no event have any responsibility or liability for any failure to recover under the Mortgage Guaranty Insurance Policy for such reason.  If the related Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The related Servicer shall not take any action which would result in noncoverage under any applicable Mortgage Guaranty Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.10, each Servicer shall promptly notify the insurer under the related Mortgage Guaranty Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Mortgage Guaranty Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Mortgage Guaranty Insurance Policy provided that such required actions are in compliance with all applicable law. If such Mortgage Guaranty Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Mortgage Guaranty Insurance Policy as provided above; provided that under applicable law and the terms of the related Mortgage Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

With respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy from amounts on deposit in the Collection Account, or deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d), with respect to such Non-Designated Mortgage Loan.  If amounts on deposit in the Collection Account, or deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d), with respect to such Non-Designated Mortgage Loan are not sufficient to pay the premiums on such Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of such premiums, and such costs shall be recoverable by such Servicer, as applicable, from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).  With respect to each Non-Designated Mortgage Loan covered by a Mortgage Guaranty Insurance Policy that is not a Lender Paid Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy, and such costs not otherwise recoverable from the Mortgagor shall be recoverable by such Servicer, as applicable, from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).

(d)

In connection with its activities as servicer, each Servicer shall prepare and present, on behalf of itself, the Depositor, the Trustee, the Trust Administrator and the Certificateholders, claims to the insurer under any Mortgage Guaranty Insurance Policy related to a Non-Designated Mortgage Loan in a timely fashion in accordance with the terms of such Mortgage Guaranty Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Mortgage Guaranty Insurance Policy respecting defaulted Non-Designated Mortgage Loans. Pursuant to Section 3.05, any amounts collected by a Servicer under any Mortgage Guaranty Insurance Policy shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.08.

(e)

With respect to any Non-Designated Mortgage Loan, each Servicer need not obtain the approval of the Trustee or the Trust Administrator prior to releasing any Insurance Proceeds to the related Mortgagor to be applied to the restoration or repair of the related Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds:

(i)

such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)

pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

(f)

With respect to any Non-Designated Mortgage Loan, if the Trust Administrator is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee or the Trust Administrator.

SECTION 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

With respect to any Non-Designated Mortgage Loan, each Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Non-Designated Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Mortgage Guaranty Insurance Policy, if any.

(b)

With respect to any Non-Designated Mortgage Loan, if a Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Non-Designated Mortgage Loan or the outstanding principal amount of the Non-Designated Mortgage Loan shall be changed.

(c)

To the extent that any Non-Designated Mortgage Loan is assumable, the related Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Non-Designated Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Non-Designated Mortgage Loan.

(d)

With respect to any Non-Designated Mortgage Loan, subject to each Servicer’s duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which the related Mortgaged Property has been conveyed to a Person by the related Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Non-Designated Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith.  The related Servicer shall notify the Trustee and the Trust Administrator that any such substitution or assumption agreement has been completed by forwarding to the Trustee and the Trust Administrator a copy of such substitution or assumption agreement, and shall forward the original to the Custodians which shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

SECTION 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Non-Designated Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with such foreclosure or other conversion, each Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trust Fund and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Non-Designated Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds.  Any funds expended by any Servicer pursuant to this Section 3.11(a) shall be reimbursable in full pursuant to Section 3.08(a)(iii).  The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property or otherwise as a Servicing Advance in accordance with Section 3.08(a).

With respect to any Non-Designated Mortgage Loan, notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that the related Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trust Administrator otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trust Administrator with a written report of environmental inspection.

In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances and Advances made such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property.  If however, the aggregate of such clean up and foreclosure costs, Advances and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08(a) hereof.  In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Advances and Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08(a) hereof, and such Servicer shall have no further obligation to service such Non-Designated Mortgage Loan under the provisions of this Agreement.

(b)

With respect to any REO Property related to a Non-Designated Mortgage Loan, the deed or certificate of sale shall, subject to applicable laws, be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder.  Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Upon request, the related Servicer shall furnish to the Trust Administrator on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trust Administrator shall reasonably request and which is necessary to enable the Trust Administrator to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date.  The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trust Administrator for filing and, upon the request of the Trust Administrator, by delivering a copy of the same to the Trust Administrator.

To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property related to a Non-Designated Mortgage Loan fire and hazard insurance with extended coverage in an amount which is equal to the outstanding principal balance of the related Non-Designated Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(c)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee and the Trust Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(d)

The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Non-Designated Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Non-Designated Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(e)

The proceeds from any liquidation of a Non-Designated Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees (and, with respect to Wells Fargo, as a Servicer, any Wells Fargo REO Disposition Fees and with respect to UMS, as a Servicer, any UMS REO Disposition Fees); second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(a)(iii) that related to such Non-Designated Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Non-Designated Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, and any primary mortgage guaranty insurance fee rate, if applicable, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Non-Designated Mortgage Loan.  Excess proceeds, if any, from the liquidation of a Liquidated Mortgage Loan that is a Non-Designated Mortgage Loan (“Excess Proceeds”) will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.14.

(f)

Each Servicer of the Non-Designated Mortgage Loans may (but is not obligated to) enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of the most junior Class of Subordinate Certificates, subject to each Rating Agency’s acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into such agreement (without regard to the Policy) would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such Holder may (i) instruct the related Servicer to commence or delay foreclosure proceedings with respect to delinquent Non-Designated Mortgage Loans and will contain provisions for the deposit of cash with such Servicer by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Non-Designated Mortgage Loans from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the Purchase Price, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Non-Designated Mortgage Loans so long as such Holder (A) meets the requirements for a Sub-Servicer set forth in Section 3.02(a), (B) will service such Non-Designated Mortgage Loans in accordance with this Agreement and (C) the Servicer has the right to transfer such servicing rights without the payment of any compensation to a subservicer.

(g)

The Special Servicer, at its option, may (but is not obligated to) purchase from the Trust Fund, (a) any Group CB Mortgage Loan that is delinquent in payment 90 or more days for the purpose of loss mitigation or (b) any Group CB Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, in each case, provided that the applicable Servicer has the right to transfer the related servicing rights without the payment of any compensation to a subservicer.  Any such purchase shall be made by the Special Servicer with its own funds at a price equal to the Purchase Price for such Group CB Mortgage Loan.  The applicable Servicer shall be entitled to reimbursement from the Special Servicer for all expenses incurred by it in connection with the transfer of any Group CB Mortgage Loan to the Special Servicer pursuant to this Section 3.11(g).  The Special Servicer shall notify the Master Servicer and each Servicer in writing of any purchase of Group CB Mortgage Loans pursuant to this Section 3.11(g).

(h)

The majority Class 1-X Certificateholder, may (but is not obligated to) direct any Group 1 Special Servicer to purchase from the Trust Fund, (a) any Group 1 Mortgage Loan that is delinquent in payment 90 or more days for the purpose of loss mitigation or (b) any Group 1 Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, in each case, provided that the applicable Servicer has the right to transfer the related servicing rights without the payment of any compensation to a Subservicer.  Any such purchase shall be made by such Group 1 Special Servicer at a price equal to the Repurchase Price for such Group 1 Mortgage Loan.  The applicable Servicer shall be entitled to reimbursement from such Group 1 Special Servicer for all expenses incurred by it in connection with the transfer of any Group 1 Mortgage Loan to such Group 1 Special Servicer pursuant to this Section 3.11(h).  A Group 1 Special Servicer shall notify the applicable Servicer of its intent to repurchase any Mortgage Loan pursuant to this Section 3.11(h) at least 45 days prior to such repurchase.  Any Group 1 Special Servicer shall notify each Servicer in writing of any purchase of Group 1 Mortgage Loans pursuant to this Section 3.11(h).

SECTION 3.12

Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Non-Designated Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer or the Trust Administrator will immediately notify the related Custodian, by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit L.  Upon receipt of such request, the related Custodian shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of such Servicer’s direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, and the related Custodian shall deliver the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.  From time to time and as shall be appropriate for the servicing or foreclosure of any Non-Designated Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the related Custodian within three Business Days of delivery to the related Custodian of a Request for Release in the form of Exhibit L signed by a Servicing Officer, release the Mortgage File to the related Servicer.  Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the related Custodian when the need therefor by such Servicer no longer exists, unless the Non-Designated Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the related Custodian a Request for Release in the form of Exhibit L, signed by a Servicing Officer.  Each Servicer is also authorized to cause the removal from the registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including an assignment of such loan to the Trustee.

If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property related to a Non-Designated Mortgage Loan as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13

Documents, Records and Funds in Possession a Servicer to be Held for the Trust.

Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the related Custodian as required by this Agreement all documents and instruments in respect of a Non-Designated Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered to the related Custodian pursuant to the terms hereof and shall account fully to the Trust Administrator for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Non-Designated Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Non-Designated Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trust, the Trustee or the Trust Administrator and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement.  Each Servicer shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trust, the Trustee or the Trust Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Non-Designated Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

SECTION 3.14

Servicing Compensation and Master Servicing Compensation.

(a)

As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the applicable Collection Account or to retain from interest payments on the related Mortgage Loans, the amount of its Servicing Fee for each Mortgage Loan serviced by it, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.05(d)(vi).  The Servicing Fee for each Servicer is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by such Servicer or as otherwise provided in Section 3.08(a).

(b)

With respect to each Non-Designated Mortgage Loan, additional servicing compensation in the form of Ancillary Income and Payoff Interest (only with respect to (i) SPS and (ii) Wells Fargo and (iii) WMMSC if such Payoff Interest is not required for Compensating Interest Payments) and Excess Proceeds shall be retained by the related Servicer.  Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for insurance required pursuant to Section 3.18) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

(c)

The Master Servicer shall be compensated by the Trust Administrator as separately agreed.  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) the performance of any of the Master Servicer’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or incurred by reason of any action of the Master Servicer taken at the direction of the Certificateholders; provided, however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to this Section 3.14(c) and (y) the indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to Section 10.05, shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Master Servicer due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 3.15

Access to Certain Documentation.

The Master Servicer and each Servicer, other than Wells Fargo as Servicer, shall provide to the OTS and the FDIC, and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Non-Designated Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Wells Fargo as Servicer shall provide to the Depositor and the Trustee, at the request of  the OTS and the FDIC, and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Non-Designated Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer or such Servicer.  Nothing in this Section shall limit the obligation of the Master Servicer or any Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer or such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 3.15 shall require the Master Servicer or any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

SECTION 3.16

[Reserved].

SECTION 3.17

[Reserved].

SECTION 3.18

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure each Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA, unless the related Servicer has obtained a waiver of such requirement. Upon the request of the Trust Administrator, the related Servicer shall cause to be delivered to the Trust Administrator a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trust Administrator.

The Master Servicer shall maintain insurance in such amounts generally acceptable for entities serving as master servicer.

SECTION 3.19

Special Serviced Mortgage Loans.

If directed by the Special Servicer and solely at the Special Servicer’s option, each Servicer, other than WMMSC or UMS (a “Transferring Servicer”), shall transfer the servicing of any Group CB Mortgage Loan (other than a WMMSC Serviced Mortgage Loan or a UMS Serviced Mortgage Loan) 90 days or more delinquent to the Special Servicer.  The Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Group CB Mortgage Loan (except that the Special Servicer shall not be (i) liable for losses of the Transferring Servicer pursuant to Section 3.09 hereof or for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Group CB Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Group CB Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder).  Upon the transfer of the servicing of any such Group CB Mortgage Loan to the Special Servicer, the Special Servicer shall be entitled to the Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Group CB Mortgage Loans pursuant to Section 3.14.

In connection with the transfer of the servicing of any Group CB Mortgage Loan to the Special Servicer, the Transferring Servicer, at the Special Servicer’s expense, shall deliver to the Special Servicer all documents and records relating to such Group CB Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to the Special Servicer.  On the servicing transfer date, the Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Group CB Mortgage Loans for which the servicing is being transferred.  The Special Servicer shall be entitled to be reimbursed pursuant to Section 3.08 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid by the Transferring Servicer pursuant to this Section 3.19.  In addition, the Special Servicer shall notify the Master Servicer of such transfer and the effective date of such transfer, and amend the Mortgage Loan Schedule to reflect that such Group CB Mortgage Loans are Special Serviced Mortgage Loans.

SECTION 3.20

Designated Mortgage Loans.

(a)

For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of each Designated Servicer to service and administer the related Designated Mortgage Loans in accordance with the terms of the related Designated Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with each Designated Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, and shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Designated Servicer.

The Master Servicer shall terminate the rights and obligations of any Designated Servicer under the related Designated Servicing Agreement, upon the failure of such Designated Servicer to perform any of its obligations under such Designated Servicing Agreement, which failure results in an event of default as provided in Section 14.01 of the Countrywide Servicing Agreement, with respect to Countrywide, Section 8.01 of the IndyMac Servicing Agreement, with respect to IndyMac, Section 8.01 of the SunTrust Servicing Agreement, with respect to SunTrust or Section 8.01 of the WaMu Servicing Agreement, with respect to WaMu.   In the event a Designated Servicer is terminated pursuant to the preceding sentence, the Master Servicer shall notify the Depositor, the Certificate Insurer and the Trust Administrator and shall either (a) select and engage a successor servicer of the related Mortgage Loans or (b) act as successor servicer of the related Mortgage Loans.  In any case, the Designated Mortgage Loans related to such Designated Servicing Agreement shall be serviced by the successor to such Designated Servicer pursuant to the servicing provisions of this Agreement, and such Designated Mortgage Loans shall be deemed as “Non-Designated Mortgage Loans” under this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Designated Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Designated Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Master Servicer related to any termination of a Designated Servicer, appointment of a successor Designated Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Designated Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Designated Servicer as a result of an event of default by such Designated Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully reimbursed by the terminated Designated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Trust.

(b)

Each month, if a Designated Servicer fails to make a required Advance by the date such Advance is required to be made under the related Designated Servicing Agreement, the Master Servicer shall on the Cash Remittance Date deposit in the amount of any required Advance in the Certificate Account.

(c)

Each month, the Master Servicer shall make Compensating Interest Payments with respect to the Designated Mortgage Loans to the extent provided in Section 3.03.

SECTION 3.21

Indemnification of Servicers and Master Servicer

Each Servicer, other than WMMSC, agrees to indemnify and hold the Master Servicer harmless from and against any and all losses, claims, expenses, costs, or liabilities (including attorneys fees and court costs) incurred by the Master Servicer as a result of or in connection with the failure by such Servicer to perform the obligations or responsibilities imposed upon or undertaken by such Servicer under this Agreement.

The Master Servicer agrees to indemnify and hold each Servicer, other than WMMSC, harmless from and against any and all losses, claims, expenses, costs, or liabilities (including attorneys fees and court costs) incurred by such Servicer as a result of or in connection with the failure by the Master Servicer to perform the obligations or responsibilities imposed upon or undertaken by the Master Servicer under this Agreement.

WMMSC agrees to indemnify and hold the Trust Administrator harmless from and against any and all losses, claims, expenses, costs or liabilities (including attorneys fees and court costs) incurred by the Trust Administrator as a result of or in connection with the failure by WMMSC to perform the obligations or responsibilities imposed upon or undertaken by WMMSC under this Agreement.

The Trust Administrator agrees to indemnify and hold WMMSC harmless from and against any and all losses, claims, expenses, costs or liabilities (including attorneys fees and court costs) incurred by WMMSC as a result of or in connection with the failure by the Trust Administrator to perform the obligations or responsibilities imposed upon or undertaken by the Trust Administrator under this Agreement.

SECTION 3.22

Prepayment Premiums

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment of a Non-Designated Mortgage Loan, that requires the payment of a Prepayment Premium, the related Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (b) would, in the reasonable judgment of the related Servicer maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters, (iv) the related Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Premium after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Depositor, the Seller, the Custodians and from its own records or files or (v) the related Mortgaged Property has been damaged such  that the current value of the property has been reduced by at least half as a result of a natural disaster or other insured or uninsured peril, and the Mortgagor has elected to pay the related Mortgage Loan in full rather than rebuild the Mortgaged Property.  If one or more of the preceding conditions is satisfied, the related Servicer shall be obligated to waive the related Prepayment Premium.  For the avoidance of doubt, the related Servicer may waive a Prepayment Premium in connection with a short sale or short payoff on a defaulted Mortgage Loan.  If the related Servicer has waived all or a portion of a Prepayment Premium relating to a Principal Prepayment, other than as provided above, the related Servicer shall deliver to the Trust Administrator, to the extent such Prepayment Premium would have otherwise been payable to the Trust Administrator, no later than the next succeeding Servicer Remittance Date, the amount of such Prepayment Premium (or such portion thereof as had been waived). If the related Servicer has waived all or a portion of a Prepayment Premium for any reason, it shall notify the Trust Administrator and DLJMC and shall include such information, including but not limited to the reason for such waiver, in any monthly reports it provides the Trust Administrator.  For every Principal Prepayment of a Non-Designated Mortgage Loan that requires a Prepayment Premium, the Trust Administrator shall enforce the obligation of the related Servicer to either (a) notify the Trust Administrator of the waiver of such Prepayment Premium as indicated above or (b) to deliver to the Trust Administrator, to the extent such Prepayment Premium would have otherwise been payable to the Trust Administrator, the amount of such Prepayment Premium.

Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Premium payable under the terms of the related Mortgage Note is less than the amount of the Prepayment Premium, such Servicer shall be permitted to conclusively rely on the information provided in the Mortgage Loan Schedule or any other information provided to such Servicer and set forth in the Mortgage Loan Schedule or other information provided to the related Servicer, such Servicer shall not have any liability or obligation with respect to such difference.  Wells Fargo, as Master Servicer, does not have any responsibilities pursuant to Section 3.03 of this Agreement with respect to any Prepayment Premium reported.

SECTION 3.23

Special Serviced Mortgage Loans.

(a)

The Holder of the largest Percentage Interest of Class 1-X Certificates may, at its discretion, appoint a Group 1 Special Servicer; provided, that any such successor Group 1 Special Servicer shall meet all the requirements of a Servicer under this Agreement shall service the Non-Designated Mortgage Loans in accordance with this Agreement and shall comply in all respects with the applicable provisions of this Agreement.  The Class 1-X Certificateholder shall notify the Master Servicer, the Trust Administrator and the Depositor upon the appointment of a Group 1 Special Servicer and the Master Servicer shall notify the Servicers of such appointment.

The Class 1-X Certificateholder shall not appoint a Group 1 Special Servicer under the terms of this Agreement with respect to any Group 1 Mortgage Loan unless:

(i)

Such Group 1 Special Servicer first agrees in writing with the Class 1-X Certificateholder to deliver an Annual Statement of Compliance in such manner and at such times as required by Section 13.06 of this Agreement; and

(ii)

such Group 1 Special Servicer first agrees in writing with the Class 1-X Certificateholder to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times as required by Sections 13.07 and 13.08 of this Agreement; and

(iii)

such Group 1 Special Servicer agrees to indemnify and hold harmless each of the Depositor and the Trust Administrator, the Master Servicer and each Person, if any, who “controls” the Depositor, the Master Servicer or the Trust Administrator within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Group 1 Special Servicer to deliver or cause to be delivered when required any Annual Statement of Compliance, Assessment of Compliance or Accountant’s Attestation required pursuant to Sections 13.06, 13.07 and 13.08 or (ii) any material misstatement or omission contained in any Annual Statement of Compliance or Assessment of Compliance provided pursuant to Sections 13.06 and 13.07.

(b)

The majority Class 1-X Certificateholder may (but is not obligated to) direct any Group 1 Special Servicer to assume the servicing from each Servicer, other than WMMSC, (a “Transferring Servicer”) of any Mortgage Loan (other than a WMMSC Serviced Mortgage Loan) 90 days or more delinquent.  Such Group 1 Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Group 1 Mortgage Loan (except that such Group 1 Special Servicer shall not be (i) liable for losses of the Transferring Servicer pursuant to Section 3.09 hereof or for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Group 1 Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Group 1 Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder).  Upon the transfer of the servicing of any such Group 1 Mortgage Loan to a Group 1 Special Servicer, such Group 1 Special Servicer shall be entitled to the applicable Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.14.

In connection with the transfer of the servicing of any Group 1 Mortgage Loan to a Group 1 Special Servicer, the Transferring Servicer, at such Group 1 Special Servicer’s expense, shall deliver to such Group 1 Special Servicer all documents and records relating to such Group 1 Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to such Group 1 Special Servicer.  On the servicing transfer date, such Group 1 Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Mortgage Loans for which the servicing is being transferred.  A Group 1 Special Servicer shall be entitled to be reimbursed pursuant to Section 3.08 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid by the Transferring Servicer pursuant to this Section 3.23.  In addition, a Group 1 Special Servicer shall notify the Master Servicer, the Trust Administrator, the applicable Custodian and the Trustee of such transfer and the effective date of such transfer, and amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Mortgage Loans.

(c)

The majority Class 1-X Certificateholder, may (but is not obligated to) direct any Group 1 Special Servicer to purchase from the Trust Fund, (a) any Group 1 Mortgage Loan that is delinquent in payment 90 or more days for the purpose of loss mitigation or (b) any Group 1 Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, in each case, provided that the applicable Servicer has the right to transfer the related servicing rights without the payment of any compensation to a Subservicer.  Any such purchase shall be made by such Group 1 Special Servicer at a price equal to the Repurchase Price for such Group 1 Mortgage Loan.  The applicable Servicer shall be entitled to reimbursement from such Group 1 Special Servicer for all expenses incurred by it in connection with the transfer of any Group 1 Mortgage Loan to such Group 1 Special Servicer pursuant to this Section 3.23(c).  A Group 1 Special Servicer shall notify the applicable Servicer of its intent to repurchase any Group 1 Mortgage Loan pursuant to this Section 3.23(c) at least 45 days prior to such repurchase.  Any Group 1 Special Servicer shall notify each Servicer in writing of any purchase of Group  1 Mortgage Loans pursuant to this Section 3.23(c).

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01

Priorities of Distribution.

(I)

With respect to the Group 1 Certificates:

(a)

On each Distribution Date, the Trust Administrator shall distribute the Interest Remittance Amount for such date in the following order of priority:

(i)

to the Certificate Insurer, the Certificate Insurer Premium due in connection with the Policy;

(ii)

to Group 1 Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for each such Class and such Distribution Date;

(iii)

to the Certificate Insurer, any unpaid Reimbursement Amount;

(iv)

to the Class 1-M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(v)

to the Class 1-M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vi)

to the Class 1-M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vii)

to the Class 1-M-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(viii)

to the Class 1-M-5 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(ix)

to the Class 1-B-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(x)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(I)(d), any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (ix) above for such Distribution Date.

(b)

On each Distribution Date (1) prior to the Stepdown Date or (2) with respect to which a Trigger Event is in effect, the Trust Administrator shall distribute the Principal Payment Amount for Loan Group 1 for such date in the following order of priority:

(i)

to the Group 1 Senior Certificates, in the order set forth in Section 4.01(I)(e), until their respective Class Principal Balances are reduced to zero;

(ii)

to the Certificate Insurer, any Certificate Insurer Premium and Reimbursement Amounts not repaid to the Certificate Insurer pursuant to Section 4.01(I)(a) of this Agreement;

(iii)

to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, sequentially, in that order, until their respective Class Principal Balances of such Classes have been reduced to zero; and

(iv)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(I)(d), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (iii) above, for such Distribution Date.

(c)

On each Distribution Date (1) on or after the Stepdown Date and (2) with respect to which a Trigger Event is not in effect, the Principal Payment Amount for Loan Group 1 for such date will be paid in the following order of priority:

(i)

to the Group 1 Senior Certificates, the Senior Principal Payment Amount, in the order set forth in Section 4.01(I)(e), until their respective Class Principal Balances are reduced to zero;

(ii)

to the Certificate Insurer, any Certificate Insurer Premium and Reimbursement Amounts not repaid to the Certificate Insurer pursuant to Section 4.01(I)(a) of this Agreement;

(iii)

to the Class 1-M-1 Certificates, the Class 1-M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)

to the Class 1-M-2 Certificates, the Class 1-M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class 1-M-3 Certificates, the Class 1-M-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class 1-M-4 Certificates, the Class 1-M-4 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vii)

to the Class 1-M-5 Certificates, the Class 1-M-5 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(viii)

to the Class 1-B-1 Certificates, the Class 1-B-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero; and

(ix)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 4.01(I)(d), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (viii) above, for such Distribution Date.

(d)

On each Distribution Date, the Trust Administrator shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

(i)

(A) until the aggregate Class Principal Balance of the Group 1 Certificates equals the Aggregate Loan Group Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, to the extent of Monthly Excess Interest for such Distribution Date, to the Group 1 Certificates, in the following order of priority:

(1) to the Group 1 Senior Certificates, in the order set forth in Section 4.01(I)(e), and giving effect to the limitations on distributions to such Classes in such section, until their respective Class Principal Balances are reduced to zero; and

(2)  to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4,  Class 1-M-5 and Class 1-B-1 Certificates, sequentially, in that order, until their respective Class Principal Balances of such Classes have been reduced to zero;

(B) on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, to fund any principal distributions required to be made on such Distribution Date pursuant to Section 4.01(I)(c), after giving effect to the distribution of the Principal Payment Amount for Group 1 for such Distribution Date, in accordance with the priorities set forth therein;

(ii)

to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4,  Class 1-M-5 and Class 1-B-1 Certificates, sequentially, in that order, any Deferred Amount for each such Class;

(iii)

to the Basis Risk Reserve Fund, the Required Basis Risk Reserve Fund Deposit, and from the Basis Risk Reserve Fund sequentially as follows:

(1) to the Group 1 Senior Certificates (other than the Class 1-R Certificates), pro rata based on amounts due, any applicable Basis Risk Shortfall for such Class; and

(2) to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4,  Class 1-M-5 and Class 1-B-1 Certificates, sequentially, in that order, any applicable Basis Risk Shortfall for each such Class; and

(iv)

to the Class 1-X Certificates, the Class 1-X Distributable Amount for such Distribution Date together with amounts withdrawn from the Basis Risk Reserve Fund for distribution to the Class 1-X Certificates pursuant to Section 4.12(b), (c), (d) and from the Interest Rate Cap Accounts pursuant to Sections 4.13(b), (f) and (g);

(e)

On each Distribution Date, the Principal Payment Amount, the Senior Principal Payment Amount or the Monthly Excess Cashflow, as applicable, will be distributed to the Group 1 Senior Certificates as follows:

(i)

to the Class 1-R Certificates, until its Class Principal Balance is reduced to zero;

(ii)

to the Class 1-A-6A and Class 1-A-6B Certificates, pro rata based on Class Principal Balances, an amount equal to the Class 1-A-6 Lockout Distribution Amount, until their respective Class Principal Balances have been reduced to zero;

(iii)

to the Class 1-A-1A and Class 1-A-1B Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances have been reduced to zero;

(iv)

to the Class 1-A-2 Certificates, until its Class Principal Balance has been reduced to zero;

(v)

to the Class 1-A-3A and Class 1-A-3B Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances have been reduced to zero;

(vi)

to the Class 1-A-4 Certificates, until its Class Principal Balance has been reduced to zero;

(vii)

to the Class 1-A-5 Certificates, until its Class Principal Balance has been reduced to zero; and

(viii)

to the Class 1-A-6A and Class 1-A-6B Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances have been reduced to zero;

Notwithstanding anything else in Section 4.01(I)(e) hereof, in the event that the aggregate Class Principal Balance of all Group 1 Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, principal distributions to the Group 1 Senior Certificates will be distributed pro rata based on their respective Class Principal Balances; provided, however, that the pro rata allocation to the (A) Class 1-A-1B Certificates will be distributed to the Class 1-A-1A Certificates, until its Class Principal Balance is reduced to zero and then to the Class 1-A-1B Certificates, until its Class Principal Balance is reduced to zero, (B) Class 1-A-3B Certificates will be distributed to the Class 1-A-2 and Class 1-A-3A Certificates, pro rata, based on their respective Class Principal Balances, until their respective Class Principal Balances are reduced to zero and then to the Class 1-A-3B Certificates, until its Class Principal Balance is reduced to zero and (C) Class 1-A-6B Certificates will be distributed to the Class 1-A-6A Certificates, until its Class Principal Balance is reduced to zero and then to the Class 1-A-6B Certificates, until its Class Principal Balance is reduced to zero.

(f)

On the Closing Date, the Trust Administrator shall establish an account (the “Class 1-P Reserve Fund”), which shall be an Eligible Account.  The Class 1-P Reserve Fund shall be entitled “Class 1-P Reserve Fund, Wells Fargo Bank, N.A, as Trust Administrator on behalf of U.S. Bank National Association, as Trustee for the benefit of the Holders of the CSMC 2007-3 Class 1-P Certificates.”  On the Closing Date the Depositor will deposit $400 into the Class 1-P Reserve Fund.  On each Distribution Date, the Trust Administrator, shall distribute the aggregate of all Assigned Prepayment Premiums for the Group 1 Mortgage Loans collected or paid by the Servicers and received by the Trust Administrator with respect to the preceding Prepayment Period to the Class 1-P Certificates.  Beginning with the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Group 1 Mortgage Loans and in no event later than the Distribution Date in July 2012, to the extent of available funds, on such date, the Class 1-P Certificates shall be entitled to its outstanding Class Principal Amount from amounts on deposit in the Class 1-P Reserve Fund.  All funds in the Class 1-P Reserve Fund shall remain uninvested.

(g)

Payments to the Certificate Insurer shall be made by wire transfer of immediately available funds to the following account, unless the Certificate Insurer notifies the Trust Administrator in writing of a change in such wire transfer instructions:  Financial Security Assurance Inc., Account Number 8900297263, Bank: The Bank of New York, ABA Number 021000018, Re: CSMC Mortgage-Backed Trust Series 2007-3, CSMC Mortgage-Backed Pass-Through Certificates Series 2007-3, Policy No. 51828-N.

(h)

Each Holder of an Insured Certificate, by its acceptance of such Insured Certificate, hereby agrees that, in the event any distribution is made to any Holder of such Insured Certificate from amounts paid under the Policy, (i) the Certificate Insurer shall be subrogated in a manner herein provided to the rights of the Holder of such Insured Certificate to receive, from amounts on deposit in the Certificate Account, the distributions allocable to principal and interest that would have been distributable to such Holder if no distribution had been made under the Policy; and (ii) in addition to the rights of the Holders of the Insured Certificates that the Certificate Insurer may exercise in accordance with the provisions of Section 14.01, the Certificate Insurer may exercise any option, vote, right or power with respect to each Insured Certificate for which amounts paid under the Policy (plus interest at the Late Payment Rate thereon from the date such payment was made) are outstanding.

(II)(A) On each Distribution Date, the Trust Administrator shall determine the amounts to be distributed to each Class of Certificates, other than the Group 1 Certificates, as follows:

(a)

with respect to the Group 2, Class A-P and Class A-X Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 2, subject to Section 4.01(II)(B) below:

(i)

first, to the Class A-P Certificates, the Class P Principal Distribution Amount for Loan Group 2.

(ii)

second, concurrently, to the Group 2 and Class A-X Certificates; an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided however, that for the purposes of distributions to the Class A-X Certificates pursuant to this Section 4.01(II)(A)(a)(ii), only a portion of the Class A-X Notional Amount derived from the Group 2 Mortgage Loans will be used to calculate these distributions; provided further, that any Class 2-A-3 Accrual Amount for any Distribution Date on or before the Class 2-A-3 Accretion Termination Date will instead be distributed in accordance with the Class 2-A-3 Accretion Direction Rule; provided further, that any Class 2-A-5 Accrual Amount for any Distribution Date on or before the Class 2-A-5 Accretion Termination Date will instead be distributed in accordance with the Class 2-A-5 Accretion Direction Rule; provided further, that any Class 2-A-6 Accrual Amount for any Distribution Date on or before the Class 2-A-6 Accretion Termination Date will instead be distributed in accordance with the Class 2-A-6 Accretion Direction Rule; provided further, that any Class 2-A-8 Accrual Amount for any Distribution Date on or before the Class 2-A-8 Accretion Termination Date will instead be distributed in accordance with the Class 2-A-8 Accretion Direction Rule; provided further, that any Class 2-A-9 Accrual Amount for any Distribution Date on or before the Class 2-A-9 Accretion Termination Date will instead be distributed in accordance with the Class 2-A-9 Accretion Direction Rule; provided further, that on any Distribution Date on or prior to the Distribution Date in May 2011, with respect to the Class 2-A-1 Certificates, and September 2010, with respect to the Class 2-A-4 Certificates, when the Certificate Index exceeds 5.40% per annum, for the purpose of this clause (a)(ii), the Pass-Through Rate on the Class 2-A-1 and Class 2-A-4 Certificates will be capped at 6.00% per annum;

(iii)

third, to the Group 2 Certificates, the Senior Principal Distribution Amount for Loan Group 2, in the following order of priority:

(1) first, to the Class 2-A-12 and Class 2-A-14 Certificates, the Group 2 Priority Amount, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(2) second, to the Class 2-A-10, Class 2-A-11, Class 2-A-13 and Class 2-A-16 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate Planned Balance set forth on Schedule VI for such Distribution Date, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(3) third, concurrently, as follows:

(a)

42.3573007524%, sequentially, as follows:

(i)

first, to the Class 2-A-1, Class 2-A-3 and Class 2-A-5 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate Targeted Balance set forth on Schedule VII for such Distribution Date, sequentially, as follows:

A.

first, to the Class 2-A-1 and Class 2-A-3 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate Targeted Balance set forth on Schedule VIII for such Distribution Date, sequentially, as follows:

I.

first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

II.

second, to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero;

B.

second, to the Class 2-A-5 Certificates, until its Class Principal Balance is reduced to zero;

C.

third, to the Class 2-A-1 and Class 2-A-3 Certificates, without regard to their aggregate Targeted Balance, sequentially, as follows:

I.

first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

II.

second, to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero;

(ii)

second, to the Class 2-A-6 Certificates, until its Class Principal Balance is reduced to zero;

(iii)

third, to the Class 2-A-1, Class 2-A-3 and Class 2-A-5 Certificates, without regard to their aggregate Targeted Balance, sequentially, as follows:

A.

first, to the Class 2-A-1 and Class 2-A-3 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate Targeted Balance set forth on Schedule VIII for such Distribution Date, sequentially, as follows:

I.

first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

II.

second, to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero;

B.

second, to the Class 2-A-5 Certificates, until its Class Principal Balance is reduced to zero;

C.

third, to the Class 2-A-1 and Class 2-A-3 Certificates, without regard to their aggregate Targeted Balance, sequentially, as follows:

I.

first, to the Class 2-A-1 Certificates, until its Class Principal Balance is reduced to zero; and

II.

second, to the Class 2-A-3 Certificates, until its Class Principal Balance is reduced to zero;;

(b)

57.6426992476%, sequentially, as follows:

(i)

first, to the Class 2-A-4 Certificates, in an amount necessary to reduce its Class Principal Balance to its Targeted Balance set forth on Schedule IX for such Distribution Date, until its Class Principal Balance is reduced to zero;

(ii)

second, to the Class 2-A-8 Certificates, until its Class Principal Balance is reduced to zero;

(iii)

third, to the Class 2-A-4 Certificates, without regard to its Targeted Balance, until its Class Principal Balance is reduced to zero;

(iv)

fourth, to the Class 2-A-9 Certificates, until its Class Principal Balance is reduced to zero;

(4) fourth, to the Class 2-A-10, Class 2-A-11, Class 2-A-13 and Class 2-A-16 Certificates, without regard to their aggregate Planned Balance, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(5) fifth, to the Class 2-A-7 Certificates, until its Class Principal Balance is reduced to zero;

(6) sixth, to the Class 2-A-12 and Class 2-A-14 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(b)

with respect to the Group 3 and Class A-P Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 3, subject to Section 4.01(II)(B) below:

(i)

first, to the Class A-P Certificates, the Class P Principal Distribution Amount for Loan Group 3.

(ii)

second, to the Group 3 Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(iii)

third, to the Group 3 Certificates, the Senior Principal Distribution Amount for Loan Group 3, in the following order of priority:

(1) first, to the Class AR and Class AR-L Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(2) second, to the Class 3-A-4 Certificates, the Group 3 Priority Amount, until its Class Principal Balance is reduced to zero;

(3) third, to the Class 3-A-1 Certificates, until its Class Principal Balance is reduced to zero;

(4) fourth, to the Class 3-A-2 Certificates, until its Class Principal Balance is reduced to zero;

(5) fifth, to the Class 3-A-4 Certificates, until its Class Principal Balance is reduced to zero;

(c)

with respect to the Group 4, Class A-P and Class A-X Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 4, subject to Section 4.01(II)(B) below:

(i)

first, to the Class A-P Certificates, the Class P Principal Distribution Amount for loan group 4.

(ii)

second, concurrently, to the Group 4 and Class A-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that for the purposes of distributions to the Class A-X Certificates pursuant to this Section 4.01(II)(A)(c)(ii), only a portion of the Class A-X Notional Amount derived from the Group 4 Mortgage Loans will be used to calculate these distributions; provided further, that any Class 4-A-8 Accrual Amount for any Distribution Date on or before the Class 4-A-8 Accretion Termination Date will instead be distributed in accordance with the Class 4-A-8 Accretion Direction Rule; provided further, that any Class 4-A-9 Accrual Amount for any Distribution Date on or before the Class 4-A-9 Accretion Termination Date will instead be distributed in accordance with the Class 4-A-9 Accretion Direction Rule; provided further, that on any Distribution Date on or prior to the Distribution Date in August 2013, when the Certificate Index exceeds 4.90% per annum, for the purpose of this clause (c)(ii), the Pass-Through Rate on the Class 4-A-3 Certificates will be capped at 5.50% per annum;

(iii)

third, to the Group 4 Certificates, the Senior Principal Distribution Amount for Loan Group 4, in the following order of priority:

(1) first, to the Class 4-A-4 and Class 4-A-11 Certificates, the Group 4 Priority Amount, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(2) second, concurrently, as follows:

(a)

60.4337607638%, sequentially, as follows:

(i)

first, to the Class 4-A-1, Class 4-A-2, Class 4-A-5 and Class 4-A-6 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the Class 4-A-13 Certificates, until its Class Principal Balance is reduced to zero;

(b)

39.5662392362%, sequentially, as follows:

(i)

first, to the Class 4-A-10 and Class 4-A-14 Certificates, in an amount necessary to reduce their aggregate Class Principal Balance to their aggregate Planned Balance set forth on Schedule X for such Distribution Date, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(ii)

second, to the Class 4-A-3 Certificates, in an amount necessary to reduce its Class Principal Balance to its Targeted Balance set forth on Schedule XI for such Distribution Date, until its Class Principal Balance is reduced to zero;

(iii)

third, to the Class 4-A-8 Certificates, until its Class Principal Balance is reduced to zero;

(iv)

fourth, to the Class 4-A-3 Certificates, without regard to its Targeted Balance, until its Class Principal Balance is reduced to zero;

(v)

fifth, to the Class 4-A-9 Certificates, until its Class Principal Balance is reduced to zero;

(vi)

sixth, to the Class 4-A-10 and Class 4-A-14 Certificates, without regard to their aggregate Planned Balance, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(vii)

seventh, to the Class 4-A-13 Certificates, until its Class Principal Balance is reduced to zero;

(3) to the Class 4-A-4 and Class 4-A-11 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero.

(d)

with respect to the Group C-B, Class A-P, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, from the Available Distribution Amount relating to Loan Group 2, Loan Group 3 and Loan Group 4 remaining after giving effect to the distributions pursuant to Section 4.01(II)(A)(a), (b) and (c) above, subject to Sections 4.01(II)(B) and 4.01(II)(C) below, and further subject to any payments to the Group 2, Group 3 and Group 4 Certificates pursuant to Section 4.06:

(i)

first, concurrently,

(1) to the Class A-P Certificates, first, to the extent of PO Recoveries for Loan Group 2 and second, to the extent of amounts otherwise available to pay the Group C-B Principal Distribution Amount on that Distribution Date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in Loan Group 2 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) above of this Section 4.01(II)(A)(d)(i)(1) on each prior Distribution Date exceeded the amount actually distributed on those prior Distribution Dates and not subsequently distributed; provided, however, that any amounts distributed pursuant to this 4.01(II)(A)(d)(i)(1) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

(2) to the Class A-P Certificates, first, to the extent of PO Recoveries for Loan Group 3 and second, to the extent of amounts otherwise available to pay the Group C-B Principal Distribution Amount on that Distribution Date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in Loan Group 3 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) above of this Section 4.01(II)(A)(d)(i)(2) on each prior Distribution Date exceeded the amount actually distributed on those prior Distribution Dates and not subsequently distributed; provided, however, that any amounts distributed pursuant to this 4.01(II)(A)(d)(i)(2) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

(3) to the Class A-P Certificates, first, to the extent of PO Recoveries for Loan Group 4 and second, to the extent of amounts otherwise available to pay the Group C-B Principal Distribution Amount on that Distribution Date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in Loan Group 4 incurred in the previous calendar month (other than an Excess Loss) and (y) the sum of the amounts, if any, by which the amount described in subclause (x) above of this Section 4.01(II)(A)(d)(i)(3) on each prior Distribution Date exceeded the amount actually distributed on those prior Distribution Dates and not subsequently distributed; provided, however, that any amounts distributed pursuant to this 4.01(II)(A)(d)(i)(3) will not cause a further reduction in the Class Principal Balance of the Class A-P Certificates;

(ii)

second, to the Class C-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(iii)

third, to the Class C-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(iv)

fourth, to the Class C-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(v)

fifth, to the Class C-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(vi)

sixth, to the Class C-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(vii)

seventh, to the Class C-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(viii)

eighth, to the Class C-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(ix)

ninth, to the Class C-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(x)

tenth, to the Class C-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xi)

eleventh, to the Class C-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(xii)

tweleveth, to the Class C-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xiii)

thirteenth, to the Class C-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(xiv)

fourteenth, to the Class C-B-1, Class C-B-2, Class C-B-3, Class C-B-4, Class C-B-5 and Class C-B-6 Certificates, in that order, up to an amount of Net Realized Losses for such Class, if any; provided, however, that any amounts distributed pursuant to this Section 4.01(II)(A)(d)(xiv) will not cause a further reduction in the Class Principal Balances of any of the Group C-B Certificates; and

(xv)

fifteenth, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(e)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 2 will be made with respect to the Group 2, Class A-P, Class A-X, Class AR and Class AR-L Certificates as follows:

(i)

first, to the Class A-P Certificates, the Class P Distribution Amount for Loan Group 2;

(ii)

second, concurrently, to the Group 2  and Class A-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that for the purposes of distributions to the Class A-X Certificates pursuant to this Section 4.01(II)(A)(e)(ii), only a portion of the Class A-X Notional Amount derived from the Group 2 Mortgage Loans will be used to calculate these distributions; provided further, that on any Distribution Date on or prior to the Distribution Date in May 2011, with respect to the Class 2-A-1 Certificates, and September 2010, with respect to the Class 2-A-4 Certificates, when the Certificate Index exceeds 5.40% per annum, for the purpose of this clause (e)(ii), the Pass-Through Rate on the Class 2-A-1 and Class 2-A-4 Certificates will be capped at 6.00% per annum;

(iii)

third, to the Group 2 Certificates entitled to principal, pro rata based on Class Principal Balances, the Senior Principal Distribution Amount for Loan Group 2, as principal, until their respective Class Principal Balances are reduced to zero; and

(iv)

fourth, after any payments to the Group 3 and Group 4 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(f)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 3 will be made with respect to the Group 3 and Class A-P Certificates as follows:

(i)

first, to the Class A-P Certificates, the Class P Distribution Amount for Loan Group 3;

(ii)

second, to the Group 3 Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(iii)

third, to the Group 3 Certificates, the Senior Principal Distribution Amount for Loan Group 3, as principal, pro rata  based on Class Principal Balances, until their Class Principal Balance are reduced to zero; and

(iv)

fourth, after any payments to the Group 2 and Group 4 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(g)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 4 will be made with respect to the Group 4,  Class A-P, Class A-X, Class AR and Class AR-L Certificates as follows:

(i)

first, to the Class A-P Certificates, the Class P Distribution Amount for Loan Group 4;

(ii)

second, concurrently, to the Group 4 and Class A-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; provided, however, that for the purposes of distributions to the Class A-X Certificates pursuant to this Section 4.01(II)(A)(g)(ii), only a portion of the Class A-X Notional Amount derived from the Group 4 Mortgage Loans will be used to calculate these distributions; provided further, that on any Distribution Date on or prior to the Distribution Date in August 2013, when the Certificate Index exceeds 4.90% per annum, for the purpose of this clause (g)(ii), the Pass-Through Rate on the Class 4-A-3 Certificates will be capped at 5.50% per annum

(iii)

third, to the Group 4 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 4, as principal, until its Class Principal Balances is reduced to zero; and

(iv)

fourth, after any payments to the Group 2 and Group 3 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

 (B)  On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Group 2, Group 3, Group 4, Class A-X and Group C-B Certificates shall be reduced by the Trust Administrator by, the related Class’s pro rata share (based on the amount of the Interest Distribution Amount for each such Class before reduction pursuant to this Section 4.01(II)(B)) of (i) Net Prepayment Interest Shortfalls experienced by the Mortgage Loans in a related Loan Group for such Distribution Date; and (ii) (A) after the related Special Hazard Coverage Termination Date, with respect to each Mortgage Loan in a related Loan Group that became a Special Hazard Mortgage Loan during the prior calendar month, the excess of one month’s interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (B) after the related Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan in a related Loan Group that became subject to a Bankruptcy Loss during the prior calendar month, the interest portion of the related Debt Service Reduction or Deficient Valuation, (C) each Relief Act Reduction for any Mortgage Loan in a related Loan Group incurred during the prior calendar month and (D) after the related Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan in a related Loan Group that became a Fraud Loan during the prior calendar month the excess of one month’s interest at the related Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.  For purposes of calculating the reduction in the Interest Distribution Amount for each Class of Group C-B Certificates with respect to Loan Group 2, Loan Group 3 or Loan Group 4, such reduction shall be based upon the amount of interest accruing at the Required Coupon for such Loan Group, on such Class’s proportionate share, based on the Class Principal Balance of the related Group C-B Component Balance for that Distribution Date.  For purposes of calculating the reduction of the Interest Distribution Amount for the Class A-X Certificates in respect of Loan Group 2, Loan Group 3 and Loan Group 4, such reduction will be based on the amount of interest accruing on the portion of the Class A-X Notional Amount derived from such Loan Group.  For the purposes of calculating the reduction in the Interest Distribution Amount for the Class 2-A-1 and Class 2-A-4 Certificates, such reduction shall be based on upon the amount of interest accruing on such Class at a pass-through rate equal to the lesser of (a) the Pass-Through Rate in effect for such Class and Distribution Date and (b) 6.00% per annum.  For the purposes of calculating the reduction in the Interest Distribution Amount for the Class 4-A-3 Certificates, such reduction shall be based on upon the amount of interest accruing on such Class at a pass-through rate equal to the lesser of (a) the Pass-Through Rate in effect for such Class and Distribution Date and (b) 5.50% per annum.

(C)  With respect to each Class of Group C-B Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distribution of Principal Prepayments will be made to any Class or Classes of Group C-B Certificates junior to such Class (the “Restricted Classes”) and the amount otherwise distributable to the Restricted Classes in respect of such Principal Prepayments will be allocated among the remaining Classes of Group C-B Certificates, pro rata, based upon their respective Class Principal Balances.

(D)

The Trust Administrator shall distribute the Mortgage Loan Purchase Price of any Optional Termination relating to the Group CB Mortgage Loans or Mortgage Loan Auction Price from an Auction Purchaser in excess of the Par Value to the holder of the Class AR-L Certificate on the related Optional Termination Date or Auction Date, as applicable.

(E)

On the Closing Date, the Trust Administrator shall establish an account (the “Class PP Reserve Fund”), which shall be an Eligible Account.  The Class PP Reserve Fund shall be entitled “Class PP Reserve Fund, Wells Fargo Bank, N.A, as Trust Administrator on behalf of U.S. Bank, as Trustee for the benefit of the holders of the CSMC 2007-3 Class PP Certificates.”  On the Closing Date the Depositor will deposit $100 into the Class PP Reserve Fund.  On each Distribution Date, the Trust Administrator, shall distribute the aggregate of all Assigned Prepayment Premiums for the Group CB Mortgage Loans collected or paid by the related Servicers and received by the Trust Administrator with respect to the preceding Prepayment Period to the Class PP Certificates.  Beginning with the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Group C-B Mortgage Loans and in no event later than the Distribution Date in July 2012, to the extent of available funds, on such date, the Class PP Certificates shall be entitled to its outstanding Class Principal Amount from amounts on deposit in the Class PP Reserve Fund.  All funds in the Class PP Reserve Account shall remain uninvested.

SECTION 4.02

Allocation of Losses.

(a)

(i)

The Group 1 Certificates.  On each Distribution Date, the Trust Administrator shall determine the total of the Applied Loss Amount, if any, for such Distribution Date.  The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Group 1 Subordinate Certificates (other than the Class 1-X Certificates) beginning with the Class of Group 1 Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero.  Any Applied Loss Amount allocated to a Class of Group 1 Subordinate Certificates shall be allocated among the Group 1 Subordinate Certificates of such Class in proportion to their respective Percentage Interests.  Group 1 Senior Certificates shall not be allocated Applied Loss Amounts.

(ii)

With respect to any Class of Group 1 Subordinate Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased on any Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Group 1 Subordinate Certificates with the highest relative payment priority, up to the amount of the Deferred Amount for that Class.  Any increase in a Class Principal Balance on a Distribution Date pursuant to this Section 4.02(a)(ii) shall be made prior to giving effect to distributions on that Distribution Date.

Any increase to the Class Principal Balance of a Class of Group 1 Subordinate Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Percentage Interest.

(b)

The Group 2, Group 3, Group 4, and Group C-B Certificates.  Realized Losses on the Group 2, Group 3 and Group 4 Mortgage Loans with respect to any Distribution Date shall be allocated by the Trust Administrator to the Classes of Group 2, Group 3, Group 4, and Group C-B Certificates as follows:

(i)

except as provided in the parenthetical below, any Realized Loss on a Group 2, Group 3 or Group 4 Mortgage Loan, other than an Excess Loss, shall be allocated first, to the Group C-B Certificates in decreasing order of their alphanumerical Class designations (beginning with the Class C-B-6 Certificates), until the respective Class Principal Balance of each such Class is reduced to zero, and second, to the Senior Certificates (other than the Class A-P and Notional Amount Certificates) related to such Loan Group, pro rata, on the basis of their respective Class Principal Balances (except if the loss is recognized with respect to a Class P Mortgage Loan, in which case the applicable Class P Fraction of such loss will first be allocated to the Class A-P Certificates and the remainder of the loss will be allocated as described above); provided, however, that (A) Realized Losses which would otherwise be allocated to the Class 2-A-10 and Class 2-A-13 Certificates, up to an amount equal to 80.00% and 20.00%, respectively, of the Class Principal Balance of the Class 2-A-11 Certificates for such Distribution Date, and up to a cumulative maximum of $4,800,000 and $1,200,000, respectively, will instead be allocated to the Class 2-A-11 Certificates, until the Class Principal Balance of the Class 2-A-11 Certificates is reduced to zero, (B) Realized Losses which would otherwise be allocated to the Class 2-A-4, Class 2-A-12 and Class 2-A-16 Certificates, up to an amount equal to 52.49%, 15.47% and 32.04%, respectively, of the Class Principal Balance of the Class 2-A-14 Certificates for such Distribution Date, and up to a cumulative maximum of $3,393,600, $1,000,000 and $2,071,400, respectively, will instead be allocated to the Class 2-A-14 Certificates, until the Class Principal Balance of the Class 2-A-14 Certificates is reduced to zero, (C) Realized Losses which would otherwise be allocated to the Class 4-A-1 Certificates, will instead be allocated to the Class 4-A-2 Certificates, until the Class Principal Balance of the Class 4-A-2 Certificates is reduced to zero, (D) Realized Losses which would otherwise be allocated to the Class 4-A-3 and Class 4-A-4 Certificates, up to an amount equal to 60.63% and 39.37%, respectively, of the Class Principal Balance of the Class 4-A-11 Certificates for such Distribution Date, and up to a cumulative maximum of $1,540,000 and $1,000,000, respectively, will instead be allocated to the Class 4-A-11 Certificates, until the Class Principal Balance of the Class 4-A-11 Certificates is reduced to zero and (E) Realized Losses which would otherwise be allocated to the Class 4-A-10 Certificates, will instead be allocated to the Class 4-A-14 Certificates, until the Class Principal Balance of the Class 4-A-14 Certificates is reduced to zero.

(ii)

except as provided in the parenthetical below, Excess Losses for the Group 2, Group 3 and Group 4 Mortgage Loans will be allocated among all Classes of Group 2, Group 3 and Group 4 Certificates (other than the Class A-P and Notional Amount Certificates) and Group C-B Certificates, pro rata, based on their respective Class Principal Balances (except if the loss is recognized with respect to a Class P Mortgage Loan, in which case the applicable Class P Fraction of such loss will first be allocated to the Class A-P Certificates and the remainder of the loss will be allocated as described above).

(c)

On each Distribution Date, if the sum of the aggregate Class Principal Balance of all Group 2, Group 3, Group 4, Class A-P and Group C-B Certificates exceeds the aggregate Stated Principal Balance of the Group 2, Group 3 and Group 4 Mortgage Loans (after giving effect to distributions of principal and the allocation of all losses to such Certificates on such Distribution Date), such excess will be deemed a principal loss and shall be allocated by the Trust Administrator to the most junior Class of Group C-B Certificates then outstanding, in reduction of its Class Principal Balance.

(d)

Any allocation by the Trust Administrator of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to this Section 4.02 shall be accomplished by reducing its Certificate Balance, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance.”

SECTION 4.03

Recoveries.

(a)

With respect to any Class of Certificates (other than the Group 1 and Class P Certificates) to which a Realized Loss has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased, up to the amount of related Non-PO Recoveries for such Distribution Date as follows:

(i)

first, the Class Principal Balance of each Class of Senior Certificates (other than the Group 1 Senior Certificates) related to the Loan Group from which the Non-PO Recovery was collected, will be increased pro rata, up to the amount of Net Recovery Realized Losses for each such Class, and

(ii)

second, the Class Principal Balance of each Class of Group C-B Certificates (in the case of Non-PO Recoveries on Group 2, Group 3 and Group 4 Mortgage Loans) will be increased in order of seniority, up to the amount of Net Recovery Realized Losses for each such Class.

(b)

Any increase to the Class Principal Balance of a Class of Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Certificate’s Percentage Interest.

SECTION 4.04

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Trust Administrator shall prepare and cause to be made available to each Certificateholder, the Certificate Insurer, the Master Servicer, each Servicer, the Trustee, the Depositor and each Rating Agency, a statement setting forth with respect to the related distribution the items listed in Exhibit S, other than items (i)(j), (ii)(j), (v)(n), (v)(t), (v)(z), (vi)(a)-(d) and (vii)(a)-(g); provided however, that if the Trust Administrator is, pursuant to Section 14.04(a), delivering to the Certificate Insurer a notice of a claim under the Policy, the Trust Administrator will make available such monthly statement, if available, or if not available such data as the Certificate Insurer reasonably requests for the purpose of evaluating a claim and the calculation of the deficiency amount, to the Certificate Insurer at or prior to the time of delivery of the notice of claim to the Certificate Insurer.

For purposes of the information reported in the monthly statement to certificateholders prepared by the Trust Administrator, a Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date.  The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.  For example, a Mortgage Loan due for September 1 at the close of business on October 31 would be described as 30 to 59 days delinquent in the November trust and static pool reporting.

The Trust Administrator’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and each Servicer which shall be provided as required in Section 4.05.

On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) cusip level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.  In connection with providing the information specified in this Section 4.04 to Bloomberg, the Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 9.05.  The Trust Administrator will also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.04(a) via the Trust Administrator’s website.  The Trust Administrator’s website can be accessed at http://www.ctslink.com or at such other site as the Trust Administrator may designate from time to time.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator at 301-815-6600.  The Trust Administrator shall have the right to change the way the reports referred to in this Section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders.  The Trust Administrator shall provide timely and adequate notification to all above parties, the Certificate Insurer and to the Certificateholders regarding any such change.  The Trust Administrator may fully rely upon and shall have no liability with respect to information provided by the Master Servicer or any Servicer.

(b)

Upon request, within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in items (i)(c), (i)(d), (ii)(c) and (ii)(d) of Exhibit S aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

(c)

In addition to the foregoing, the Trust Administrator shall post an electronic file containing current loan level data with respect to the Mortgage Loans ("Loan Level Data"), on a monthly basis, to the website referred to in Section 4.04(a).  The Loan Level Data will include fields as agreed to by the Depositor and the Trust Administrator from time to time.  The Loan Level Data will be based solely on information provided by the Servicers, and the Trust Administrator's provision of the Loan Level Data is subject to the availability, timeliness and accuracy of the information provided by the Servicers.  The Loan Level Data will not include any personally identifiable information, including but not limited to:  borrower name, borrower address, property address, borrower social security number, and originator's loan account number.  The Loan Level Data may include recent property valuation information, including based on a recent broker's price opinion.  As agreed to by the Depositor and the Trust Administrator, the format of the Loan Level Data may be modified at any time, and the posting of the Loan Level Data may be discontinued at any time.  The Trust Administrator will not be required to provide the Loan Level Data in paper form.

SECTION 4.05

Servicers and Master Servicer to Cooperate.

Each Servicer shall provide to the Master Servicer the information set forth in Exhibit I or Exhibit I-A, as applicable, and any other information the Master Servicer requires, in such form as the Master Servicer shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Master Servicer, with respect to each Mortgage Loan serviced by such Servicer no later than (i) with respect to a Servicer, other than Wells Fargo, twelve noon on the Data Remittance Date, and (ii) with respect to Wells Fargo, on the Data Remittance Date, to enable the Master Servicer to provide such information to the Trust Administrator.

The Master Servicer, with respect to the Mortgage Loans which are not WMMSC Serviced Mortgage Loans, and WMMSC, with respect to the WMMSC Serviced Mortgage Loans, shall provide to the Trust Administrator the information set forth in Exhibit I, Exhibit I-A or Exhibit I-B, as applicable, in such form as the Trust Administrator shall reasonably request no later than twelve noon on the Data Remittance Date to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

Each Servicer also shall provide to the Trust Administrator the information set forth in Exhibit I, Exhibit I-A or Exhibit I-B, as applicable, solely relating to Payoffs received during the related Prepayment Period, in such form as the Trust Administrator shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Trust Administrator, with respect to each Mortgage Loan serviced by such Servicer no later than the Additional Data Remittance Date, to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

SECTION 4.06

Cross-Collateralization; Adjustment to Available Funds

(a)

On each Distribution Date prior to the Credit Support Depletion Date for the Group 2, Group 3 and Group 4 Certificates, but after the date on which the aggregate Class Principal Balance of any of the Group 2, Group 3 and Group 4 Certificates (other than the applicable Class P Certificates) has been reduced to zero, the Trust Administrator shall distribute the principal portion of Available Distribution Amount on the Mortgage Loans relating to such Certificates that will have been paid in full, to the holders of such other Certificate Group(s) (other than any Class P Certificates), pro rata based on the aggregate Class Principal Balance of the Senior Certificates, as applicable, of such Groups.  Such amount shall be paid to the Senior Certificates (other than any Class P Certificates) in such Group or Groups in the same priority as such Certificates would receive other distributions of principal pursuant to Section 4.01(A); provided, however, that the Trust Administrator shall not make such distribution on such Distribution Date if (a) the Group C-B Percentage for such Distribution Date is greater than or equal to 200% of the Group C-B  Percentage as of the Closing Date and (b) the average outstanding principal balance of each of the Group 2, Group 3 and Group 4 Mortgage Loans delinquent 60 days or more (including all related REO Property and Mortgage Loans in foreclosure) over the last six months, as a percentage of the related Group C-B Component Balance, is less than 50%.

(b)

If on any Distribution Date the Class Principal Balance of the Group 2, Group 3 or Group 4 Certificates (other than the Class A-P Certificates) is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (net of the applicable Class P Fraction of each applicable Class P Mortgage Loan) (each such Loan Group, an “Undercollateralized Group”), then the Trust Administrator shall reduce the Available Distribution Amount of each other Loan Group (each such Loan Group, an “Overcollateralized Group”), as follows:

(1)

to add to the Available Distribution Amount of each Undercollateralized Group an amount equal to the lesser of (a) one month's interest on the Principal Transfer Amount of the Undercollateralized Group at the Required Coupon for such Loan Group  and (b) the Available Distribution Amount of each Overcollateralized Group remaining after making distributions of interest to the Senior Certificates of each Overcollateralized Group on such Distribution Date pursuant to Section 4.01; and

(2)

to the Senior Certificates (other than any Class A-P Certificates) of each Undercollateralized Group, to the extent of the principal portion of Available Distribution Amount of each Overcollateralized Group remaining after making distributions to the Senior Certificates (other than any Class A-P Certificates) of such Overcollateralized Group on such Distribution Date pursuant to Section 4.01, until the Class Principal Balance of the Senior Certificates of each Undercollateralized Group (other than any Class A-P Certificates) equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (less the applicable Class P Fraction of each Class P Mortgage Loan in such Loan Group).  Payments shall be made to the Senior Certificates in each Undercollateralized Group in the same priority as such Certificates would receive other distributions of principal pursuant to Section 4.01(II)(A).

If more than one of Group 2, Group 3 and Group 4 is an Overcollateralized Group on any Distribution Date, reductions in the Available Distribution Amount of such Groups to make the payments required to be made pursuant to 4.06(b) on such Distribution Date shall be made pro rata, based on the Overcollateralization Amount for each Overcollateralized Group.  If more than one of Group 2, Group 3 and Group 4 is an Undercollateralized Group on any Distribution Date, payments made to such Groups from the Overcollateralized Group(s) shall be made pro rata, based on the amount of payments required to be made to the Undercollateralized Groups.

SECTION 4.07

Deposit of Uncertificated REMIC Interests.

The Uncertificated REMIC Interests shall be issued in uncertificated form and transferred to the trustee under the Trust Agreement to be held in trust pursuant to terms of the Trust Agreement.  U.S. Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Trust Administrator, are hereby directed and authorized to enter into the Trust Agreement.  In entering into the Trust Agreement and performing its obligations thereunder, each of the Trustee and the Trust Administrator shall be entitled to the same rights, protections and indemnities afforded to them under this Agreement in their capacity as Trustee and Trust Administrator, respectively.

SECTION 4.08

[Reserved]

SECTION 4.09

Class 2-A-1 Yield Maintenance Agreement

(a)

A separate trust is hereby established (the “Supplemental Interest Trust”), the corpus of which shall be held by the Supplemental Interest Trust Trustee, in trust, for the benefit of the holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5, Class 1-B-1, Class 2-A-1, Class 2-A-4 and Class 4-A-3 Certificates.  On the Closing Date, the Trust Administrator shall establish and maintain in its name on behalf of the Supplemental Interest Trust Trustee, in trust for the benefit of the Class 2-A-1 Certificates, the Class 2-A-1 Yield Maintenance Account.  The Class 2-A-1 Yield Maintenance Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.  The Class 2-A-1 Yield Maintenance Account shall be an asset of the Supplemental Interest Trust, but will not be an asset of any REMIC.

(b)

The Trustee is hereby directed by the Depositor, solely as Supplemental Interest Trust Trustee and not in its individual capacity, on or before the Closing Date, to enter into the Class 2-A-1 Yield Maintenance Agreement on behalf of the Supplemental Interest Trust for the benefit of the Holders of the Class 2-A-1 Certificates, in the form presented to it by the Depositor, and the Trust Administrator is hereby directed by Depositor to acknowledge and agree to the Class 2-A-1 Yield Maintenance Agreement.  The Trust Administrator shall administer to, and hold, and receive and make all payments under, the Class 2-A-1 Yield Maintenance Agreement on behalf of the Supplemental Interest Trust and the Supplemental Interest Trust Trustee in accordance with its terms and the provisions of this Agreement.  Neither the Supplemental Interest Trust Trustee nor the Trust Administrator shall have any responsibility for the contents, adequacy or sufficiency of the Class 2-A-1 Yield Maintenance Agreement, including, without limitation, any covenants, representations and warranties contained therein.  The Class 2-A-1 Yield Maintenance Agreement will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC.  Any funds payable by the Supplemental Interest Trust or Party B (as defined in the Class 2-A-1 Yield Maintenance Agreement) under the Class 2-A-1 Yield Maintenance Agreement to the Yield Maintenance Agreement Counterparty shall be paid by the Depositor.  Notwithstanding anything to the contrary contained herein or in the Class 2-A-1 Yield Maintenance Agreement, neither the Supplemental Interest Trust Trustee nor the Trust Administrator shall be required to make any payments to the Yield Maintenance Agreement Counterparty under the Class 2-A-1 Yield Maintenance Agreement.  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee and the Trust Administrator shall apply to the Trustee’s and the Trust Administrator’s, as applicable, execution of and performance of any obligations under the Class 2-A-1 Yield Maintenance Agreement.

(c)

The Trust Administrator shall deposit any Yield Maintenance Agreement Payments received with respect to the Class 2-A-1 Yield Maintenance Agreement into the Class 2-A-1 Yield Maintenance Account.

(d)

The Trust Administrator shall prepare and deliver any notices required to be delivered to the Yield Maintenance Agreement Counterparty under the Class 2-A-1 Yield Maintenance Agreement of which a Responsible Officer of the Trust Administrator shall have actual knowledge of the requirement to deliver such notices.

(e)

The Trust Administrator on behalf of the Supplemental Interest Trust Trustee shall terminate the Yield Maintenance Agreement Counterparty upon the occurrence of an Event of Default (as defined under the Class 2-A-1 Yield Maintenance Agreement) under the Class 2-A-1 Yield Maintenance Agreement of which a Responsible Officer of the Trust Administrator has actual knowledge.  Upon such a termination, the Yield Maintenance Agreement Counterparty may be required to pay an amount to the Trust Administrator in respect of market quotations for the replacement cost of the Class 2-A-1 Yield Maintenance Agreement.

(f)

On each Distribution Date on or prior to the Yield Maintenance Agreement Termination Date for the Class 2-A-1 Certificates, the Trust Administrator shall distribute Yield Maintenance Agreement Payments on deposit in the Class 2-A-1 Yield Maintenance Account to the Class 2-A-1 Certificates to pay any Yield Maintenance Amount for the Class 2-A-1 Certificates for that Distribution Date.

(g)

Funds in the Yield Maintenance Account may be invested in Eligible Investments by the Trust Administrator at the direction of the Depositor maturing on or prior to the next succeeding Distribution Date.  The Trust Administrator shall account for the Class 2-A-1 Yield Maintenance Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Trust Administrator shall treat amounts paid by the Class 2-A-1 Yield Maintenance Account as payments made from outside each of the REMICs for all federal tax purposes.  Any net investment earnings on such amounts shall be payable to the Depositor.  The Depositor will be the owner of the Class 2-A-1 Yield Maintenance Account for federal tax purposes and the Depositor shall direct the Trust Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Class 2-A-1 Yield Maintenance Account shall remain uninvested.  The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.09(g) (other than as obligor on any such investments).  Upon termination of the Supplemental Interest Trust, any amounts remaining in the Class 2-A-1 Yield Maintenance Account shall be distributed to Credit Suisse Securities (USA) LLC.

(h)

On the Distribution Date immediately after the earlier of (i) the Distribution Date on which the Class Principal Balance of the Class 2-A-1 Certificates equals zero or (ii) the Yield Maintenance Agreement Termination Date for the Class 2-A-1 Certificates, any amounts on deposit in the Class 2-A-1 Yield Maintenance Account not payable on the Class 2-A-1 Certificates shall be distributed to Credit Suisse Securities (USA) LLC.

SECTION 4.10

Class 2-A-4 Yield Maintenance Agreement

(a)

On the Closing Date, the Trust Administrator shall establish and maintain in its name on behalf of the Supplemental Interest Trust Trustee, in trust for the benefit of the Class 2-A-4 Certificates, the Class 2-A-4 Yield Maintenance Account.  The Class 2-A-4 Yield Maintenance Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.  The Class 2-A-4 Yield Maintenance Account shall be an asset of the Supplemental Interest Trust, but will not be an asset of any REMIC.

(b)

The Trustee is hereby directed by the Depositor, solely as Supplemental Interest Trust Trustee and not in its individual capacity, on or before the Closing Date, to enter into the Class 2-A-4 Yield Maintenance Agreement on behalf of the Supplemental Interest Trust for the benefit of the Holders of the Class 2-A-4 Certificates, in the form presented to it by the Depositor, and the Trust Administrator is hereby directed by Depositor to acknowledge and agree to the Class 2-A-4 Yield Maintenance Agreement.  The Trust Administrator shall administer to, and hold, and receive and make all payments under, the Class 2-A-4 Yield Maintenance Agreement on behalf of the Supplemental Interest Trust and the Supplemental Interest Trust Trustee in accordance with its terms and the provisions of this Agreement.  Neither the Supplemental Interest Trust Trustee nor the Trust Administrator shall have any responsibility for the contents, adequacy or sufficiency of the Class 2-A-4 Yield Maintenance Agreement, including, without limitation, any covenants, representations and warranties contained therein.  The Class 2-A-4 Yield Maintenance Agreement will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC. Any funds payable by the Supplemental Interest Trust or Party B (as defined in the Class 2-A-4 Yield Maintenance Agreement) under the Class 2-A-4 Yield Maintenance Agreement to the Yield Maintenance Agreement Counterparty shall be paid by the Depositor.  Notwithstanding anything to the contrary contained herein or in the Class 2-A-4 Yield Maintenance Agreement, neither the Supplemental Interest Trust Trustee nor the Trust Administrator shall be required to make any payments to the Yield Maintenance Agreement Counterparty under the Class 2-A-4 Yield Maintenance Agreement.   Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee and the Trust Administrator shall apply to the Trustee’s and the Trust Administrator’s, as applicable, execution of and performance of any obligations under the Class 2-A-4 Yield Maintenance Agreement.

(c)

The Trust Administrator shall deposit any Yield Maintenance Agreement Payments received with respect to the Class 2-A-4 Yield Maintenance Agreement into the Class 2-A-4 Yield Maintenance Account.

(d)

The Trust Administrator shall prepare and deliver any notices required to be delivered to the Yield Maintenance Agreement Counterparty under the Class 2-A-4 Yield Maintenance Agreement of which a Responsible Officer of the Trust Administrator shall have actual knowledge of the requirement to deliver such notices.

(e)

The Trust Administrator on behalf of the Supplemental Interest Trust Trustee shall terminate the Yield Maintenance Agreement Counterparty upon the occurrence of an Event of Default (as defined under the Class 2-A-4 Yield Maintenance Agreement) under the Class 2-A-4 Yield Maintenance Agreement of which a Responsible Officer of the Trust Administrator has actual knowledge.  Upon such a termination, the Yield Maintenance Agreement Counterparty may be required to pay an amount to the Trust Administrator in respect of market quotations for the replacement cost of the Class 2-A-4 Yield Maintenance Agreement.

(f)

On each Distribution Date on or prior to the Yield Maintenance Agreement Termination Date for the Class 2-A-4 Certificates, the Trust Administrator shall distribute Yield Maintenance Agreement Payments and Excess Funds on deposit in the Class 2-A-4 Yield Maintenance Account to the Class 2-A-4 Certificates to pay any Yield Maintenance Amount and Yield Maintenance Amount Shortfall for the Class 2-A-4 Certificates for that Distribution Date.

(g)

Funds in the Yield Maintenance Account may be invested in Eligible Investments by the Trust Administrator at the direction of the Depositor maturing on or prior to the next succeeding Distribution Date.  The Trust Administrator shall account for the Class 2-A-4 Yield Maintenance Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Trust Administrator shall treat amounts paid by the Class 2-A-4 Yield Maintenance Account as payments made from outside each of the REMICs for all federal tax purposes.  Any net investment earnings on such amounts shall be payable to the Depositor.  The Depositor will be the owner of the Class 2-A-4 Yield Maintenance Account for federal tax purposes and the Depositor shall direct the Trust Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Class 2-A-4 Yield Maintenance Account shall remain uninvested.  The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.09(g) (other than as obligor on any such investments).  Upon termination of the Supplemental Interest Trust, any amounts remaining in the Class 2-A-4 Yield Maintenance Account shall be distributed to Credit Suisse Securities (USA) LLC.

(h)

On the Distribution Date immediately after the earlier of (i) the Distribution Date on which the Class Principal Balance of the Class 2-A-4 Certificates equals zero or (ii) the Yield Maintenance Agreement Termination Date for the Class 2-A-4 Certificates, any amounts on deposit in the Class 2-A-4 Yield Maintenance Account not payable on the 2-A-4 Certificates shall be distributed to Credit Suisse Securities (USA) LLC.

SECTION 4.11

Class 4-A-3 Yield Maintenance Agreement

(a)

On the Closing Date, the Trust Administrator shall establish and maintain in its name on behalf of the Supplemental Interest Trust Trustee, in trust for the benefit of the Class 4-A-3 Certificates, the Class 4-A-3 Yield Maintenance Account.  The Class 4-A-3 Yield Maintenance Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.  The Class 4-A-3 Yield Maintenance Account shall be an asset of the Supplemental Interest Trust, but will not be an asset of any REMIC.

(b)

The Trustee is hereby directed by the Depositor, solely as Supplemental Interest Trust Trustee and not in its individual capacity, on or before the Closing Date, to enter into the Class 4-A-3 Yield Maintenance Agreement on behalf of the Supplemental Interest Trust for the benefit of the Holders of the Class 4-A-3 Certificates, in the form presented to it by the Depositor, and the Trust Administrator is hereby directed by Depositor to acknowledge and agree to the Class 4-A-3 Yield Maintenance Agreement.  The Trust Administrator shall administer to, and hold, and receive and make all payments under, the Class 4-A-3 Yield Maintenance Agreement on behalf of the Supplemental Interest Trust and the Supplemental Interest Trust Trustee in accordance with its terms and the provisions of this Agreement.  Neither the Supplemental Interest Trust Trustee nor the Trust Administrator shall have any responsibility for the contents, adequacy or sufficiency of the Class 4-A-3 Yield Maintenance Agreement, including, without limitation, any covenants, representations and warranties contained therein.  The Class 4-A-3 Yield Maintenance Agreement will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC. Any funds payable by the Supplemental Interest Trust or Party B (as defined in the Class 4-A-3 Yield Maintenance Agreement) under the Class 4-A-3 Yield Maintenance Agreement to the Yield Maintenance Agreement Counterparty shall be paid by the Depositor.  Notwithstanding anything to the contrary contained herein or in the Class 4-A-3 Yield Maintenance Agreement, neither the Supplemental Interest Trust Trustee nor the Trust Administrator shall be required to make any payments to the Yield Maintenance Agreement Counterparty under the Class 4-A-3 Yield Maintenance Agreement.   Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee and the Trust Administrator shall apply to the Trustee’s and the Trust Administrator’s, as applicable, execution of and performance of any obligations under the Class 4-A-3 Yield Maintenance Agreement.

(c)

The Trust Administrator shall deposit any Yield Maintenance Agreement Payments received with respect to the Class 4-A-3 Yield Maintenance Agreement into the Class 4-A-3 Yield Maintenance Account.

(d)

The Trust Administrator shall prepare and deliver any notices required to be delivered to the Yield Maintenance Agreement Counterparty under the Class 4-A-3 Yield Maintenance Agreement of which a Responsible Officer of the Trust Administrator shall have actual knowledge of the requirement to deliver such notices.

(e)

The Trust Administrator on behalf of the Supplemental Interest Trust Trustee shall terminate the Yield Maintenance Agreement Counterparty upon the occurrence of an Event of Default (as defined under the Class 4-A-3 Yield Maintenance Agreement) under the Class 4-A-3 Yield Maintenance Agreement of which a Responsible Officer of the Trust Administrator has actual knowledge.  Upon such a termination, the Yield Maintenance Agreement Counterparty may be required to pay an amount to the Trust Administrator in respect of market quotations for the replacement cost of the Class 4-A-3 Yield Maintenance Agreement.

(f)

On each Distribution Date on or prior to the Yield Maintenance Agreement Termination Date for the Class 4-A-3 Certificates, the Trust Administrator shall distribute Yield Maintenance Agreement Payments and Excess Funds on deposit in the Class 4-A-3 Yield Maintenance Account to the Class 4-A-3 Certificates to pay any Yield Maintenance Amount and Yield Maintenance Amount Shortfall for the Class 4-A-3 Certificates for that Distribution Date.

(g)

Funds in the Yield Maintenance Account may be invested in Eligible Investments by the Trust Administrator at the direction of the Depositor maturing on or prior to the next succeeding Distribution Date.  The Trust Administrator shall account for the Class 4-A-3 Yield Maintenance Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Trust Administrator shall treat amounts paid by the Class 4-A-3 Yield Maintenance Account as payments made from outside each of the REMICs for all federal tax purposes.  Any net investment earnings on such amounts shall be payable to the Depositor.  The Depositor will be the owner of the Class 4-A-3 Yield Maintenance Account for federal tax purposes and the Depositor shall direct the Trust Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Class 4-A-3 Yield Maintenance Account shall remain uninvested.  The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.09(g) (other than as obligor on any such investments).  Upon termination of the Supplemental Interest Trust, any amounts remaining in the Class 4-A-3 Yield Maintenance Account shall be distributed to Credit Suisse Securities (USA) LLC.

(h)

On the Distribution Date immediately after the earlier of (i) the Distribution Date on which the Class Principal Balance of the Class 4-A-3 Certificates equals zero or (ii) the Yield Maintenance Agreement Termination Date for the Class 4-A-3 Certificates, any amounts on deposit in the Class 4-A-3 Yield Maintenance Account not payable on the 4-A-3 Certificates shall be distributed to Credit Suisse Securities (USA) LLC.

SECTION 4.12

Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trust Administrator shall establish and maintain in its name, in trust for the benefit of the Holders of the Certificates, the Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement.

(b)

On the Closing Date, $5,000.00 will be deposited by the Depositor into the Basis Risk Reserve Fund.  On each Distribution Date, the Trust Administrator shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.01(I)(d)(iii) the Required Basis Risk Reserve Fund Deposit.  Amounts on deposit in the Basis Risk Reserve Fund shall be withdrawn by the Trust Administrator in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Group 1 Certificates (other than the Class 1-X, Class 1-P and Class 1-R Certificates) in respect of Basis Risk Shortfalls.  Any distributions of Monthly Excess Cashflow to the holders of the Offered Certificates pursuant to Sections 4.01(I)(d)(iii)(1)-(2) shall be deemed to have been deposited in the Basis Risk Reserve Fund and paid to such holders.  On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Basis Risk Reserve Fund Amount shall be distributed to the Class 1-X Certificateholder pursuant to Section 4.01(I)(d)(iv).

(c)

Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trust Administrator at the direction of the holders of the Class 1-X Certificates maturing on or prior to the next succeeding Distribution Date. Any net investment earnings on such amounts shall be payable to the holders of the Class 1-X Certificates. The Trust Administrator shall account for the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Class 1-X Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trust Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested.  The Trust Administrator shall treat amounts transferred by the Master REMIC to the Basis Risk Reserve Fund as distributions to the Class 1-X Certificateholder for all federal tax purposes.  The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.12(c) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holders of the Class 1-X Certificates in the same manner as if distributed pursuant to Section 4.01(I)(d)(iv) hereof.

(d)

On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the Group 1 Certificates (other than the Class 1-X, Class 1-P and Class 1-R Certificates) equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the LIBOR Certificates shall be deposited into the Certificate Account and distributed to the Holders of the Class 1-X Certificates in the same manner as if distributed pursuant to Section 4.01(I)(d)(iv) hereof.

SECTION 4.13

The Interest Rate Cap Agreements.

(a)

On the Closing Date, the Trust Administrator shall establish and maintain in its name on behalf of the Supplemental Interest Trust Trustee, in trust for the benefit of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, six Interest Rate Cap Accounts designated as the Class 1-M-1 Interest Cap Account, Class 1-M-2 Interest Rate Cap Account, Class 1-M-3 Interest Rate Cap Account, Class 1-M-4 Interest Rate Cap Account, Class 1-M-5 Interest Rate Cap Account and Class 1-B-1 Interest Rate Cap Account.  Each Interest Rate Cap Account shall correspond to a particular Interest Rate Cap Agreement.  The Interest Rate Cap Accounts shall be Eligible Accounts, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trust Administrator pursuant to this Agreement. The Interest Rate Cap Accounts shall be an asset of the Supplemental Interest Trust, but will not be an asset of any REMIC.

(b)

The Trustee is hereby directed by the Depositor, solely as Supplemental Interest Trust Trustee and not in its individual capacity, on or before the Closing Date, on behalf of the Supplemental Interest Trust, to enter into the Interest Rate Cap Agreements for the benefit of the Holders of the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates and the Trust Administrator is hereby directed by the Depositor to acknowledge and agree to each of the Interest Rate Cap Agreements.  The Trust Administrator shall administer to, and hold, and receive and make all payments under, each of the Interest Rate Cap Agreements on behalf of the Supplemental Interest Trust and the Supplemental Interest Trust Trustee in accordance with its terms and the provisions of this Agreement.  Neither the Supplemental Interest Trustee nor the Trust Administrator shall have any responsibility for the contents, adequacy or sufficiency of the Interest Rate Cap Agreements, including, without limitation, any covenants, representations and warranties contained therein.  The Interest Rate Cap Agreements will be assets of the Supplemental Interest Trust but will not be an asset of any REMIC.  Any funds payable by the Supplemental Interest Trust or Party B (as defined in the Interest Rate Cap Agreements) under the Interest Rate Cap Agreements to the Interest Rate Cap Agreement Counterparty shall be paid by the Depositor.  Notwithstanding anything to the contrary contained herein or in each of the Interest Rate Cap Agreements, neither the Supplemental Interest Trust Trustee nor the Trust Administrator shall be required to make any payments to the Interest Rate Cap Agreement Counterparty under any of the Interest Rate Cap Agreements.  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee and the Trust Administrator shall apply to the Trustee’s and the Trust Administrator’s, as applicable, execution of and performance of any obligations under the Interest Rate Cap Agreements.  The Trust Administrator shall deposit any amounts received with respect to each of the Interest Rate Cap Agreements into the related Interest Rate Cap Account.  Notwithstanding anything in this paragraph to the contrary, for any Distribution Date on which there is a payment under any of the Interest Rate Cap Agreements based on a notional balance in excess of the aggregate Class Principal Balance of the LIBOR Certificates, the amount representing such excess payment shall not be an asset of the Trust Fund and, instead, shall be paid into and distributed out of a separate trust created by this Agreement for the benefit of the Class 1-X Certificates and shall be distributed to the Class 1-X Certificates pursuant to Section 4.01(I)(d)(iv).

(c)

The Trust Administrator will prepare and deliver any notices required to be delivered to the Interest Rate Cap Agreement Counterparty under each of the Interest Rate Cap Agreements of which a Responsible Officer of the Trust Administrator shall have actual knowledge of the requirement to deliver such notices.

(d)

The Trust Administrator, on behalf of the Supplemental Interest Trust Trustee, shall terminate the Interest Rate Cap Agreement Counterparty upon the occurrence of an event of default under the any of the Interest Rate Cap Agreements of which a Responsible Officer of the Trust Administrator has actual knowledge.  Upon such a termination, the Interest Rate Cap Agreement Counterparty may be required to pay an amount to the Trust Administrator in respect of market quotations for the replacement cost of the related Interest Rate Cap Agreement.

(e)

On each Distribution Date, the Trust Administrator shall distribute (i) amounts on deposit in each Interest Rate Cap Account to pay any Basis Risk Shortfall to the Class to which it relates, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in Section 4.01(I)(d) on such Distribution Date and (ii) the aggregate amounts remaining on deposit in the Interest Rate Cap Accounts to pay any Basis Risk Shortfalls sequentially to the Class 1-M-1, Class 1-M-2, Class 1-M-3, Class 1-M-4, Class 1-M-5 and Class 1-B-1 Certificates, prior to giving effect to any withdrawals from the Basis Risk Reserve Fund or from amounts available to be paid in respect of Basis Risk Shortfalls as described in Section 4.01(I)(d) on such Distribution Date.

(f)

Funds in the Interest Rate Cap Accounts may be invested in Eligible Investments by the Trust Administrator at the direction of the Depositor maturing on or prior to the next succeeding Distribution Date.  The Trust Administrator shall account for the Interest Rate Cap Accounts as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Trust Administrator shall treat amounts paid by the Interest Rate Cap Accounts as payments made from outside the REMIC’s for all federal tax purposes.  Any net investment earnings on such amounts shall be payable to the Class 1-X Certificateholders.  The Class 1-X Certificateholders will be the owner of each of the Interest Rate Cap Accounts for federal tax purposes and the Depositor shall direct the Trust Administrator in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Interest Rate Cap Accounts shall remain uninvested.  The Trust Administrator shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.13(f) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Interest Rate Cap Accounts shall be distributed to the Class 1-X Certificates pursuant to Section 4.01(I)(d)(iv).

(g)

On each Distribution Date, the Trust Administrator shall distribute amounts in the Interest Rate Cap Accounts not distributed pursuant to Section 4.13(e) on that Distribution Date to the Class 1-X Certificateholders.

ARTICLE V

ADVANCES BY THE MASTER SERVICER AND SERVICERS

SECTION 5.01

Advances by the Master Servicer and Servicers.

With respect to the Non-Designated Mortgage Loans, each Servicer shall deposit in the related Collection Account as Advances, an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the related Servicing Fee Rate) which were due on such Non-Designated Mortgage Loans serviced by it during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date; provided, however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 5.01 with respect to such Balloon Loan in an amount equal to (a) for each Servicer, other than WMMSC, an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan and (b) for WMMSC, one month’s interest on the outstanding principal balance at the applicable Mortgage Rate, to the extent the related Servicer deems such amount to be recoverable.  Each Servicer’s obligation to make such Advances as to any related Non-Designated Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Non-Designated Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated.  No Servicer shall be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

With respect to any Non-Designated Mortgage Loan, if the amount of Advances received from a Servicer, other than WMMSC, is less than the amount required to be advanced by such Servicer, the Master Servicer shall be obligated to remit to the Trust Administrator, for deposit by the Trust Administrator in the Certificate Account, a payment in an amount equal to such deficiency, subject to any determination by the Master Servicer that any portion of the amount required to be advanced is a Nonrecoverable Advance.

With respect to any Non-Designated Mortgage Loan, to the extent required by Accepted Servicing Practices, the Master Servicer and each Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided, however, that such obligation with respect to any related Non-Designated Mortgage Loan shall cease if the Master Servicer or a Servicer determines, in its reasonable opinion, that Advances with respect to such Non-Designated Mortgage Loan are Nonrecoverable Advances. In the event that the Master Servicer or such Servicer determines that any such advances are Nonrecoverable Advances, the Master Servicer or such Servicer shall provide the Trust Administrator and the Certificate Insurer with a certificate signed by a Servicing Officer evidencing such determination.  Upon the Trust Administrator’s receipt of such certificate, the Trust Administrator shall send a copy of such certificate to the Trustee.

With respect to any of the Non-Designated Mortgage Loans, if an Advance is required to be made hereunder by a Servicer, such Servicer shall on the Cash Remittance Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.01, used by such Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by such Servicer from its own funds by deposit in such Collection Account, or from other funds in the Collection Account being held for future distributions, on or before any future Distribution Date in which such funds would be due.

With respect to any Designated Mortgage Loan, the Master Servicer shall make Advances as required by Section 3.20(b) of this Agreement.

For the avoidance of doubt, the amount of any unreimbursed advance that was capitalized out of a Capitalization Reimbursement Amount shall reduce the amount of unreimbursed Advances owed to a Servicer.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01

The Certificates.

The Certificates, other than the Uncertificated REMIC Interests, shall be in substantially the forms set forth in Exhibits A through H hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trust Administrator or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of such Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

Subject to Section 10.02 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trust Administrator at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The definitive Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trust Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

The Class 1-B-1 Certificates offered and sold in reliance on the exemption from registration under Rule 144A shall be issued initially in the form of one or more permanent global Certificates (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trust Administrator, as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed and authenticated by the Trust Administrator as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trust Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

The Class 1-B-1 Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trust Administrator, as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed and authenticated by the Trust Administrator as hereinafter provided.  The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trust Administrator or the Depository or its nominee, as the case may be, as hereinafter provided.

The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

(a)

The Trust Administrator shall maintain, or cause to be maintained, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest and of the same Class.

(b)

At the option of a Certificateholder, Certificates, other than the Uncertificated REMIC Interests, may be exchanged for other Certificates of authorized denominations and the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator set forth in Section 6.06.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  An Uncertificated REMIC Interest maybe transferred by the Holder there of upon written notice to the Trust Administrator, satisfaction of the other conditions set forth in this Section 6.02 and the consent of the Depositor.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

(c)

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

(d)

All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(e)

No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate or any transfer of a Private Certificate from the Depositor or an affiliate of the Depositor to an owner trust or other entity established by the Depositor, in the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, in order to assure compliance with the 1933 Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit M (the “Transferor Certificate”) and such Certificateholder’s prospective transferee shall (i) deliver a letter in substantially the form of either (A) Exhibit N-1 (the “Investment Letter”), provided that all of the Private Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, (B) Exhibit N-2 (the “Rule 144A Letter”) or (C) Exhibit N-3 (the “Regulation S Letter”) or (ii) there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the 1933 Act and the Depositor consents to such transfer.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Private Certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A.  In the event that none of an Investment Letter, a Rule 144A Letter, a Regulation S Letter or an Opinion of Counsel referenced in (ii) above are furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of a Private Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  The Trust Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Depositor, the Seller, the Master Servicer and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(f)

(i)  No transfer of an ERISA Restricted Certificate shall be made unless the Trust Administrator shall have received in accordance with Exhibit N-1, Exhibit N-2, Exhibit N-3 or Exhibit O, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement (“Plan”), which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchaser and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Modification Oversight Agent, the Trust Administrator, the Master Servicer, the Special Servicer, any Group 1 Special Servicer, the Servicers or any other servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect;

(ii)

The following legend shall appear on each ERISA-Restricted Certificate:

PURSUANT TO SECTION 5.02(d) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE CERTIFICATE IS THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

(iii) No transfer of an ERISA-Restricted Cap Certificate prior to the termination of the related Yield Maintenance Agreement shall be made unless the Trust Administrator shall have received a representation letter from the transferee of such Certificate, substantially in the form set forth in Exhibit O, to the effect that either (i) such transferee is neither a Plan nor a Person acting on behalf of any such Plan or using the assets of any such Plan to effect such transfer or (ii) the acquisition and holding of the ERISA-Restricted Cap Certificate are eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or the non-fiduciary service provider exemption under Section 408(b)(17) of ERISA.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Cap Certificate on behalf of a Plan without the delivery to the Trust Administrator of a representation letter as described above shall be void and of no effect.  If the ERISA-Restricted Cap Certificate is a Book-Entry Certificate, the transferee will be deemed to have made a representation as provided in clause (i) or (ii) of this paragraph, as applicable.

If any ERISA-Restricted Cap Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner.  Any purported beneficial owner whose acquisition or holding of an ERISA-Restricted Cap Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Trustee, Trust Administrator, the Depositor, the Seller or the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

(iv)

The following legend shall appear on each ERISA-Restricted Cap Certificate:

NO TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE RELATED YIELD MAINTENANCE AGREEMENT SHALL BE MADE UNLESS THE TRUST ADMINISTRATOR SHALL HAVE RECEIVED A REPRESENTATION LETTER FROM THE TRANSFEREE OF THIS CERTIFICATE TO THE EFFECT THAT EITHER (I) SUCH TRANSFEREE IS NEITHER AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO SECTION 406 OF ERISA AND/OR SECTION 4975 OF THE CODE OR ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE SUCH PLAN’S OR ARRANGEMENT’S ASSETS BY REASON OF THEIR INVESTMENT IN THE ENTITY (A “PLAN”) NOR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF ANY SUCH PLAN TO EFFECT SUCH TRANSFER OR (II) THE ACQUISITION AND HOLDING OF THIS CERTIFICATE ARE ELIGIBLE FOR EXEMPTIVE RELIEF THE STATUTORY EXEMPTION FOR NONFIDUCIARY SERVICE PROVIDERS UNDER SECTION 408(b)(17) OF ERISA AND SECTION 4975(D)(20) OF THE CODE, PROHIBITED TRANSACTION CLASS EXEMPTION (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 OR PTCE 96-23 OR SOME OTHER APPLICABLE EXEMPTION.  ANY PURPORTED TRANSFER OF THIS CERTIFICATE PRIOR TO THE TERMINATION OF THE RELATED YIELD MAINTENANCE AGREEMENT TO OR ON BEHALF OF A PLAN WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF A REPRESENTATION LETTER AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.  IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE TRANSFEREE WILL BE DEEMED TO HAVE MADE A REPRESENTATION AS PROVIDED IN CLAUSE (I) OR (II) OF THIS PARAGRAPH, AS APPLICABLE.

(g)

Additional restrictions on transfers of the Residual Certificates to Disqualified Organizations are set forth below:

(i)

Each Person who has or who acquires any ownership interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any ownership interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any ownership interest in a Residual Certificate shall be other than a Disqualified Organization and shall promptly notify the Trust Administrator of any change or impending change in its status as other than a Disqualified Organization.

(ii)

In connection with any proposed transfer of any ownership interest in a Residual Certificate to a U.S. Person, the Trust Administrator shall require delivery to it, and shall not register the transfer of a Residual Certificate until its receipt of (1) an affidavit and agreement (a “Transferee Affidavit and Agreement” attached hereto as Exhibit O) from the proposed transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that it is not a non-U.S. Person, that such transferee is other than a Disqualified Organization, that it is not acquiring its ownership interest in a Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its ownership interest in a Residual Certificate, it will endeavor to remain other than a Disqualified Organization, and that it has reviewed the provisions of this Section 6.02(g) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit P, from the Holder wishing to transfer a Residual Certificate, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that no purpose of the proposed transfer is to allow such Holder to impede the assessment or collection of tax.

(iii)

Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed transferee under clause (B) above, if the Trust Administrator has actual knowledge that the proposed transferee is not other than a Disqualified Organization, no transfer of an ownership interest in a Residual Certificate to such proposed transferee shall be effected.

(iv)

Each Person holding or acquiring any ownership interest in a Residual Certificate agrees, by holding or acquiring such ownership interest, to require a Transferee Affidavit and Agreement from the other Person to whom such Person attempts to transfer its ownership interest and to provide a certificate to the Trust Administrator in the form attached hereto as Exhibit P.

(ii)

The Trust Administrator shall register the transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit P and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration.

(iii)

(i)  If any Disqualified Organization shall become a Holder of a Residual Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate.  If any non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(ii)

If any purported transferee of a Residual Certificate shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose.  Such purported transferee shall promptly endorse and deliver a Residual Certificate in accordance with the instructions of the Depositor.  Such purchaser may be the Depositor itself or any affiliate of the Depositor.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an ownership interest or a purported ownership interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)

The Master Servicer and each Servicer, on behalf of the Trust Administrator, shall make available, upon written request from the Trust Administrator, all information reasonably available to it that is necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is not other than a Disqualified Organization, including the information regarding “excess inclusions” of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not other than a Disqualified Organization.  Reasonable compensation for providing such information may be required by the Master Servicer, the Trust Administrator or the Servicer from such Person.

(v)

The provisions of this Section 6.02(g) set forth prior to this Section (v) may be modified, added to or eliminated by the Depositor, provided that there shall have been delivered to the Trust Administrator the following:

(i)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of the Certificates; and

(ii)

a certificate of the Depositor stating that the Depositor has received an Opinion of Counsel, in form and substance satisfactory to the Depositor, to the effect that such modification, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (i) the Trust Fund may be subject to an entity-level tax caused by the transfer of a Residual Certificate to a Person which is not other than a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of applicable Residual Certificate to a Person which is not other than a Disqualified Organization.

(vi)

The following legend shall appear on each Residual Certificate:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SERVICER AND THE TRUST ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(h)

The Trust Administrator shall have no liability to the Trust Fund arising from a transfer of any such Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trust Administrator shall not register the transfer of any Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in this Section 6.02.

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to each Servicer, the Trustee and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund.  In connection with the issuance of any new Certificate under this Section 6.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04

Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, each Servicer, the Modification Oversight Agent, the Trust Administrator, the Certificate Insurer and any agent of the Master Servicer or any Servicer, the Modification Oversight Agent, the Trust Administrator or the Certificate Insurer may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer or the Servicers, the Modification Oversight Agent, the Certificate Insurer, the Trust Administrator, nor any agent of the Master Servicer, a Servicer, the Modification Oversight Agent, the Certificate Insurer or the Trust Administrator shall be affected by any notice to the contrary.

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

(a)

If three or more Certificateholders (i) request in writing from the Trust Administrator a list of the names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trust Administrator shall, within ten Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to a current list of the Certificateholders.  The expense of providing any such information requested by a Certificateholder shall be borne by the Certificateholders requesting such information and shall not be borne by the Trust Administrator or the Trustee.  Every Certificateholder, by receiving and holding a Certificate, agrees that the Trustee and the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

(b)

The Master Servicer and each Servicer, so long as it is a servicer hereunder, the Seller and the Depositor shall have unlimited access to a list of the names and addresses of the Certificateholders which list shall be provided by the Trust Administrator promptly upon request.

SECTION 6.06

Maintenance of Office or Agency.

The Trust Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.  The Trust Administrator initially designates its Corporate Trust Office as its office for such purpose.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in the location of any such office or agency.

SECTION 6.07

Book-Entry Certificates.

Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder will receive a definitive certificate representing such Beneficial Holder’s interest in the Certificates, except as provided in Section 6.09.  Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Beneficial Holders pursuant to Section 6.09:

(a)

the provisions of this Section 6.07 shall be in full force and effect with respect to the Book-Entry Certificates;

(b)

the Depositor and the Trust Administrator may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on such Certificates) as the sole Holder of such Certificates;

(c)

to the extent that the provisions of this Section 6.07 conflict with any other provisions of this Agreement, the provisions of this Section 6.07 shall control; and

(d)

the rights of the Beneficial Holders of the Book-Entry Certificates shall be exercised only through the Clearing Agency and the Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the Participants.  Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.09, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Book-Entry Certificates to such Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Book-Entry Certificates evidencing a specified percentage of the aggregate unpaid principal amount of such Certificates, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning such Certificates evidencing the requisite percentage of principal amount of such Certificates.  The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

SECTION 6.08

Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 6.09, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

SECTION 6.09

Definitive Certificates.

If (a) the Depositor advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement with respect to the Certificates and the Trust Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Holders of Book-Entry Certificates evidencing not less than 66-2/3% of the aggregate Class Principal Balance of the Book-Entry Certificates advise the Trust Administrator in writing that the continuation of a book-entry system with respect to the such Certificates through the Clearing Agency is no longer in the best interests of the Holders of such Certificates with respect to the Book-Entry Certificates, the Trust Administrator shall notify all Holders of such Certificates of the occurrence of any such event and the availability of Definitive Certificates.  Upon surrender to the Trust Administrator of the such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trust Administrator shall authenticate and deliver the Definitive Certificates.  Neither the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

ARTICLE VII

THE DEPOSITOR, THE SELLER, THE MASTER SERVICER, THE MODIFICATION OVERSIGHT AGENT, THE SERVICERS, THE SPECIAL SERVICER AND ANY GROUP 1 SPECIAL SERVICER

SECTION 7.01

Liabilities of the Seller, the Depositor, the Master Servicer, the Servicers, the Modification Oversight Agent, the Special Servicer and any Group 1 Special Servicer.

The Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer, any Group 1 Special Servicer and the Special Servicer shall each be liable under this Agreement to any other party to this Agreement, including the liability of each Servicer, other than WMMSC, to the Master Servicer, in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 7.02

Merger or Consolidation of the Seller, the Depositor, the Master Servicer, the Modification Oversight Agent, the Servicers, any Group 1 Special Servicer or the Special Servicer.

Subject to the immediately succeeding paragraph, the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer, any Group 1 Special Servicer and the Special Servicer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises (charter and statutory) and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Seller, the Master Servicer, any Servicer, the Modification Oversight Agent, any Group 1 Special Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer, any Group 1 Special Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Seller, any Servicer, the Modification Oversight Agent, any Group 1 Special Servicer or the Special Servicer shall be the successor of the Depositor, the Seller, such Servicer, any Group 1 Special Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that (i) the successor or surviving Person to the Master Servicer, any such Servicer (other than WMMSC), the Modification Oversight Agent, any Group 1 Special Servicer or the Special Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC and (ii) the successor or surviving Person to WMMSC shall have a net worth of at least $15,000,000, unless each of the Rating Agencies acknowledge, at the expense of the successor or surviving person to WMMSC, that its rating of the Certificates in effect immediately prior to such assignment will not be qualified or reduced (without giving effect to the policy) as a result of such successor or surviving Person to WMMSC not having a net worth of at least $15,000,000.

Notwithstanding anything else in this Section 7.02 or in Section 7.04 hereof to the contrary, the Master Servicer, the Modification Oversight Agent or a Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, however, that the Master Servicer, the Modification Oversight Agent or such Servicer gives the Depositor, the Certificate Insurer, the Trustee and the Trust Administrator notice of such assignment; and provided further, (a) that such purchaser or transferee accepting such assignment and delegation shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and (b) such purchaser or transferee executes and delivers to the Depositor, the Trustee and the Trust Administrator an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, the Modification Oversight Agent or such Servicer, with like effect as if originally named as a party to this Agreement; and provided further, that each of the Rating Agencies acknowledge that its rating of the Certificates in effect immediately prior to such assignment will not be qualified or reduced as a result of such assignment and delegation.  In the case of any such assignment and delegation, the Master Servicer, the Modification Oversight Agent or such Servicer shall be released from its obligations under this Agreement (except as provided above), except that the Master Servicer, the Modification Oversight Agent or the Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer, the Modification Oversight Agent or Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

SECTION 7.03

Limitation on Liability of the Seller, the Depositor, the Master Servicer, the Modification Oversight Agent, the Servicers, any Group 1 Special Servicer, the Special Servicer and Others.

None of the Depositor, the Master Servicer, any Servicer, the Seller, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer or the Seller shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer or the Seller against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer or the Seller or any such director, officer, employee or agent from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

The Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer and the Seller and any director, officer, employee or agent of the Depositor, the Master Servicer, any Servicer, any Group 1 Special Servicer, the Special Servicer or the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, each Servicer, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer and the Seller and any director, officer, employee or agent of the Depositor, any Servicer, any Group 1 Special Servicer, the Special Servicer or the Seller shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action or threatened legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer or the Seller shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer or the Seller may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator, the Certificate Insurer and the Certificateholders hereunder; provided, further, that in the event the related Servicer (other than WMMSC) agrees, at the request of any Seller, to act on behalf of such Seller in any dispute or litigation that is not incidental to such Servicer’s duties hereunder and that relates to the origination of a Mortgage Loan, such Seller shall pay all expenses associated with the management and defense of such claim.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Master Servicer, the Modification Oversight Agent, any Group 1 Special Servicer, the Special Servicer or any Servicer be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Master Servicer, any Group 1 Special Servicer, the Special Servicer or the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.04

Master Servicer, the Modification Oversight Agent, and Servicer Not to Resign; Transfer of Servicing.

(a)

Neither the Master Servicer, the Modification Oversight Agent nor any Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer, successor modification oversight agent  or successor servicer and receipt by the Trustee, the Certificate Insurer and the Trust Administrator of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans (without regard to the Policy), or (ii) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination under clause (ii) permitting the resignation of the Master Servicer, the Modification Oversight Agent or a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Certificate Insurer and the Trust Administrator.  No such resignation shall become effective until the successor master servicer, successor modification oversight agent or successor servicer shall have assumed the Master Servicer’s, the Modification Oversight Agent’s, or such Servicer’s, as applicable, responsibilities, duties, liabilities and obligations hereunder, which, in the case of the Master Servicer or a Servicer, shall be in accordance with Section 8.02 hereof.

(b)

Notwithstanding the foregoing, at DLJMC’s request, so long as it is the owner of the related servicing rights, the Master Servicer, SPS, the Modification Oversight Agent, or Wells Fargo shall resign with respect to all or a portion of the Mortgage Loans serviced as Master Servicer by that Servicer, upon the selection and appointment of a successor master servicer, successor modification oversight agent or successor servicer, as applicable; provided that DLJMC delivers to the Trustee, the Certificate Insurer and the Trust Administrator the letter required in Section 7.04(a)(i) above.  If the Master Servicer resigns pursuant to this Section 7.04(b) or 7.04(c), DLJMC shall pay the Master Servicer an amount equal to the product of (a) the Stated Principal Balance of all of the Mortgage Loans, other than the WMMSC Serviced Mortgage Loans, then outstanding and (b) 0.02%.

(c)

Notwithstanding the foregoing, if the Trust Administrator shall for any reason no longer be Trust Administrator hereunder, at DLJMC’s request, the Master Servicer shall resign, upon the selection and appointment of a successor master servicer; provided that DLJMC delivers to the Trustee, the Certificate Insurer and the Trust Administrator the letter required in Section 7.04(a)(i) above.

(d)

Notwithstanding the foregoing, at DLJMC’s request, the Special Servicer shall resign, upon the selection and appointment of a successor special servicer by DLJMC; provided that DLJMC delivers to the Trustee, the Certificate Insurer and the Trust Administrator the letter required in Section 7.04(a)(i) above.

(e)

Notwithstanding the foregoing, at the request of the majority Class 1-X Certificateholder, a Group 1 Special Servicer shall resign, upon the selection and appointment of a successor special servicer by the majority Class 1-X Certificateholder; provided, that any such successor Group 1 Special Servicer shall meet all the requirements of a Servicer as described in Section 8.02 of this Agreement, shall service the Non-Designated Mortgage Loans in accordance with this Agreement and shall comply in all respects with the applicable provisions of this Agreement.

SECTION 7.05

Master Servicer, Seller, Special Servicer, any Group 1 Special Servicer and Servicers May Own Certificates.

Each of the Master Servicer, any Seller, the Special Servicer, any Group 1 Special Servicer and any Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Master Servicer, a Seller, the Special Servicer, any Group 1 Special Servicer or a Servicer.

ARTICLE VIII

DEFAULT

SECTION 8.01

Events of Default.

“Event of Default”, wherever used herein, and as to each Servicer or the Master Servicer, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

any failure by the Master Servicer or a Servicer to remit to the Trust Administrator any payment other than an Advance required to be made by the Master Servicer or the Servicer under the terms of this Agreement, which failure shall continue unremedied for a period of (i) with respect to the Master Servicer or a Servicer, other than Wells Fargo, one Business Day, and (ii) with respect to Wells Fargo, two Business Days, after the date upon which written notice of such failure shall have been given to the Master Servicer or the Servicer by the Trust Administrator or the Depositor or to the Master Servicer or the Servicer and the Trust Administrator by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(b)

any failure by the Master Servicer or a Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Servicer contained in this Agreement (except as set forth in (c), (g) and (l) below) which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer or the Servicer by the Trust Administrator or the Depositor, or to the Master Servicer or the Servicer and the Trust Administrator by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(c)

if a representation or warranty set forth in Section 2.03 hereof made solely in its capacity as the Master Servicer or a Servicer shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice thereof shall have been given to the Master Servicer or the Servicer and the Seller by the Trust Administrator for the benefit of the Certificateholders or by the Depositor; or

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(e)

the Master Servicer or a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Servicer or all or substantially all of the property of the Master Servicer or the Servicer; or

(f)

the Master Servicer or a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(g)

any failure of the Master Servicer or a Servicer to make any Advance in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trust Administrator pursuant to Section 5.01, which failure continues unremedied (i) with respect to the Master Servicer or a Servicer, other than Wells Fargo, after 5 p.m., New York City time, at the end of the Business Day immediately following the Master Servicer or the Servicer’s receipt of such notice and (ii) with respect to Wells Fargo, on the second Business Day immediately following Wells Fargo’s receipt of such notice;

(h)

[Reserved];

(i)

any failure by an applicable Servicer to (a) remit payment of an Assigned Prepayment Premium to the Collection Account or (b) remit funds in the amount equal to an Assigned Prepayment Premium which the applicable Servicer has failed to collect, in each case as required pursuant to this Agreement, which failure continues unremedied for a period of  (i) with respect to a Servicer, other than Wells Fargo, one Business Day, and (ii) with respect to Wells Fargo, two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Administrator, the Master Servicer, the Trustee or the Depositor;

(j)

(a) either (i) the servicer rankings or ratings for a Servicer, other than WMMSC, are downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating Agencies rating the Certificates or (ii) the servicer rankings or ratings for a Servicer, other than WMMSC, are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or servicing of a Servicer, other than WMMSC.  In the event that a Servicer, other than WMMSC, is downgraded, such Servicer shall provide written notice of the downgrade to the Master Servicer within one Business Day;

(k)

(a) either the master servicer rankings or ratings for the Master Servicer are downgraded two or more levels below the level in effect on the Closing date by one or more of the Rating Agencies rating the Certificates or (ii) the Master Servicer rankings or ratings for the Master Servicer, are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or master servicing of the Master Servicer; or

(l)

Any failure by the Master Servicer, the Modification Oversight Agent or a Servicer to comply with the provisions of Article XIII.

If an Event of Default due to the actions or inaction of the Master Servicer or a Servicer described in clauses (a) through (f) and (l) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, (i) the Trust Administrator shall at the direction of DLJMC, the Trustee or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to the Master Servicer or such Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of the Master Servicer or such Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and (ii) the Master Servicer may, if such Event of Default is due to the actions or inactions of a Servicer, other than WMMSC, by notice in writing to such Servicer (with a copy to the Rating Agencies and the Certificate Insurer), terminate all of the rights and obligations of such Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08).

If an Event of Default described in clause (g) shall occur, (i) if the Master Servicer has failed to make any Advance, the Trustee, (ii) if WMMSC has failed to make any Advance, the Trust Administrator or (iii) if any Servicer, other than WMMSC, has failed to make any Advance, the Master Servicer shall prior to the next Distribution Date, immediately make such Advance and terminate the rights and obligations of the Master Servicer or applicable Servicer, as applicable, hereunder and succeed to the rights and obligations of the Master Servicer or such Servicer, as applicable, hereunder pursuant to Section 8.02, including the obligation to make Advances on such succeeding Distribution Date pursuant to the terms hereof.  No Event of Default with respect to the Master Servicer or a Servicer shall affect the rights or duties of any other Servicer or constitute an Event of Default as to any other Servicer.

If an Event of Default described in clauses (i) or (j) occurs, the Master Servicer shall at the direction of DLJMC, by notice in writing to a Servicer, other than WMMSC, terminate all of the rights and obligations of such Servicer, other than WMMSC, under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and shall appoint as successor Servicer the entity selected by DLJMC in accordance with Section 8.02; provided DLJMC shall first furnish to the Master Servicer a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

If an Event of Default described in clause (k) occurs, the Trustee shall at the direction of DLJMC, by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement (other than rights to reimbursement for Advances previously made, as provided in Section 3.08) and shall appoint as successor Master Servicer the entity selected by DLJMC in accordance with Section 8.02; provided DLJMC shall first furnish to the Trustee a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

No Event of Default with respect to the Servicer shall affect the rights or duties of the Master Servicer or constitute an Event of Default as to the Master Servicer.

SECTION 8.02

Master Servicer or Trust Administrator to Act; Appointment of Successor.

On and after the time the Master Servicer or a Servicer receives a notice of termination pursuant to Section 8.01 hereof or resigns pursuant to Section 7.04 hereof, subject to the provisions of Section 3.04 hereof, the Trustee (in the case of the Master Servicer), the Trust Administrator (in the case of WMMSC) or the Master Servicer (in the case of a Servicer other than WMMSC) shall be the successor in all respects to the Master Servicer or such Servicer, as applicable, in its capacity as servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer or such Servicer, as applicable, by the terms and provisions hereof; provided that the Trustee, Trust Administrator or the Master Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or any Servicer, as applicable, and shall not effect any repurchases or substitutions of any Mortgage Loan; provided further, that it is understood and acknowledged by the parties hereto that there will be a full period of transition (not to exceed ninety (90) days) before the actual servicing functions of any Servicer can be fully transferred to Wells Fargo as successor Servicer; provided further, that during such period of transition Wells Fargo, as successor Servicer, shall continue to make all required Compensating Interest Payments and Advances.  As compensation therefor, the Trustee, the Trust Administrator or the Master Servicer, as applicable, shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer or related Servicer (the “Replaced Servicer”) would have been entitled to charge to the related Collection Account if the Replaced Servicer had continued to act hereunder (except that the Replaced Servicer shall retain the right to be reimbursed for advances (including, without limitation, Advances and Servicing Advances) theretofore made by the Replaced Servicer with respect to which it would be entitled to be reimbursed as provided in Section 3.08 if it had not been so terminated or resigned).  Notwithstanding the foregoing, if the Trustee, the Trust Administrator or the Master Servicer, as applicable, has become the successor to a Replaced Servicer, in accordance with this Section 8.02, the Trustee, the Trust Administrator or the Master Servicer, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Certificates (without regard to the Policy), as the successor to the Master Servicer or a Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or such Servicer, as applicable, provided that such successor to the Master Servicer or the Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or the related Servicer, as applicable.  Pending appointment of a successor to the Master Servicer or a Servicer, as applicable, hereunder, the Trustee, the Trust Administrator or the Master Servicer, as applicable, unless such party is prohibited by law from so acting, shall act in such capacity as provided herein.  In connection with such appointment and assumption, the Trustee, the Trust Administrator or the Master Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Replaced Servicer, hereunder.  The Trustee, the Trust Administrator or the Master Servicer, as applicable, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  None of the Trustee, the Trust Administrator, the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of a Replaced Servicer to deliver, or any delay in delivering, cash, documents or records to it.

A Replaced Servicer that has been terminated shall, at the request of the Trustee, the Trust Administrator or the Master Servicer, as applicable, but at the expense of such Replaced Servicer deliver to the assuming party all documents and records relating to the applicable Mortgage Loans and an accounting of amounts collected and held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer and assignment of such servicing, but only to the extent of the Mortgage Loans serviced thereunder, to the assuming party.  Notwithstanding anything to the contrary contained herein, the termination of a Servicer under this Agreement shall not extend to any Sub-Servicer meeting the requirements of Section 3.02(a) and otherwise servicing the related Mortgage Loans in accordance with the servicing provisions of this Agreement.

The Master Servicer and each Servicer shall cooperate with the Trustee and the Trust Administrator and any successor servicer in effecting the termination of a Replaced Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by such Servicer to the applicable Collection Account or thereafter received with respect to the Mortgage Loans.

None of the Trustee, the Trust Administrator nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (a) the failure of the Master Servicer or any Servicer to (i) deliver, or any delay in delivering, cash, documents or records to it, or (ii) cooperate as required by this Agreement, or (b) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or the related Servicer.

Any successor to a Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to Section 3.09(b) hereof.

If a Servicer that has been terminated fails to pay all costs related to the transition of servicing to the successor Servicer, the successor Servicer shall be entitled to reimbursement of those amounts from the Trust.

In connection with the termination or resignation of a Servicer hereunder, either (i) the successor Servicer, including the Trustee, the Trust Administrator  or Master Servicer if any of such parties is acting as successor Servicer, shall represent and warrant that it or its affiliate is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the related Mortgage Loans that are registered with MERS, or (ii) the Replaced Servicer, at its sole expense, shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan (at the cost and expense of the successor Servicer to the extent such costs relate to the qualification of such successor Servicer as a member of MERS, otherwise at the cost and expense of the Replaced Servicer).  The Replaced Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The successor Servicer shall cause such assignment to be delivered to the Trustee, or the Custodian on its behalf, promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 8.03

Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to the Master Servicer or any Servicer, the Trust Administrator shall give prompt written notice thereof to the Seller, the Certificate Insurer and the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies, or, as applicable, the Master Servicer shall give prompt written notice thereof to the Trust Administrator.

(b)

Within two Business Days after the occurrence of any Event of Default, the Trust Administrator shall transmit by mail to the Seller, the Certificate Insurer, all Certificateholders and the Rating Agencies notice of each such Event of Default hereunder known to the Trust Administrator, unless such Event of Default shall have been cured or waived.

SECTION 8.04

Waiver of Events of Default.

The Holders representing at least 66% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (g) of Section 8.01 may be waived, only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 8.04 shall affect the Holders of Certificates in the manner set forth in Section 12.01(b)(i), (ii) or (iii).  Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been cured and remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.01

Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.   If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders and the Certificate Insurer of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a)

prior to the occurrence of an Event of Default of which a  Responsible Officer of the Trustee shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)

the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent in ascertaining or investigating the pertinent facts;

(c)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(d)

no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(e)

the Trustee shall have no responsibility for any act or omission of the Trust Administrator or the Custodians, it being understood and agreed that the Trustee, the Trust Administrator and the Custodians are independent contractors and not agents, partners or joint venturers.

The Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from a Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 9.02

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 9.01:

(i)

the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

the Trustee may consult with counsel, financial advisors or accountants and any advice of such Persons or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the applicable Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by such Servicer, respectively, if an Event of Default by the Master Servicer or by such Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)

the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement; and

(ix)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 9.03

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or a Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System.  The Trustee shall not be accountable for the use or application by the Depositor, the Seller, the Master Servicer or the Servicers of any funds paid to the Depositor or the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Seller or the Master Servicer or the Servicers.  The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 9.04

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the other parties hereto and with their Affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 9.05

Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Trust Administrator as separately agreed.  The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreements, (d) the Yield Maintenance Agreements, (e) the Interest Rate Cap Agreements or (f) the performance of any of the Trustee’s duties hereunder or under the Custodial Agreements, the Yield Maintenance Agreement or the Interest Rate Cap Agreements, other than any loss, liability or expense incurred by reason of willful misconduct , bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.  Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee hereunder or for any other expenses.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.06

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having ratings on its long-term debt obligations at the time of such appointment in at least the third highest rating category by both Moody’s or S&P or such lower ratings as will not cause Moody’s or S&P to lower their then-current ratings of the Class A Certificates (without regard to the Policy), having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Seller, the Trust Administrator, the Modification Oversight Agent, the Master Servicer, the Certificate Insurer, the Special Servicer, any Group 1 Special Servicer and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and (b) acceptance by a successor trustee in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trustee breaches any of its obligations or representations hereunder, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy to the successor trustee.  The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.  Notice of any removal of the Trustee and acceptance of appointment by the successor trustee shall be given to the Rating Agencies by the Depositor.

If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, the resigning Trustee may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

SECTION 9.08

Successor Trustee.

Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder, to the Certificate Insurer and to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Notwithstanding anything to the contrary contained herein or in the Interest Rate Cap Agreements or the Yield Maintenance Agreements, if the Trustee resigns or is removed, it shall be deemed to have resigned or been removed as Supplemental Interest Trust Trustee contemporaneously therewith.  The successor trustee, upon its acceptance of appointment as Trustee, shall become the Supplemental Interest Trust Trustee for all purposes hereunder and under the Interest Rate Cap Agreements and the Yield Maintenance Agreements.

SECTION 9.09

Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for any obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer or the Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(c)

the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trust Administrator shall not be responsible for all action or inaction of any separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 9.11

Office of the Trustee.

The office of the Trustee for purposes of receipt of notices and demands is the Corporate Trust Office.

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

SECTION 10.01

Duties of Trust Administrator.

The Trust Administrator, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge has occurred and remains uncured, the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trust Administrator set forth in this Agreement shall not be construed as a duty.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trust Administrator shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trust Administrator.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders of such instrument in the event that the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a)

prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)

the Trust Administrator shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless the Trust Administrator was negligent in ascertaining or investigating the pertinent facts;

(c)

the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising any trust or power conferred upon the Trust Administrator, under this Agreement; and

(d)

no provision of this Agreement shall require the Trust Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trust Administrator shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

Except with respect to an Event of Default described in clause (a) of Section 8.01, the Trust Administrator shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trust Administrator shall have received written notice thereof from the Master Servicer or a Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trust Administrator has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trust Administrator following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trust Administrator.

The Trust Administrator shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trust Administrator shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trust Administrator, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trust Administrator to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 10.02

Certain Matters Affecting the Trust Administrator.

(a)

Except as otherwise provided in Section 10.01:

(i)

the Trust Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

the Trust Administrator may consult with counsel, financial advisors or accountants and any advice of such Persons or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(iii)

the Trust Administrator shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trust Administrator of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

the Trust Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the applicable Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by such Servicer, respectively, if an Event of Default by the Master Servicer or such Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)

the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)

the Trust Administrator shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)

the Trust Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement except as provided in Section 3.05(e);

(ix)

the right of the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trust Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(x)

The Trust Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 10.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or a Servicer, as the case may be, and the Trust Administrator assumes no responsibility for their correctness.  The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document.  The Trust Administrator shall not be accountable for the use or application by the Depositor, the Seller, the Master Servicer or the Servicers of any funds paid to the Depositor or the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Seller or the Master Servicer or the Servicers.  The Trust Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  The Trust Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection for any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 10.04

Trust Administrator May Own Certificates.

The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trust Administrator.

SECTION 10.05

Trust Administrator’s Fees and Expenses.

As compensation for its services hereunder, the Trust Administrator shall be entitled to withdraw from the Certificate Account (i) the amount of the Trust Administrator Fee, if any, pursuant to Section 3.08(b)(i) for each Mortgage Loan prior to any distributions on the Certificates and (ii) the investment income or other benefit derived from balances in the Certificate Account pursuant to Section 3.05(e).  The Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreement, (d) the Yield Maintenance Agreement, (e) the Interest Rate Cap Agreements, (f) the Policy or (g) the performance of any of the Trust Administrator’s duties hereunder or under the Custodial Agreement, the Interest Rate Cap Agreements, the Policy or the Yield Maintenance Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder or incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer; provided however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to this Section 10.05 and (y) the indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to Section 3.14(c), shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Trust Administrator due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso; provided that DLJMC will promptly reimburse the Trust for any amounts paid by the Trust if DLJMC failed to make such payment to the Trust Administrator.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder.  Without limiting the foregoing, DLJMC (or if DLJMC fails to do so, the Trust) shall, except as otherwise agreed upon in writing by DLJMC and the Trust Administrator, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, pay or reimburse the Trust Administrator (up to a maximum of $150,000), for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  In addition, DLJMC (or if DLJMC fails to do so, the Trust) shall pay or reimburse the Trust Administrator for recertification fees required to be paid by the Trust Administrator pursuant to a Custodial Agreement.  Except as otherwise provided herein, the Trust Administrator shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trust Administrator in the ordinary course of its duties as Trust Administrator, Registrar, Tax Matters Person or Paying Agent hereunder.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trust Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trust Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 10.06

Eligibility Requirements for Trust Administrator.

The Trust Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (c) with respect to every successor Trust Administrator hereunder an institution the long-term unsecured debt obligations of which are rated at least “A/F1” or better by Fitch and BBB or better by S&P unless the failure of the Trust Administrator’s long-term unsecured debt obligations to have such ratings would not result in the lowering of the ratings originally assigned to any Class of Certificates (without regard to the Policy).  In addition, if Fitch is a Rating Agency, the Trust Administrator hereunder at all times (i) may not be a Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is in an institutional trust department of the Trust Administrator and (ii) must be rated at least “A/F1” on its long term debt obligations by Fitch or such other rating acceptable to Fitch pursuant to a rating confirmation.  If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.

SECTION 10.07

Resignation and Removal of Trust Administrator.

The Trust Administrator may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Seller, the Trustee, the Certificate Insurer, the Master Servicer, the Special Servicer, any Group 1 Special Servicer and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and (b) acceptance by a successor trust administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trust Administrator breaches any of its obligations or representations hereunder, then the Depositor may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trust Administrator and one copy to the successor trust administrator.  The Trust Administrator may also be removed at any time by the Trustee or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.  Notice of any removal of the Trust Administrator and acceptance of appointment by the successor trust administrator shall be given to the Rating Agencies and the Certificate Insurer by the Depositor.

If no successor trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, then the Certificate Insurer may appoint a successor trust administrator who is acceptable to the Depositor and meets the eligibility requirements of Section 10.06 within 15 days after the giving of notice by the Trust Administrator immediately after such 30 day period and then the resigning Trust Administrator may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trust administrator.

Notwithstanding the foregoing, if the Master Servicer shall for any reason no longer be Master Servicer hereunder, at DLJMC’s request, the Trust Administrator shall resign, upon the selection and appointment of a successor trust administrator meeting the qualifications set forth in Section 10.06.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance of appointment by the successor trust administrator as provided in Section 10.08 hereof.

SECTION 10.08

Successor Trust Administrator.

Any successor trust administrator appointed as provided in Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trust administrator herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 10.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trust administrator as provided in this Section 10.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to the Certificate Insurer and to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trust administrator, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 10.09

Merger or Consolidation of Trust Administrator.

Any Person into which the Trust Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any Person succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such Person shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 10.10

Appointment of Co-Trust Administrator or Separate Trust Administrator.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trust Administrator acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trust Administrator to act as co-trust administrator or co-trust administrators jointly with the Trust Administrator, or separate trust administrator or separate trust administrators, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trust Administrator may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trust Administrator alone shall have the power to make such appointment.  No co-trust administrator or separate trust administrator hereunder shall be required to meet the terms of eligibility as a successor trust administrator under Section 10.06 and no notice to Certificateholders of the appointment of any co-trust administrator or separate trust administrator shall be required under Section 10.08.

Every separate trust administrator and co-trust administrator shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Trust Administrator, except for any obligation of the Trust Administrator under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trust Administrator and such separate trust administrator or co-trust administrator jointly (it being understood that such separate trust administrator or co-trust administrator is not authorized to act separately without the Trust Administrator joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trust Administrator (whether as Trust Administrator hereunder or as successor to the Master Servicer or the Servicer), the Trust Administrator shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trust administrator or co-trust administrator, but solely at the direction of the Trust Administrator;

(b)

no trust administrator hereunder shall be held personally liable by reason of any act or omission of any other trust administrator hereunder; and

(c)

the Master Servicer and the Trust Administrator acting jointly may at any time accept the resignation of or remove any separate trust administrator or co-trust administrator.

Any notice, request or other writing given to the Trust Administrator shall be deemed to have been given to each of the then separate trust administrators and co-trust administrators, as effectively as if given to each of them.  Every instrument appointing any separate trust administrator or co-trust administrator shall refer to this Agreement and the conditions of this Article X.  Each separate trust administrator and co-trust administrator, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trust Administrator or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trust Administrator.  Every such instrument shall be filed with the Trust Administrator and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

Any separate trust administrator or co-trust administrator may, at any time, constitute the Trust Administrator, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trust Administrator shall not be responsible for any action or inaction of any separate Trust Administrator or Co-Trust Administrator.  If any separate trust administrator or co-trust administrator shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trust Administrator, to the extent permitted by law, without the appointment of a new or successor trust administrator.

SECTION 10.11

Office of the Trust Administrator.

The office of the Trust Administrator for purposes of receipt of notices and demands is the Corporate Trust Office.

SECTION 10.12

Tax Return.

The Master Servicer and each Servicer, upon request, will furnish the Trust Administrator with all such information related to the Mortgage Loans in the possession of the Master Servicer or such Servicer as may be reasonably required in connection with the preparation by the Trust Administrator of all tax and information returns of the Trust Fund, and the Trust Administrator shall sign such returns. The Master Servicer and each Servicer, severally and not jointly, shall indemnify the Trust Administrator for all reasonable costs, including legal fees and expenses, related to errors in such tax returns due to errors only in such information provided by the Master Servicer or by such Servicer.

SECTION 10.13

[Reserved].

SECTION 10.14

Determination of Certificate Index.

On each Interest Determination Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period and make it available to the Master Servicer, and such rate shall be final and binding, absent a manifest error of the Trust Administrator.

ARTICLE XI

TERMINATION

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

The obligations and responsibilities of the Master Servicer, the Special Servicer, any Group 1 Special Servicer, the Servicers, the Modification Oversight Agent, the Seller, the Depositor, the Trustee and the Trust Administrator created hereby with respect to the Trust Fund created hereby shall terminate upon the earlier of:

(A)

(i) with respect to the Group 1 Mortgage Loans, the purchase by the Terminating Entity, at its election, of all the Mortgage Loans in Pool 1 and all property acquired in respect of any remaining Mortgage Loan in Loan Group 1 which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, at the time of the purchase is less than 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date; provided, however, that no such purchase may occur at any time while there are NIM Notes outstanding without the consent of the holders of the NIM Notes; or

(ii) with respect to the Group C-B Mortgage Loans, the purchase by the Terminating Entity, at its election, of all the Group C-B Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan in Loan Group 2, Loan Group 3 and Loan Group 4 which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Principal Balance of the Group C-B Mortgage Loans, at the time of the purchase is less than 10% of the aggregate Principal Balance of the Group C-B Mortgage Loans as of the Cut-off Date; provided however, that the Majority Servicer on behalf of the Terminating Entity shall be required to obtain the consent of the Certificate Insurer if such purchase would cause a claim under the Policy or any Reimbursement Amounts would remain unpaid after giving effect to the termination; or

(B)

the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders and the Certificate Insurer of all amounts required to be distributed to them pursuant to this Agreement; or

(C) with respect to Group C-B Mortgage Loans, the purchase by the Auction Purchaser of all Group C-B Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan (with respect to the Group C-B Mortgage Loans, the “Trust Collateral”) as described below.

In no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

The “Mortgage Loan Purchase Price” for any such Optional Termination with respect to the Group 1 Mortgage Loans shall be equal to the sum of (i) 100% of the Stated Principal Balance of each Group 1 Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any Group 1 Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property related to a Group 1 Mortgage Loan, the lesser of (x) the appraised value of such REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Group 1 Mortgage Loan related to any REO Property, plus accrued and unpaid interest thereon at the applicable mortgage rate, (iii) any amounts in respect of unpaid Certificate Insurer Premiums and Reimbursement Amounts payable to the Certificate Insurer which remain unpaid and (iv) any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, with respect to a Group 1 Mortgage Loan other than any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, if any, due to the Terminating Entity, and other amounts payable to the Trustee, Trust Administrator, Master Servicer and Custodians (the sum of (i), (ii), (iii) and (iv), collectively, the “Par Value”).  The Trust Administrator shall give notice to the Rating Agencies of election to purchase the Group 1 Mortgage Loans pursuant to this Section 11.01 and of the Optional Termination Date.

The “Mortgage Loan Purchase Price” for any such Optional Termination with respect to the Group CB Mortgage Loans shall be equal to the greater of (a) the sum of (i) 100% of the Stated Principal Balance of each Group CB Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any Group CB Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property related to a Group CB Mortgage Loan, the lesser of (x) the appraised value of such REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Group CB Mortgage Loan related to any REO Property plus accrued and unpaid interest thereon at the applicable mortgage rate, and (iii) any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, with respect to a Group CB Mortgage Loan other than any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, if any, due to the Terminating Entity, and other amounts payable to the Trustee, Trust Administrator, Master Servicer and Custodians (the sum of (i), (ii) and (iii), collectively, the “Par Value”) and (b) the Fair Market Value of all of the property of the Trust related to the Loan Group 2, Loan Group 3 and Loan Group 4.  The “Fair Market Value” shall be the fair market value of all of the property of the Trust related to Loan Group 2, Loan Group 3 and Loan Group 4, as agreed upon between the Terminating Entity and a majority of the holders of the Class AR-L Certificates; provided, however, that if the Terminating Entity and a majority of the holders of the Class AR-L Certificates do not agree upon the fair market value of all of such property of the Trust, the Terminating Entity, or an agent appointed by the Terminating Entity, shall solicit bids for all of such property of the Trust until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.  The Trust Administrator shall give notice to the Rating Agencies of election to purchase the Group CB Mortgage Loans pursuant to this Section 11.01 and of the Optional Termination Date.

On any Distribution Date on or after the date on which the aggregate Principal Balance of the Group CB Mortgage Loans at the time of the purchase is less than 5% of the aggregate Principal Balance of the Group CB Mortgage Loans as of the Cut-off Date (the “Auction Date”), the Trust Administrator shall solicit bids for the all of the related Trust Collateral for Loan Group 2, Loan Group 3 and Loan Group 4 from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Trust Administrator receives at least three bids for all of the related Trust Collateral, and one of such bids is equal to or greater than the Par Value, the Trust Administrator shall sell all of the related Trust Collateral for Loan Group 2, Loan Group 3 and Loan Group 4 to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”).  If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Trust Administrator shall, on each six-month anniversary of the initial Auction Date, repeat these auction procedures until the Trust Administrator receives a bid that is equal to or greater than the Par Value, and sells all of the related Trust Collateral for Loan Group 2, Loan Group 3 and Loan Group 4 to the Auction Purchaser at the Mortgage Loan Purchase Price; provided, however, that the Trust Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Auction Date unless the Trust Administrator reasonably believes that there is a reasonable likelihood of receiving a bid in excess of the Par Value.  The Trust Administrator shall give notice to the Rating Agencies and each Servicer that is servicing any of the Group CB Mortgage Loans of the sale of all of the related Trust Collateral for Loan Group 2, Loan Group 3 and Loan Group 4 pursuant to this Section 11.01 (an “Auction Sale”) and of the Auction Date.  Notwithstanding anything to the contrary herein, the Auction Purchaser shall not be the Depositor or DLJMC or any of their respective affiliates.

SECTION 11.02

Determination of the Terminating Entity

(a)

If any Servicer intends to be the Terminating Entity, such party must give written notice to the Trust Administrator no later than twenty (20) days prior to the first day of the applicable Optional Termination Notice Period.  Such notice shall also indicate the Loan Groups of the Mortgage Loans to be repurchased.  Upon receiving such notice, the Trust Administrator shall immediately request from DLJMC and DLJMC shall deliver no later than seventeen (17) days prior to the first day of the Optional Termination Notice Period a letter indicating whether or not DLJMC retains the servicing rights to any Mortgage Loan in any of the related Loan Groups.

(b)

(A) With respect to the purchase of the Mortgage Loans in Pool 1, the Trust Administrator shall determine the “Terminating Entity” as follows:

(i) the Holder of the largest Percentage Interest of Class 1-X Certificates, unless (1) the Holder of the largest Percentage Interest of Class 1-X Certificates is the Depositor or an Affiliate of the Depositor and (2) DLJMC is not the owner of the servicing rights with respect to any Group 1 Mortgage Loan on the Optional Termination Date;

(ii) the Holder of the next largest Percentage Interest of Class 1-X Certificates, if  (1) the Holder of the largest Percentage Interest of Class 1-X Certificates is the Depositor or an Affiliate of the Depositor and (2) DLJMC is not the owner of the servicing rights with respect to any Group 1 Mortgage Loan on the Optional Termination Date;

(iii) the Majority Servicer of the Group 1 Mortgage Loans on the Optional Termination Date, if (1) the Depositor or an Affiliate of the Depositor is the Holder of 100% of the Class 1-X Certificates and (2) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date; or

(iv)  the Certificate Insurer if it gives notice pursuant to Section 11.02(c) below.

 (B) With respect to the purchase of the Group CB Mortgage Loans, the Trust Administrator shall determine the “Terminating Entity” as follows:

(i) DLJMC, if it is the owner of the servicing rights with respect to any Mortgage Loan in Pool 2 or Pool 3 on the Optional Termination Date;

(ii) SPS, if (a) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan in Pool 2 or Pool 3 on the Optional Termination Date and (b) SPS is a Servicer with respect to any Mortgage Loan in Pool 2 or Pool 3 on the Optional Termination Date and SPS has given notice to the Trust Administrator pursuant to Section 11.02(a) above;

(iii) the Majority Servicer of the Group CB Mortgage Loans on the Optional Termination Date, if (a) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan in Pool 2 or Pool 3 on the Optional Termination Date and (b) SPS has not given notice to the Trust Administrator pursuant to Section 11.02(a) above.

(c)

If the Terminating Entity, as set forth in Section 11.02(b)(i) – (iii) above, does not elect to direct the Majority Servicer to purchase all Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan on behalf of the Terminating Entity, and either any Insured Certificate is outstanding or any Reimbursement Amounts owed to the Certificate Insurer are outstanding, then the Certificate Insurer may at its option become the Terminating Entity and direct the Majority Servicer to make such purchase on behalf of the Certificate Insurer pursuant to Section 11.03.

(d)

No later than fifteen (15) days prior to the first day of an Optional Termination Notice Period, the Trust Administrator shall provide notice to each Servicer that is a servicer of any of the applicable Mortgage Loans of the occurrence of the Optional Notice Period and the identity of those parties who may be entitled to be the Terminating Entity.

SECTION 11.03

Procedure Upon Optional Termination or Auction Sale.

(a)

In case of any Optional Termination the Terminating Entity shall, no later than ten (10) days prior to the first day of the Optional Termination Notice Period notify the Trustee and Trust Administrator of such Optional Termination Date and of the applicable purchase price of the Mortgage Loans to be purchased.  Upon the purchase by the Terminating Entity of any Mortgage Loans pursuant to Section 11.01, the Trust Administrator shall notify each Servicer that is servicing any of such Mortgage Loans of such purchase.

(b)

Any purchase of the Mortgage Loans by the Terminating Entity shall be made on an Optional Termination Date by deposit of the applicable purchase price into the Certificate Account, as applicable, before the Distribution Date on which such purchase is effected.  Upon receipt by the Trust Administrator of an Officer’s Certificate of the Terminating Entity certifying as to the deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Terminating Entity execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Terminating Entity  to vest title in the Terminating Entity in the Mortgage Loans so purchased and shall transfer or deliver to the Terminating Entity the purchased Mortgage Loans.  Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trust Administrator subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Terminating Entity.

(c)

Any purchase of the Trust Collateral by the related Auction Purchaser shall be made on an Auction Date by receipt of the Trust Administrator of the related Mortgage Loan Auction Price from the Auction Purchaser, and deposit of the such Mortgage Loan Auction Price into the Certificate Account by the Trust Administrator before the Distribution Date on which such purchase is effected.  Upon deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Auction Purchaser execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Auction Purchaser to vest title in the Auction Purchaser in the Trust Collateral so purchased and shall transfer or deliver to the Auction Purchaser the purchased Trust Collateral.

(d)

Notice of the Distribution Date on which the Trust Administrator anticipates that the final distribution shall be made on a Class of Certificates (whether upon Optional Termination, Auction Sale or otherwise), shall be given promptly by the Trust Administrator by first class mail to Holders of the affected Certificates.  Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date, Auction Date or date of final distribution, as the case may be.  Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

(e)

In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trust Administrator shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

(f)

Notwithstanding anything to the contrary herein, the occurrence of an Optional Termination or Auction Sale shall be subject to, and shall in no way adversely affect (i) the right of WMMSC to continue servicing and collecting its Servicing Fee for any WMMSC Serviced Mortgage Loan that remains outstanding at the time of such Optional Termination or Auction Sale.

SECTION 11.04

Additional Termination Requirements.

(a)

In the event the Terminating Entity exercises an Optional Termination pursuant to Section 11.01(A) or an Auction Sale pursuant to Section 11.01(C), the REMIC holding the Mortgage Loans shall be liquidated in accordance with the following additional requirements, unless the Trustee, the Certificate Insurer and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

within 90 days prior to the final Distribution Date set forth in the notice given by the Trust Administrator under Section 11.03, the Holder of the Class 1-R Certificates or the Class AR-L Certificates, as applicable, shall adopt a plan of complete liquidation of the related Subsidiary REMIC; and

(ii)

at or after the time of adoption of any such plan of complete liquidation for such Subsidiary REMIC and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of such Subsidiary REMIC to the Terminating Entity for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of such REMIC prior to the close of that calendar quarter.

(b)

Upon the exercise of an Optional Termination by the Terminating Entity or upon the occurrence of an Auction Sale, in each case, pursuant to paragraph (a) of this Section if no other Subsidiary REMIC shall remain outstanding following such termination, the Middle REMICs and the Master REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC formed hereby, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

concurrently with the adoption of the plan of complete liquidation of the Subsidiary REMIC, as set forth in paragraph (a) of this Section, the Holder of the Class AR Certificates shall adopt a plan of complete liquidation of the Master REMIC and each Middle REMIC; and

(ii)

at or after the time of adoption of any such plan of complete liquidation for the Master REMIC and each Middle REMIC, and at or prior to the final Distribution Date of the Subsidiary REMIC, the Trustee shall sell all of the assets of the Master REMIC and each Middle REMIC to the Depositor for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of the Master REMIC or either Middle REMIC prior to the close of that calendar quarter.

(c)

By its acceptance of a Residual Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Master REMIC, each Middle REMIC and each Subsidiary REMIC.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01

Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Modification Oversight Agent, the Special Servicer, the Servicers, the Seller, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders,

(i)

to cure any error or ambiguity,

(ii)

to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

(iii)

to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of any REMIC formed hereby as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of any REMIC formed hereby as a REMIC or adversely affect in any material respect the interests of any Certificateholder,

(iv)

in connection with the appointment of a successor servicer, to modify, eliminate or add to any of the servicing provisions, provided the Rating Agencies confirm the rating of the Certificates;

(v)

to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any amendment pursuant to this Section 12.01(a)(v) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates;

(vi)

Notwithstanding any other provision of this Agreement, no amendment shall be made affecting the rights of the Holders of the Class PP or Class 1-P Certificates to receive Assigned Prepayment Premiums, including any amendment to Section 3.22, without the consent of 100% of the Holders of the Class PP and Class 1-P Certificates; or

(vii)

to comply with the provisions of Regulation AB.

(b)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Modification Oversight Agent, the Special Servicer, the Servicers, the Seller, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in Section 11.01(A) relating to optional termination of the Trust Fund, (v) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in the last two paragraphs of Section 11.01 relating to an Auction Sale or (vi) modify the provisions of this Section 12.01.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Notwithstanding the foregoing, the Certificate Insurer’s consent shall be required for any amendment pursuant to either subsection (a) or this subsection (b) that adversely affects in any respect the rights and interests hereunder of the Certificate Insurer or the Certificateholders of the Insured Certificates (without regard to the Policy) as long as there are Insured Certificates outstanding or any Reimbursement Amounts due to the Certificate Insurer.

(c)

Promptly after the execution of any amendment to this Agreement, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

(d)

Prior to the execution of any amendment to this Agreement, each of the Trustee and the Trust Administrator shall receive and be entitled to conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Trust Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Trust Administrator’s own rights, duties or immunities under this Agreement.

(e)

The Master Servicer and the Trust Administrator may consent to any amendment of a Designated Servicing Agreement to make any other provisions with respect to matters or questions arising under such Designated Servicing Agreement or this Agreement that are not materially inconsistent with the provisions of such Designated Servicing Agreement and this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any amendment pursuant to this Section 12.01(e) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

(f)

Neither the Master Servicer nor the Trust Administrator shall consent to any amendment of a Designated Servicing Agreement which shall adversely affect in any material respect the interests of the Holders of a Class of Certificates without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment of a Designated Servicing Agreement, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Promptly after the execution of any amendment to a Designated Servicing Agreement pursuant to this Section 12.01(e) or (f), the Trust Administrator shall furnish, upon written notice of such amendment, written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

Notwithstanding anything to the contrary in this Section 12.01, the Master Servicer, the Special Servicer, the Modification Oversight Agent, the Servicers, the Seller, the Trust Administrator and the Trustee shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

Notwithstanding the foregoing paragraphs, the Yield Maintenance Agreement Counterparty’s prior written consent shall be required for any amendment that adversely affects in any material respect the rights and interests of the Yield Maintenance Agreement Counterparty under this Agreement.

SECTION 12.02

Recordation of Agreement; Counterparts.

(a)

This Agreement (other than Schedule I) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere.  Such recordation, if any, shall be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of the holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor’s expense) to the effect that such non-recordation materially and adversely affects the interests of the Certificateholders.

(b)

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 12.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.04

Intention of Parties.

(a)

It is the express intent of the Depositor, the Seller, the Master Servicer, the Special Servicer, the Modification Oversight Agent, the Servicers, the Trust Administrator and the Trustee that (i) the conveyance by DLJMC of the Mortgage Loans to the Depositor pursuant to the Assignment and Assumption Agreement and (v) the conveyance by the Depositor to the Trustee as provided for in Section 2.01 of each of the Seller’s and Depositor’s right, title and interest in and to the Mortgage Loans be, and be construed as, an absolute sale and assignment by DLJMC to the Depositor and by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders.  Further, it is not intended that any conveyance be deemed to be a pledge of the Mortgage Loans by DLJMC to the Depositor or by the Depositor to the Trustee to secure a debt or other obligation.  However, in the event that the Mortgage Loans are held to be property of DLJMC, or the Depositor, as applicable, or if for any reason the Assignment and Assumption Agreement or this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section 2.01 shall be deemed to be a grant by each of the Seller and the Depositor to the Trustee on behalf of the Certificateholders, to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of the Seller’s and the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, and all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Trustee Mortgage Files, and including any Qualified Substitute Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) the Certificate Account; (D) the Collection Account; (E) all amounts payable after the Cut-off Date to the holders of the Mortgage Loans in accordance with the terms thereof; (F) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; and (G) all cash and non-cash proceeds of any of the foregoing; (iii) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be a “possession by the secured party”, or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-313, 8-313 or 8-321 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  “Secured Obligations” means (i) the rights of each Certificateholder to be paid any amount owed to it under this Agreement and (ii) all other obligations of the Seller and the Depositor under this Agreement and the Assignment and Assumption Agreement.

(b)

The Seller and the Depositor, and, at the Depositor’s direction, the Master Servicer or the Servicers, the Trustee and the Trust Administrator, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority as applicable.  The Depositor shall prepare and file, at the related Servicer’s expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or any Servicer or the Depositor in any Mortgage Loan.

SECTION 12.05

Notices.

In addition to other notices provided under this Agreement, the Trust Administrator shall notify the Rating Agencies in writing: (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is purchased in accordance with this Agreement.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Peter Sack (with a copy to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Bruce Kaiserman), (ii) in the case of the Trustee, the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee, (iii) in the case of Wells Fargo, as Master Servicer and as Trust Administrator, Corporate Trust Office, 9062 Old Annapolis Road, Columbia, MD 21045, Attention: CSMC 2007-3 or such other address as may be hereafter furnished to the Depositor and the Trustee by Wells Fargo in writing, (iv) in the case of DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman (with a copy to DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Pete Sack), or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing, (v) in the case of UMS, Universal Master Servicing, LLC, 200 South Tryon Street, Suite 900, Charlotte, NC 28202, Attention: Michael Schlaff or such other address as may be hereafter furnished to the Depositor and the Trustee by UMS in writing, (vi) in the case of Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, 55 Water Street, New York, New York, Attention: Martin Kennedy, (vii) in the case of Moody’s Investors Service, 99 Church Street, New York, New York 10007, (viii) in the case of Fitch Ratings, One State Street Plaza, New York, New York 10004, (ix)  in the case of the Trust Administrator, the Corporate Trust Office, (x) in the case of SPS, Select Portfolio Servicing, Inc, 3815 South West Temple, Salt Lake City, Utah, Attention: General Counsel, (xi) in the case of Wells Fargo, as a Servicer, to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA  50328-0001, Attention: John Brown, MAC X2302-033, with a copy to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA  50328-0001, Attention: General Counsel MAC X2401-06T, (xii) in the case of WMMSC, to Washington Mutual Mortgage Securities Corp., 1201 Third Avenue, WMT 1706, Seattle, Washington  91801, Attention: Servicing Compliance, with a copy to Washington Mutual Mortgage Securities Corp., 1201 Third Avenue, WMT 1706, Seattle, Washington 98101, Attention: Legal Department or such other address as may be hereafter furnished in writing to the Depositor, the Trust Administrator and the Trustee by WMMSC, (xiii) in the case of any notice or notification required to be delivered by the Trust Administrator to the Depositor pursuant to Article XIII, to Credit Suisse First Boston Mortgage Securities Corporation via facsimile at (917) 362-7936 or via e-mail at bruce.kaiserman@credit-suisse.com and (xiv) in the case of the Certificate Insurer, Financial Security Assurance Inc. 31 West 52nd Street, New York, NY 10019, Attention:  Managing Director – Transaction Oversight, Re: CSMC Mortgage-Backed Trust 2007-3, CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-3, Policy No:  51828-N, Telecopy No.: (212) 339-3518 Confirmation: (212) 826-0100.  Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid.

SECTION 12.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of an Event of Default and of the continuance thereof, as provided herein, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.08

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trust Administrator pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 12.09

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(i)

borrow money or issue debt;

(ii)

merge with another entity, reorganize, liquidate or sell assets; or

(iii)

engage in any business or activities.

Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

SECTION 12.10

Non-Solicitation.

From and after the date of this Agreement, each of the Depositor, the Seller, the Master Servicer, the Servicers (other than WMMSC), the Modification Oversight Agent, the Trust Administrator and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party's behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that neither (i) promotions undertaken by the Depositor, the Seller, the Master Servicer, any Servicer, the Modification Oversight Agent, the Trust Administrator or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contact either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section 12.10, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller, the Master Servicer, a Servicer (other than WMMSC), the Modification Oversight Agent, the Trust Administrator or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

WMMSC covenants and agrees that it shall not take any action to solicit the refinancing of any Mortgage Loan following the date hereof or provide information to any other entity to solicit the refinancing of any Mortgage Loan; provided that, the foregoing shall not preclude WMMSC or any of its affiliates from (a) engaging in general solicitations to its customer base, including by mass mailing or as part of monthly or periodic statements mailed to its borrowers or to holders of deposit or other accounts, (b) engaging in solicitations to the general public, including without limitation by mass mailing, newspaper, radio, television or other media which are not specifically directed toward the Mortgagors, (c) engaging in solicitations of optional insurance or other bank products (not including mortgage loans), (d) refinancing the Mortgage Loan of any Mortgagor who, without solicitation, contacts WMMSC to request the refinancing of the related Mortgage Loan or (e) engaging in any action to solicit the refinancing of any Mortgage Loan to the extent such action would be permitted under the Fannie Mae Selling Guide or the Fannie Mae Servicing Guide, provided that WMMSC agrees that it shall not, in engaging in any such solicitation, specifically target any of the Mortgage Loans.

SECTION 12.11

Rights of the Yield Maintenance Agreement Counterparty.

The Yield Maintenance Agreement Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right to enforce its rights under this Agreement.  For the protection and enforcement of the provisions of this Agreement, the Yield Maintenance Agreement Counterparty shall be entitled to relief as can be given either at law or in equity.

ARTICLE XIII

EXCHANGE ACT REPORTING

SECTION 13.01

Commission Reporting.

The Trust Administrator, each Servicer and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  The Trust Administrator shall prepare on behalf of the Depositor any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and, except as provided herein, the Depositor shall sign and the Trust Administrator shall file (via EDGAR) such Forms on behalf of the Depositor.

Form 10-D and From 10-K require the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 13.02

Form 10-D Reporting

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trust Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit R hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit R hereto, within 5 calendar days after the related Distribution Date, (i) the parties set forth thereon shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible party thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit V hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, the Trust Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review.  The Trust Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor will provide any changes or approval to the Trust Administrator (which may be furnished electronically).  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 13.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trust Administrator.  Each party to this Agreement acknowledges that the performance by the Trust Administrator of its duties under this Section 13.02 related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 13.02.  The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 13.03

Form 10-K Reporting

On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement, the related Custodial Agreements and the related Designated Servicing Agreement, (i) the Item 1123 Certification for each Servicer, each Additional Servicer, the Master Servicer and Trust Administrator as described under Section 13.06, (ii)(A) the Assessment of Compliance with servicing criteria for each Servicer, each Servicing Function Participant, the Master Servicer, Trust Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 13.07, and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 13.08, and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 13.09 (provided, however, that the Trust Administrator, at its discretion may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit W hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit W hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth on Exhibit W shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer,  a notice in the form of Exhibit V hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, the Trust Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 13.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trust Administrator.  If any Item 1123 Certification or Reporting Servicer’s Assessment of Compliance or Accountant’s Attestation is not available as part of such Form 10-K (or a Form 10-K is not required to be filed on behalf of the Trust Fund), the Trust Administrator will make such Item 1123 Certification, Assessment of Compliance or Accountant’s Attestation available to the Certificate Insurer upon request.  The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 13.03 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodians, Designated Servicers and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Article XIII.  The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 13.04

Form 8-K Reporting

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit T hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit T hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, a notice in the form of Exhibit V attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Trust Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 8-K.  No later than noon New York City time on the 4th Business Day after the Reportable Event, the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 13.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 13.04 related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 13.04.  The Trust Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 13.05

Delisting; Amendment; Late Filing of Reports

On or before January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly, but no later than within one business day, notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Monthly Statement), additional Form 10-K or Form 8-K disclosure information, the Trust Administrator will electronically notify the Depositor and the affected parties and the Trust Administrator shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by the Depositor.  The parties to this Agreement acknowledge that the performance by the Trust Administrator and the Master Servicer of its duties under this Section 13.05 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Trust Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 13.06

Annual Statements of Compliance

The Master Servicer, the Trust Administrator, the Modification Oversight Agent and each Servicer shall deliver or otherwise make available (and the Master Servicer, the Trust Administrator, the Modification Oversight Agent and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Trust Administrator on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

The Master Servicer shall include all Item 1123 Certificates received by it from each Servicer with its Item 1123 Certificate to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Additional Servicer engaged by any such party is terminated or resign pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 13.06 or to such applicable agreement, as the case may be, notwithstanding  any such termination, assignment or resignation.

The Master Servicer shall enforce any obligation of any Designated Servicer, to the extent set forth in the related Designated Servicing Agreement, to deliver to the Master Servicer an Item 1123 Certificate as may be required pursuant to the related Designated Servicing Agreement.  The Master Servicer shall include such Item 1123 Certificate with its own Item 1123 Certificate to be submitted to the Trust Administrator, the Depositor and the Trustee pursuant to this Section.

Notwithstanding anything to the contrary in this Section, Wells Fargo in its capacity as a Servicer shall deliver its Item 1123 Certificate to the Master Servicer (only so long as Wells Fargo is the Master Servicer) who in turn will forward such items to the appropriate parties.

SECTION 13.07

Annual Assessments of Compliance

By March 15 of each year, commencing in March 2008, the Master Servicer, the Trust  Administrator, the Modification Oversight Agent and each Servicer, each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Trust Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 13.03, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, each Servicer and the Master Servicer shall each forward to the Trust Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same person).  When the Master Servicer, the Modification Oversight Agent and each Servicer (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Trust Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Section 13.08, of each Servicing Function Participant engaged by it.

Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator, a Servicer, a Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trust Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and on any similar exhibit set forth in each Designated Servicing Agreement in respect of each Designated Servicer and notify the Depositor of any exceptions.  None of such parties will be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Master Servicer shall include all Assessments of Compliance received by it from the Servicers with its own Assessment of Compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 13.07, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Designated Servicers and the Custodians, to the extent set forth in the related Designated Servicing Agreement or Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Designated Servicing Agreement or Custodial Agreement, as applicable.  The Master Servicer shall include such Assessment of Compliance with its own Assessment of Compliance to be submitted to the Trust Administrator and the Trustee pursuant to this Section.

Notwithstanding anything to the contrary in this Section, Wells Fargo, in its capacity as a Servicer shall deliver its Assessment of Compliance to the Master Servicer (only so long as Wells Fargo is the Master Servicer) who in turn will forward such items to the appropriate parties.

SECTION 13.08

Accountant’s Attestation

By March 15 of each year, commencing in 2008, the Master Servicer, the Trust Administrator and each Servicer, each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trust Administrator or a Servicer or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Trust Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such Accountant’s Attestations from the Master Servicer, each Servicer, each Designated Servicer, each Custodian, the Trust Administrator or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Trust Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers with its own Accountant’s Attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, any Custodian, any Servicer or Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 13.08, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Designated Servicers and the Custodians, to the extent set forth in the related Designated Servicing Agreement and the related Custodial Agreement, as applicable, to deliver to the Master Servicer an attestation as may be required pursuant to, the related Designated Servicing Agreement or Custodial Agreement as applicable.  The Master Servicer shall include each such attestation with its own Accountant’s Attestation to be submitted to the Trust Administrator pursuant to this Section.

SECTION 13.09

Sarbanes-Oxley Certification

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), required to be included therewith pursuant to the Sarbanes-Oxley Act.  Each Servicer, the Master Servicer and the Trust Administrator shall provide, and each Servicer, the Master Servicer and the Trust Administrator shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The Depositor shall serve as the Certifying Person on behalf of the Trust.  In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 13.09 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Designated Servicers, to the extent set forth in the related Designated Servicing Agreement, to deliver to the Master Servicer a certification similar to the Back-Up Certification as may be required pursuant to the related Designated Servicing Agreement.

SECTION 13.10

Indemnification

Each party required to deliver an Assessment of Compliance and an Accountant’s Attestation and/or an Item 1123 Certification under Article XIII (each, a “Responsible Party”) shall indemnify and hold harmless the Trust Administrator, the Master Servicer and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Responsible Party of any if its obligations under this Article XIII including particularly its obligation to provide any Back-Up Certification, any Assessment of Compliance and an Accountant’s Attestation and/or an Item 1123 Certification or any information, data or materials required to be included in any 1934 Act report,, (b) any misstatement or omission in any information, data or materials provided by such Responsible Party (or, in the case of the Trust Administrator or Master Servicer, any material misstatement or material omission in (i) any 1123 Certification, Assessment of Compliance or Accountant’s Attestation delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement or (ii) any additional Form 10-D, Form 10-K or Form 8-K disclosure concerning the Master Servicer or the Trust Administrator, or (c) the negligence, bad faith or willful misconduct of such Responsible Party in connection with the performance of any if its obligations hereunder.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Trust Administrator or the Depositor, then each Responsible Party agrees that it shall contribute to the amount paid or payable by Trust Administrator, the Master Servicer or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Master Servicer, the Trust Administrator or the Depositor, as applicable, in such proportion as is appropriate to reflect the relative fault of Trust Administrator or the Depositor, as applicable, on the one hand and such Responsible Party, on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

SECTION 13.11

Exchange Act Reporting by WMMSC

Notwithstanding anything in this Agreement to the contrary, WMMSC shall not be required to cause any Additional Servicer engaged by it to deliver an Item 1123 Certificate under Section 13.06 or to cause any  Servicing Function Participant engaged by it to deliver an Assessment of Compliance, an Accountant’s Attestation or a Back-up Certification under Sections 13.07, 13.08 and 13.09, respectively, in any year in which the Trust is not subject to the reporting requirements of the Exchange Act.

ARTICLE XIV

CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

SECTION 14.01

Exercise of Rights of Holder of the Insured Certificates.

Each of the Depositor, the Master Servicer, the Trust Administrator and the Trustee, and, by accepting its Insured Certificate, each Holder of an Insured Certificate, agrees that unless a Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement without any further consent of the Holders of the Insured Certificates, including, without limitation:  (i) the right to direct foreclosures upon Mortgage Loans upon failure of the Servicer to do so; (ii) the right to require the Seller to repurchase or substitute for Loans pursuant to Section 2.03; (iii) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer pursuant to Section 8.01; (iv) the right to direct the actions of the Trustee during the continuance of an Event of Default pursuant to Section 8.01; (v) the right to consent to or direct any waivers of Events of Default pursuant to Section 8.04; (vi) the right to direct the Trustee to investigate certain matters pursuant to Section 9.02(a)(v); and (vii) the right to remove the Trustee and the Trust Administrator pursuant to Sections 9.07 and 10.07 hereof, respectively.

In addition, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Holder of an Insured Certificate only with the prior written consent of the Certificate Insurer.

SECTION 14.02

Trustee and Trust Administrator to Act Solely with Consent of Certificate Insurer.

Unless a Certificate Insurer Default has occurred and is continuing, neither the Trustee nor the Trust Administrator shall:  (i) agree to any amendment pursuant to Section 12.01 which requires the consent of the Certificateholders or that has an adverse effect on the Certificate Insurer; or (ii) undertake any litigation pursuant to Section 9.02(a)(iii) or Section 10.02(a)(iii), as applicable, at the request or direction of the Certificateholders, without the prior written consent of the Certificate Insurer; provided, however, nothing contained herein shall prohibit or prevent the Trustee and the Trust Administrator from defending itself or the Trust Fund or taking any action related thereto.

SECTION 14.03

Trust Fund and Accounts Held for Benefit of Certificate Insurer.

The Trustee, or the Custodians on the Trustee’s behalf, shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer.

The Master Servicer hereby acknowledges and agrees that it shall master service and administer the related Mortgage Loans and any REO Properties and the Trust Administrator hereby acknowledges and agrees that it shall maintain the Certificate Account, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Section 3.01) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless a Certificate Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 8.03 (other than litigation to enforce their respective rights hereunder or defend themselves against claims made against them) without the prior consent of the Certificate Insurer (which consent shall not be unreasonably withheld or delayed).

SECTION 14.04

Claims Upon the Policy; Policy Payments Account.

(a)

If, at or before 12:00 p.m., New York time, on the second Business Day prior to a Distribution Date, the Trust Administrator determines that the amounts on deposit in the Certificate Account available to be distributed to the Insured Certificates in accordance with Section 4.01 will be insufficient to pay the Guaranteed Distributions (as defined in the Policy) to the Holders of the Insured Certificates for such Distribution Date, the Trust Administrator on behalf of the Trustee shall give notice to the Certificate Insurer and the Fiscal Agent (as defined in the Policy) by telephone, electronic mail or telecopy of the amount of such deficiency.  Such notice of such deficiency shall be confirmed in writing by a notice executed and delivered by the Trust Administrator on behalf of the Trustee in the form set forth as Exhibit A to the Endorsement to the Policy, to the Certificate Insurer at or before 12:00 p.m. New York time on the second Business Day prior to such Distribution Date and will be accompanied by the monthly statement, if available, or such other data as requested, required to be prepared pursuant to the first paragraph of Section 4.04(a) for the Distribution Date for which the claim is made. The Trust Administrator shall forward a copy of each such notice simultaneously to the Certificate Insurer, the Trustee and the Fiscal Agent.    Following Receipt (as defined in the Policy) by the Certificate Insurer of such notice in such form, the Certificate Insurer will pay any amount payable under the Policy on the later to occur of (i) 12:00 noon New York time on the second Business Day following such receipt and (ii) 12:00 noon New York time on the Distribution Date to which such claims relates, as provided in the Endorsement to the Policy.

(b)

The Trustee hereby appoints the Trust Administrator as its agent in connection with the receipt and distribution of all amounts required to be paid by the Certificate Insurer under the Policy and the providing of any notices or claim required to be provided thereunder of which a Responsible Officer of the Trust Administrator has actual knowledge.  To the extent a Responsible Officer of the Trustee has actual knowledge thereof, the Trustee shall give the Trust Administrator prompt written notice of any Guaranteed Distribution (as defined in the Policy) that has been avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law.  The Trust Administrator on behalf of the Trustee shall establish a segregated non-interest bearing trust account for the benefit of Holders of the Insured Certificates and the Certificate Insurer referred to herein as the “Policy Payments Account” over which the Trust Administrator shall have exclusive control and sole right of withdrawal. The Trust Administrator shall deposit any amount paid under the Policy in the Policy Payments Account and distribute such amount only for purposes of payment to Holders of Insured Certificates of the Insured Amounts or any amount in respect of a Preference Claim (as defined in the Policy) for which a claim under the Policy was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund.  Amounts paid under the Policy shall be transferred to the Certificate Account in accordance with the next succeeding paragraph and disbursed by the Trust Administrator to Holders of Insured Certificates entitled to such amounts in accordance with Section 4.01 (or, in the case of an amount in respect of a Preference Claim, to the related Holders of Insured Certificates as contemplated in Section 14.04(d)). It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the other distributions to be made to such Holders pursuant to Section 4.01.  However, the amount of any payment of principal of or interest on the Insured Certificates to be paid from funds transferred from the Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Insured Certificates pursuant to Section 4.04.  Funds held in the Policy Payments Account shall not be invested.

(c)

On any Distribution Date with respect to which a claim has been made under the Policy, the amount of any funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Policy, to the extent required to pay the Insured Amount on such Distribution Date, shall be withdrawn from the Policy Payments Account and deposited in the Certificate Account and applied by the Trust Administrator, directly to the payment in full of the Insured Amount due on the Insured Certificates. Funds received by the Trust Administrator on behalf of the Trustee as a result of any claim under the Policy shall be deposited by the Trust Administrator in the Policy Payments Account and used solely for payment to the Holders of the Insured Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trust Administrator, the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant (and subject to receipt of) to the instructions of the Certificate Insurer, by the end of such Business Day.

(d)

The Trust Administrator shall keep complete and accurate records in respect of (i) all funds remitted to it by the Certificate Insurer and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Insured Certificates and (B) the amount of funds available to make distributions on the Insured Certificates pursuant to Section 4.01. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Trust Administrator.

(e)

The Trust Administrator shall promptly notify the Certificate Insurer of:  (A) the commencement of any proceeding of which a Responsible Officer of the Trust Administrator has actual knowledge by or against the Depositor commenced under the United States bankruptcy code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim of which a Responsible Officer of the Trust Administrator has actual knowledge in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Insured Certificates.  Each Holder of an Insured Certificate, by its purchase of such Certificate, the Master Servicer, the Trust Administrator and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights, if any, of the Master Servicer, Trust Administrator, the Trustee and each Holder of an Insured Certificate in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(f)

The Trustee and the Trust Administrator each acknowledge, and each Holder of an Insured Certificate by its acceptance of the Insured Certificate agrees, that, without the need for any further action on the part of the Certificate Insurer or the Trustee, to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Insured Certificates to receive such principal and interest from the Trust Fund.  The Holders of the Insured Certificates, by acceptance of the Insured Certificates, assign their rights as Holders of the Insured Certificates to the extent of the Certificate Insurer’s interest with respect to amounts paid under the Policy.  Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurer Premium payable to the Certificate Insurer and the Certificate Insurer’s rights, as applicable, as subrogee for payments distributable pursuant to Section 4.01, any payment with respect to distributions to the Insured Certificates which is made with funds received pursuant to the terms of the Policy shall not be considered payment of the Insured Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Certificate Balance of the Insured Certificates within the meaning of Article IV.

(g)

Upon its becoming aware of the occurrence of an Event of Default, the Trust Administrator shall promptly notify the Certificate Insurer of such Event of Default. The Trustee, the Depositor, the Master Servicer and the Trust Administrator shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

(h)

The Master Servicer shall designate a contact person who shall be available within a reasonable period of time to the Certificate Insurer to provide reasonable access to information regarding the Mortgage Loans.

(i)

[Reserved].

(j)

For so long as there is no continuing default by the Certificate Insurer under its obligations under the Policy (a “Certificate Insurer Default”), each Holder of an Insured Certificate agrees that the Certificate Insurer shall be treated by the Depositor, the Servicers, the Master Servicer, the Trust Administrator and the Trustee as if the Certificate Insurer were the Holder of all of the Insured Certificates for the purpose (and solely for the purpose) of the giving of any consent, the making of any direction or the exercise of any voting or other control rights otherwise given to the Holders of the Insured Certificates hereunder.

(k)

With respect to this Article XIII, (i) the term “Receipt” and “Received” shall mean actual delivery to the Certificate Insurer and the Fiscal Agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day.  If any notice or certificate given under the Policy by the Trust Administrator is not in proper form or is not properly completed, executed or deliver, or contains any misstatement, it shall be deemed not to have been Received.  The Certificate Insurer or its Fiscal Agent, if any, shall promptly so advise the Trust Administrator, and the Trust Administrator may submit an amended notice, and (ii) “Business Day” means any day other than (A) a Saturday or Sunday or (B) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Master Servicer, the Trustee or the Trust Administrator is located, are authorized or obligated by law or executive order to be closed.

(l)

Each Certificateholder of an Insured Certificate, by its acceptance of such Insured Certificate or interest therein, hereby acknowledges and agrees that the Policy does not cover Prepayment Interest Shortfalls, Basis Risk Shortfalls or Interest Shortfalls due to the Relief Act nor does the Policy guarantee to the Holders of the Insured Certificates any particular rate of principal payment.  In addition, the Policy does not cover shortfalls, if any, attributable to the liability of the Trust, any REMIC, the Trust Administrator or the Trustee for withholding taxes due on the payments made to the Holders of the Insured Certificates, if any, (including interest and penalties in respect of any liability for withholding taxes) nor (i) any portion of a Guaranteed Distribution due to Holders of any Insured Certificates because a notice and certificate in proper form as required by the Policy was not timely Received by the Certificate Insurer and (ii) any portion of a Guaranteed Distribution due to Holders of any Insured Certificates representing interest on any unpaid interest accrued from and including the date of payment by the Certificate Insurer of the amount of such unpaid interest.   The Policy does not cover any reduction in the amount of the Interest Remittance Amount payable to the Holders of Insured Certificates on any Distribution Date due to the Net Funds Cap for such Insured Certificates being less than the fixed rate in the applicable definition of Pass-Through Rate.

(m)

The Trustee designates, appoints, authorizes and directs the Trust Administrator to administer to, and hold, and receive and make all payments under, the Policy and the Indemnification Agreement on behalf of the Holders of Insured Certificates and the Trustee in accordance with their terms and the provisions of this Agreement, including, without limitation, to deliver on behalf of the Trustee the notices in accordance with Section 14.04(a) and to make, on behalf of and with full power to bind the Trustee, any of the agreements or covenants of the Trustee contained therein. To the extent necessary, this Agreement shall constitute an irrevocable limited power of attorney, coupled with an interest, from the Trustee to the Trust Administrator, to accomplish the foregoing.

SECTION 14.05

Effect of Payments by Certificate Insurer; Subrogation.

Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any Insured Certificate which is made with moneys received pursuant to the terms of the Policy shall not be considered payment of such Insured Certificate from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Insured Certificate within the meaning of Section 4.01. The Depositor, the Master Servicer, Trust Administrator and the Trustee each acknowledge, and each Holder of an Insured Certificate by its acceptance of a such Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer, Trust Administrator or the Trustee (i) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Insured Certificate to the Holder of such Certificate, the Certificate Insurer will be fully subrogated to the rights of such Holder to receive such principal and interest from the Trust Fund and (ii) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

The Trustee, the Trust Administrator and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer’s rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein; provided, however, that neither the Trustee nor the Trust Administrator shall be under any obligation to institute, conduct or defend any litigation hereunder or in relation hereto at the request, direction or order of the Certificate Insurer pursuant to the provisions of this Agreement, unless the Certificate Insurer shall have offered to the Trustee or the Trust Administrator, as applicable, reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.

SECTION 14.06

Notices to Certificate Insurer.

The Trust Administrator will permit the Certificate Insurer access to the website of the Trust Administrator to obtain loan level information with respect to the Mortgage Loans.  The Certificate Insurer shall have the right to request additional information regarding loan level performance and the Trust Administrator shall provide such information as soon as reasonably possible (to the extent the Trust Administrator has such information).  If the Trust Administrator no longer provides information on its website that is comparable to the loan level information being provided as of the date hereof,  the Depositor hereby directs the Trust Administrator to provide, and the Trust Administrator hereby agrees that it shall provide pursuant to such direction, a loan level collateral file containing comparable loan level information.  The Trustee will promptly provide to the Certificate Insurer all certifications of collateral and document delivery on the date required to be provided by it to any other party in its possession.

All notices, statements, reports, certificates or opinions required by this Agreement to be sent to the Certificateholders shall also be sent to the Certificate Insurer.

SECTION 14.07

Third Party Beneficiary.

As long as there are Insured Certificates outstanding or any Reimbursement Amounts due to the Certificate Insurer, the Certificate Insurer shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

SECTION 14.08

Trust Administrator to Hold the Policy.

The Trust Administrator shall hold the Policy in trust as agent for the Holders of the Insured Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (i) the date upon which the Class Principal Balance of the Insured Certificates has been reduced to zero and all Guaranteed Distributions have been made and (ii) the date the Term of This Policy (as defined in the Policy) ends, the Trust Administrator shall surrender the Policy to the Certificate Insurer for cancellation. Neither the Policy nor the amounts paid under the Policy will constitute part of the Trust Fund or assets of any REMIC created by this Agreement. Each Holder of an Insured Certificate, by accepting its Insured Certificate, appoints the Trust Administrator as attorney-in-fact for the purpose of making claims on the Policy.

SECTION 14.09

Termination of Certain of Certificate Insurer’s Rights.

Notwithstanding anything to the contrary anywhere in this Agreement, all rights of the Certificate Insurer, except in the case of any right to indemnification hereunder, shall permanently cease to be operable upon the latest to occur of (A) the date upon which the Certificate Balance of each Insured Certificate has been reduced to zero, the Policy has been returned to the Certificate Insurer and all payments of Insured Amounts have been made, (B) the date the Term of This Policy (as defined in the Policy) ends and (C) the payment in full to the Certificate Insurer of all amounts paid under the Policy plus interest at the Late Payment Rate thereon from the date such payment was made, and any other amounts owing to the Certificate Insurer under this Agreement.

SECTION 14.10

Survival of Indemnification.

Any and all indemnities to be provided by any party to this Agreement shall survive the termination and resignation of any party hereto and the termination of this Agreement.

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Modification Oversight Agent, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the first day of March 2007.

CREDIT SUISSE FIRST BOSTON MORTGAGE

SECURITIES CORP., as Depositor

By:/s/ A. Adam Loskove

Name: A. Adam Loskove

Title: Vice President

DLJ MORTGAGE CAPITAL, INC., as the Seller

By:/s/ Tim Kuo

Name: Tim Kuo

Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By: /s/ Amy Doyle

Name: Amy Doyle

Title: Vice President

SELECT PORTFOLIO SERVICING, INC., as Servicer, Special Servicer and Modification Oversight Agent

By: /s/ Timothy J. O’Brien

Name: Timothy J. O’Brien

Title: Chief Operating Officer

UNIVERSAL MASTER SERVICING LLC, as a Servicer

By: RMS Management Company, LLC

/s/ Michael R. Schlaff

Name: Michael R. Schlaff

Title: Vice President

Washington Mutual Mortgage Securities Corp.,

as  a Servicer

By: /s/ Trisha Lowe

Name: Trisha Lowe

Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Charles F. Pedersen

Name: Charles F. Pedersen

Title: Vice President

WELLS FARGO BANK, N.A., as Servicer

By: /s/ Laurie McGoogan

Name: Laurie McGoogan

Title: Vice President

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On this 26th day of March 2007, before me, personally appeared Adam Loskove, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities  Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ B. Schuyler Edwards_____________

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On the 26th day of March 2007 before me, personally appeared Tim Kuo, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ B. Schuyler Edwards__

Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA

)

: ss.:

COUNTY OF MECKLENBURG

)

On the 29th of March 2007 before me, a Notary Public in and for said State, personally appeared Michael R. Schlaff known to me to be a Vice President of Universal Master Servicing L.L.C., that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Angela D. Rainey________________

Notary Public

[NOTARIAL SEAL]

STATE OF WASHINGTON

)

: ss.:

COUNTY OF KING

)

On the 29th of March 2007 before me, a Notary Public in and for said State, personally appeared Trisha Lowe known to me to be a Vice President of Washington Mutual Mortgage Securities Corp., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_____/s/ Griffin C. Deebach____________

Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA

)

: ss.:

COUNTY OF RAMSEY

)

On the 30th of March 2007 before me, a Notary Public in and for said State, personally appeared Charles F. Pedersen known to me to be a Vice President of U.S. Bank National Association, a New York banking corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

____/s/ Trisha L. Willet_______________

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND                 )

: ss.:

COUNTY OF HOWARD                 )

On the 29th of March 2007 before me, a Notary Public in and for said State, personally appeared Amy Doyle known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_/s/ Jennifer Richardson__________

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND                 )

: ss.:

COUNTY OF FREDERICK             )

On the 27th of March 2007 before me, a Notary Public in and for said State, personally appeared Laurie McGoogan known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

___/s/ Kathryn E. Curtis_______________

Notary Public

[NOTARIAL SEAL]

STATE OF UTAH

)

: ss.:

COUNTY OF SALT LAKE

)

On the 29th of March 2007 before me, a Notary Public in and for said State, personally appeared Timothy O’Brien known to me to be an Chief Operating Officer of Select Portfolio Servicing, Inc., the Utah corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Kristen M. Thompson________

Notary Public

[NOTARIAL SEAL]